OFFERING MEMORANDUM                                        STRICTLY CONFIDENTIAL

                                  $60,000,000
 [LOGO]
                           PHP HEALTHCARE CORPORATION
              6 1/2% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2002

                    Interest payable June 15 and December 15
                                 -------------

    The Debentures are convertible into Common Stock of PHP Healthcare Corporation ("PHP" or the "Company") at any time after the 60th day following the date of original issuance of the Debentures and at or before maturity, unless previously redeemed, at a conversion price of $27.25 per share, subject to adjustment in certain events. On December 13, 1995, the closing price of the Common Stock on the New York Stock Exchange was $22 5/8 per share. The Common Stock is traded under the symbol PPH.

    The Debentures do not provide for a sinking fund. The Debentures are redeemable at the option of the Company, in whole or in part, at the redemption prices set forth in this Offering Memorandum, together with accrued interest, except that no redemption may be made prior to December 17, 1998. Upon a Repurchase Event (as defined herein), each holder of Debentures shall have the right, at the holder's option, to require the Company to repurchase such holder's Debentures at a purchase price equal to 100% of the principal amount thereof, plus accrued interest. See "Description of Debentures -- Certain Rights to Require Repurchase of Debentures."

    The Debentures are unsecured obligations of the Company and are subordinated to all present and future Senior Indebtedness of the Company and will be effectively subordinated to all indebtedness and liabilities of subsidiaries of the Company. The Indenture will not restrict the incurrence of any other indebtedness or liabilities by the Company or its subsidiaries. See "Description of Debentures -- Subordination."

    The Debentures have been designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market. For a description of certain income tax consequences to holders of the Debentures, see "Certain United States Federal Income Tax Consequences."

       SEE "RISK FACTORS" BEGINNING AT PAGE 8 HEREIN FOR CERTAIN INFORMATION
              THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                                 -------------

THE  DEBENTURES AND THE UNDERLYING COMMON  STOCK HAVE NOT BEEN REGISTERED UNDER
 THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD WITHIN
  THE UNITED STATES OR TO U.S. PERSONS  (AS SUCH TERMS ARE DEFINED UNDER  THE
   SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION
    NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND
     APPLICABLE STATE SECURITIES LAWS. ACCORDINGLY, THE DEBENTURES AND THE UNDERLYING COMMON STOCK ARE BEING OFFERED AND SOLD ONLY TO (A)
      "QUALIFIED INSTITUTIONAL BUYERS" (AS DEFINED IN RULE 144A UNDER THE
       SECURITIES ACT) IN COMPLIANCE WITH RULE 144A AND (B) OUTSIDE THE UNITED STATES TO CERTAIN PERSONS IN OFFSHORE TRANSACTIONS IN
       RELIANCE  ON REGULATION  S UNDER THE  SECURITIES ACT. PROSPECTIVE
        PURCHASERS ARE HEREBY NOTIFIED  THAT SELLERS OF THE  DEBENTURES
         AND  THE  UNDERLYING  COMMON  STOCK  MAY  BE  RELYING  ON THE
          EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED  BY
           RULE  144A. SUBJECT TO LIMITED EXCEPTIONS, DEBENTURES AND
            UNDERLYING  COMMON   STOCK   SOLD  IN   RELIANCE   UPON
             REGULATION  S MAY NOT  BE OFFERED OR  SOLD WITHIN THE
              UNITED STATES OR TO U.S. PERSONS (AS SUCH TERMS  ARE
              DEFINED   IN  THE   SECURITIES  ACT).   FOR  CERTAIN
               RESTRICTIONS ON RESALES, SEE "NOTICE TO INVESTORS."

                                                    PRICE TO       DISCOUNTS AND    PROCEEDS TO THE
                                                 INVESTORS (1)    COMMISSIONS (2)     COMPANY (3)
Per Debenture                                         100%              3.0%             97.0%
Total (4)                                         $60,000,000        $1,800,000       $58,200,000

(1)  Plus accrued interest, if any, from the date of issuance.

(2) The Company has agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act. See "Plan of Distribution."

(3)  Before estimated expenses of $500,000 payable by the Company.

(4) The Company has granted the Initial Purchasers an option, exercisable within 30 days of the date hereof, to purchase up to an additional $9,000,000 aggregate principal amount of Debentures on the same terms as set forth above to cover over-allotments, if any. If the Initial Purchasers exercise such option in full, the total Price to Investors, Discounts and Commissions and Proceeds to the Company will be $69,000,000, $2,070,000 and $66,930,000, respectively. See "Plan of Distribution."
                              --------------------

    The Debentures are being offered by the Initial Purchasers named herein, subject to prior sale, when, as and if accepted by them and subject to certain conditions. It is expected that the Debentures will be available for delivery on
or about December 19, 1995 at  the offices of                   , 388  Greenwich
Street, New York, New York 10013.
                                ----------------

December 13, 1995

                        PHP'S INTEGRATED SYSTEM OF CARE

                                 [CHART]

                                 --------------

    THIS OFFERING MEMORANDUM IS HIGHLY CONFIDENTIAL AND HAS BEEN PREPARED SOLELY IN CONNECTION WITH AN OFFERING IN COMPLIANCE WITH CERTAIN EXEMPTIONS UNDER THE SECURITIES ACT FOR THE BENEFIT OF PROSPECTIVE INVESTORS INTERESTED IN THE DEBENTURES AND QUALIFIED TO PURCHASE THE DEBENTURES IN TRANSACTIONS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT. THIS OFFERING MEMORANDUM IS PERSONAL TO THE OFFEREE TO WHOM IT HAS BEEN DELIVERED AND DOES NOT CONSTITUTE AN OFFER TO ANY OTHER PERSON OR TO THE PUBLIC GENERALLY TO SUBSCRIBE FOR OR OTHERWISE ACQUIRE THE DEBENTURES. DISTRIBUTION OF THIS OFFERING MEMORANDUM TO ANY PERSON OTHER THAN THE OFFEREE AND THOSE PERSONS, IF ANY, RETAINED TO ADVISE SUCH OFFEREE WITH RESPECT THERETO IS UNAUTHORIZED AND ANY REPRODUCTION OR DISTRIBUTION OF THIS OFFERING MEMORANDUM, IN WHOLE OR IN PART, AND ANY DISCLOSURE OF ANY OF ITS CONTENTS TO ANY OTHER PERSON, IS PROHIBITED. THIS OFFERING MEMORANDUM, AND ANY OTHER DOCUMENTS REFERRED TO HEREIN WHICH ARE SUBSEQUENTLY PROVIDED TO THE OFFEREE, ARE TO BE RETURNED PROMPTLY IF THE OFFEREE DOES NOT PURCHASE DEBENTURES OR IF THE OFFERING OF THE DEBENTURES IS TERMINATED. SEE "NOTICE TO INVESTORS."

    THE INFORMATION CONTAINED IN THIS OFFERING MEMORANDUM HAS BEEN FURNISHED BY THE COMPANY AND OTHER SOURCES BELIEVED BY IT TO BE RELIABLE. THE INITIAL PURCHASERS HAVE NOT MADE ANY INDEPENDENT INVESTIGATION OF SUCH INFORMATION AND MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF ANY SUCH INFORMATION. THIS OFFERING MEMORANDUM CONTAINS SUMMARIES, BELIEVED TO BE
ACCURATE, OF CERTAIN TERMS OF CERTAIN DOCUMENTS. ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO SUCH DOCUMENTS, COPIES OF WHICH ARE AVAILABLE FROM THE COMPANY UPON REQUEST.

    NEITHER THE COMPANY NOR ANY INITIAL PURCHASER IS MAKING ANY REPRESENTATION TO ANY OFFEREE OR PURCHASER OF THE DEBENTURES REGARDING THE LEGALITY OF AN
INVESTMENT  THEREIN  BY  SUCH  OFFEREE  OR  PURCHASER  UNDER  APPROPRIATE  LEGAL
INVESTMENT OR SIMILAR LAWS. EACH INVESTOR SHOULD CONSULT ITS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THE DEBENTURES.

    THE COMPANY RESERVES THE RIGHT TO WITHDRAW THIS OFFERING OF ANY OR ALL OF THE DEBENTURES AT ANY TIME, AND THE COMPANY AND THE INITIAL PURCHASERS RESERVE THE RIGHT TO REJECT ANY COMMITMENT TO SUBSCRIBE FOR ANY DEBENTURES IN WHOLE OR IN PART AND TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE FULL AMOUNT OF ANY SUCH DEBENTURES SOUGHT BY SUCH INVESTOR. THE INITIAL PURCHASERS AND CERTAIN RELATED ENTITIES MAY ACQUIRE FOR THEIR OWN ACCOUNT A PORTION OF ANY OF THE DEBENTURES.

    THE DISTRIBUTION OF THIS OFFERING MEMORANDUM AND THE OFFER OR SALE OF THE DEBENTURES MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS. PERSONS INTO WHOSE POSSESSION THIS OFFERING MEMORANDUM OR ANY OF THE DEBENTURES COME MUST INFORM THEMSELVES ABOUT, AND OBSERVE, ANY SUCH RESTRICTIONS. SEE "PLAN OF DISTRIBUTION."

    EACH PROSPECTIVE PURCHASER OF THE DEBENTURES MUST COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION IN WHICH IT PURCHASES, OFFERS OR SELLS THE DEBENTURES OR POSSESSES OR DISTRIBUTES THIS OFFERING MEMORANDUM AND MUST OBTAIN ANY CONSENT, APPROVAL OR PERMISSION REQUIRED BY IT FOR THE PURCHASE, OFFER OR SALE BY IT OF THE DEBENTURES UNDER THE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION TO WHICH IT IS SUBJECT OR IN WHICH IT MAKES SUCH PURCHASES, OFFERS OR SALES AND NEITHER THE COMPANY NOR THE INITIAL PURCHASERS SHALL HAVE ANY RESPONSIBILITY THEREFOR.

    IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE DEBENTURES AND THE UNDERLYING COMMON STOCK HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY
AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE SECURITIES OFFERED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF AN INVESTMENT IN THESE SECURITIES FOR AN INDEFINITE PERIOD OF TIME.

    THERE ARE RESTRICTIONS ON THE OFFER AND SALE OF THE DEBENTURES IN THE UNITED KINGDOM. ALL APPLICABLE PROVISIONS OF THE FINANCIAL SERVICES ACT 1986 AND THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995 WITH RESPECT TO ANYTHING DONE BY ANY PERSON IN RELATION TO THE DEBENTURES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM MUST BE COMPLIED WITH. SEE "PLAN OF DISTRIBUTION."

    IN CONNECTION WITH THE OFFERING OF THE SECURITIES MADE HEREBY, THE INITIAL PURCHASERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY OR THE DEBENTURES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS IN THE COMMON STOCK MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

    NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE REVISED STATUTES ANNOTATED, 1955, AS AMENDED ("RSA"), WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA CHAPTER 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                       NOTICE TO NORTH CAROLINA RESIDENTS

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.
                            ------------------------

UNLESS OTHERWISE INDICATED, ALL FINANCIAL INFORMATION, SHARES AND PER SHARE DATA IN THIS OFFERING MEMORANDUM ASSUMES (I) NO EXERCISE OF OUTSTANDING OPTIONS OR WARRANTS TO PURCHASE SHARES OF COMMON STOCK, (II) NO EXERCISE OF CONVERSION RIGHTS UNDER OUTSTANDING CONVERTIBLE SECURITIES, AND (III) NO EXERCISE OF THE INITIAL PURCHASERS' OVER-ALLOTMENT OPTION. ALL SHARE AND PER SHARE DATA HAS BEEN RESTATED TO REFLECT THE FIVE-FOR-FOUR STOCK SPLIT EFFECTED IN THE FORM OF A 25% STOCK DIVIDEND DISTRIBUTED ON FEBRUARY 25, 1991, AND THE TWO-FOR-ONE STOCK SPLIT EFFECTED IN THE FORM OF A 100% STOCK DIVIDEND DISTRIBUTED ON NOVEMBER 20, 1995.

                          OFFERING MEMORANDUM SUMMARY

    THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS OFFERING MEMORANDUM OR INCORPORATED BY REFERENCE HEREIN. SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED BY PROSPECTIVE INVESTORS.

                                  THE COMPANY

    PHP Healthcare Corporation ("PHP" or the "Company") designs, develops and operates patient-oriented Integrated Systems of Care ("ISOCs") which serve the needs of managed care organizations, self-insured employers, health care providers and provider systems, and government agencies. The Company develops and operates each integrated system by: (i) developing and maintaining a network of physicians, hospitals, and other providers; (ii) organizing and managing the individual and group practices of physicians who participate in the network;
(iii) operating information systems to coordinate and integrate the services, measure outcomes, and provide financial results of the system; and (iv) entering into contracts with various third party payors, such as health maintenance organizations ("HMOs"), insurers, or employee health benefit plans on behalf of the network. The Company manages 15 ISOCs for its clients and has two more ISOCs under development, owns a 30,000-member Medicaid HMO primarily serving the District of Columbia, and manages inpatient and outpatient health care services under 34 government contracts, providing care in over 70 health care facilities. As of October 31, 1995, the Company contracted with or employed over 3,000 physicians.

    The Health Care Financing Administration has estimated that national health spending in 1994 was approximately $1 trillion. Health care in the United States historically has been delivered through a fragmented system of health care providers on a fee-for-service basis which provides few incentives for the efficient utilization of resources and has contributed to increases in health care costs. Employers, insurance companies and government agencies have increasingly turned to managed care in an attempt to effectively manage the costs of health care. This focus on cost-containment and the shift to managed care is forcing hospital and physician providers to seek ways to organize themselves into more efficient health care delivery systems. At the same time, payors and their intermediaries, including HMOs and governmental entities, are seeking to contract with organized networks that can provide a full array of health care services. To achieve this, many payors and their intermediaries, including HMOs and governmental entities, are increasingly looking to outside companies which offer skilled management and advanced information systems. In addition, these payors and intermediaries often seek to share the risk of providing services through capitation arrangements which provide for fixed payments for patient care over a specified period of time.

    The Company's strategy is to meet the needs of a changing health care market by developing integrated systems of care which the Company believes enables it to deliver high quality, cost-effective medical services in a managed care environment. The key elements of this strategy are as follows: (i) focus on managed care; (ii) create and develop fully integrated health care delivery networks; (iii) utilize information systems to enhance cost-effectiveness and clinical outcomes; (iv) focus on primary care physicians who represent the initial point of access into an integrated health care delivery system; (v) design patient-oriented programs; and (vi) develop new markets through selective acquisitions and joint ventures.

                                  THE OFFERING

Securities Offered................  $60,000,000  principal  amount  of  6  1/2%  Convertible
                                    Subordinated Debentures due 2002 (the "Debentures").
Payment of Interest...............  June 15 and December 15, commencing June 15, 1996.
Conversion........................  Convertible into  Common Stock  of  the Company  at  the option  of the  holder at  any time  after the  60th day
                                    following  the  date   of  original   issuance  of   the
                                    Debentures  and at or before maturity, unless previously
                                    redeemed, at  $27.25 per  share, subject  to  adjustment
                                    upon the occurrence of certain events.
Subordination.....................  Subordinated   to   all   present   and   future  Senior
                                    Indebtedness (as defined) of the Company and effectively
                                    subordinated to all  indebtedness and other  liabilities
                                    of subsidiaries of the Company. At October 31, 1995, the
                                    aggregate  amount of Senior Indebtedness outstanding and
                                    the  aggregate   amount   of  indebtedness   and   other
                                    liabilities of the Company and its subsidiaries to which
                                    the   Debentures   are   effectively   subordinated  was
                                    approximately $42.8 million.  See "Capitalization."  The
                                    indenture  contains no  limitation on  the incurrence of
                                    indebtedness or other liabilities by the Company and its
                                    subsidiaries.
Redemption........................  Redeemable in whole  or in  part, at the  option of  the
                                    Company,  at  the  redemption prices  set  forth herein,
                                    together  with   accrued   interest,  except   that   no
                                    redemption may be made prior to December 17, 1998.
Redemption at Holder's Option.....  In  the event that there  shall occur a Repurchase Event
                                    (as defined), each holder  of the Debentures shall  have
                                    the  right,  at  the  holder's  option,  to  require the
                                    Company to repurchase such  holder's Debentures at  100%
                                    of  their principal  amount, plus  accrued interest. The
                                    term  Repurchase  Event   is  limited  to   transactions
                                    involving  a  Change  in  Control  or  a  Termination of
                                    Trading (each as  defined), and does  not include  other
                                    events   that  might  adversely   affect  the  financial
                                    condition of the Company or result in a downgrade in the
                                    credit rating of the  Debentures. The Company's  ability
                                    to  repurchase  the  Debentures  following  a Repurchase
                                    Event is dependent upon the Company's having  sufficient
                                    funds  and may be limited by  the terms of the Company's
                                    Senior Indebtedness or  the subordination provisions  of
                                    the  Indenture. There  is no assurance  that the Company
                                    will be  able  to  repurchase the  Debentures  upon  the
                                    occurrence of a Repurchase Event.
Registration Rights...............  The  Company has agreed to  file with the Securities and
                                    Exchange Commission  (the "Commission")  a  registration
                                    statement  (the  "Shelf  Registration  Statement")  with
                                    respect to  the  Debentures and  the  underlying  Common
                                    Stock.  See "Description  of Debentures  -- Registration
                                    Rights; Liquidated Damages."
Notice to Investors...............  Transfers of the Debentures  will be subject to  certain restrictions. See "Notice to Investors."
Use of Proceeds...................  The net proceeds from the sale of the Debentures will be used  to repay  indebtedness, to  fund expansion  of the
                                    Company's  Commercial  Managed   Health  Care   Services
                                    Division  and for general  corporate purposes, including
                                    working capital  and  possible  acquisitions  and  joint
                                    ventures. See "Use of Proceeds."

             SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                                                                                          SIX MONTHS
                                                                                                      ENDED OCTOBER 31,
                                                              YEAR ENDED APRIL 30,
                                              -----------------------------------------------------  --------------------
                                                1991       1992       1993       1994       1995       1994       1995
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                             (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS,
                                                                      RATIOS AND OPERATING DATA)
STATEMENT OF OPERATIONS DATA:
Revenues....................................  $  95,323  $ 117,790  $ 126,026  $ 148,683  $ 204,131  $  91,818  $  95,047
Direct costs................................     79,958    100,813    116,840    140,397    182,053     80,867     76,794
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Gross profit..............................     15,365     16,977      9,186      8,286     22,078     10,951     18,253
General and administrative expenses.........      8,293     10,093     13,201     16,936     19,660      9,593     13,932
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Operating income (loss)...................      7,072      6,884     (4,015)    (8,650)     2,418      1,358      4,321
Other income (expense):
  Interest expense..........................     (1,061)      (283)    (1,071)    (3,288)    (2,209)    (1,384)    (1,098)
  Interest income...........................         --        409         74        186        422        209        404
  Miscellaneous income (expense)............        139         25       (325)      (504)     1,015        371         69
  Minority interest in earnings (losses) of
   subsidiaries.............................         --         39       (225)      (213)      (159)      (159)        --
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Earnings (loss) before income taxes.......      6,150      7,074     (5,562)   (12,469)     1,487        395      3,696
Income tax expense (benefit)................      2,415      2,807     (1,806)    (3,135)       535        142      1,442
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Net earnings (loss).......................  $   3,735  $   4,267  $  (3,756) $  (9,334) $     952  $     253  $   2,254
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net earnings (loss) per common share, fully
 diluted....................................  $    0.44  $    0.42  $   (0.38) $   (0.93) $    0.08  $    0.02  $    0.17
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
Weighted average number of common shares
 outstanding, fully diluted.................      8,460     10,086      9,996     10,116     11,910     10,856     13,563
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                              ---------  ---------  ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges (1)......       4.36x      7.15x     (1.58)x     (1.89)x      1.41x      1.21x      3.24x
Ratio of EBITDA to interest expense (2).....       8.85x     33.99x     (1.43)x     (1.53)x      3.21x      2.58x      6.16x

                                                                    As of April 30,                      As of October 31,
                                                 -----------------------------------------------------  --------------------
OPERATING DATA:                                    1991       1992       1993       1994       1995       1994       1995
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
Physicians employed or contracted..............        318        333        346      1,462      2,120      2,200      3,452
Health care support and administrative staff...      2,500      2,800      2,900      2,700      2,700      2,700      3,100
ISOCs operating or under development...........          1          1          3         13         15         14         17
Divisional Revenues as a % of Total Revenues
 (3)
  Commercial...................................        1.0%       1.0%       6.8%      29.0%      50.1%      43.0%      49.4%
  Government...................................       99.0%      99.0%      93.2%      68.8%      49.7%      56.5%      50.6%

OPERATING DATA:
Physicians employed or contracted..............
Health care support and administrative staff...
ISOCs operating or under development...........
Divisional Revenues as a % of Total Revenues
 (3)
  Commercial...................................
  Government...................................

                                                                                         AS OF OCTOBER 31, 1995
                                                                                       --------------------------
BALANCE SHEET DATA:                                                                     ACTUAL    AS ADJUSTED (4)
                                                                                       ---------  ---------------
Working capital......................................................................  $  16,054     $  53,889
Total assets.........................................................................     79,849       118,616
Short-term debt......................................................................      2,213           845
Long-term debt.......................................................................     22,078        62,213
Stockholders' equity.................................................................     22,693        22,693

------------------------------
(1) The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings from continuing operations before income taxes, minority interest and extraordinary items plus fixed charges. Fixed charges consist of interest expense, amortization of financing costs and the estimated interest component of rent expense.

(2) EBITDA represents earnings from continuing operations before interest expense, income taxes, depreciation and amortization and extraordinary items. EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring a company's ability to service its debt; however, EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles, should not be considered as a substitute for net earnings as an indicator of the Company's operating performance or cash flow as a measure of liquidity, and should be examined in conjunction with the Consolidated Financial Statements of the Company included elsewhere herein.

(3)  For the year ended April 30 or the six months ended October 31.

(4) Adjusted to reflect the sale of the Debentures offered hereby and the application of the net proceeds therefrom as described under "Use of Proceeds."

                                  RISK FACTORS

    In addition to the other information contained in this Offering Memorandum and in the documents incorporated herein by reference, prospective purchasers of the Debentures should carefully consider the factors set forth below before purchasing the Debentures.

RECENT ENTRY INTO COMMERCIAL MANAGED HEALTH CARE MARKET

    Until fiscal 1994, PHP operated almost exclusively as a provider of health care services to federal, state and local government agencies. During the past two fiscal years, however, the Company has invested significant resources in developing its ISOC product for the commercial managed health care market in order to refocus its business from that of a government contractor to a full service managed care company. There can be no assurance that the Company's strategy will continue to be successful or that modifications to its strategy will not be required.

HISTORICAL LOSSES

    The Company reported net losses of $3,756,000 and $9,334,000 for the fiscal years ended April 30, 1993 and 1994, respectively. Although the Company was profitable for the fiscal year ended April 30, 1995 and for the six months ended October 31, 1995, there can be no assurance that it will continue to operate profitably, or have earnings or cash flow sufficient to comply with the financial covenants to which it is subject or to cover its fixed charges, including those attributable to the Debentures. As a consequence of the losses reported in fiscal 1993 and 1994, the Company failed to comply with certain financial covenants under its credit agreement. The Company obtained waivers for such noncompliance and the Company's bank modified the applicable financial covenants. In the future, any failure by the Company to comply with the financial covenants contained in its credit agreement (or in any replacement credit facility) could result in a default under such facility which could have the effect of blocking payments on the Debentures and could have a material adverse effect on the Company's business, financial condition and results of operations. See "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Conditions and Results of Operations."

DEPENDENCE ON CERTAIN CONTRACTS

    For the year ended April 30, 1995, and for the six months ended October 31, 1995, 39% and 38%, respectively, of the Company's revenues, and an even greater percentage of the Company's gross profits, were derived from two contracts. These contracts are with the District of Columbia Department of Human Services (concerning the Company's Medicaid HMO in the District of Columbia) and with Medigroup, Inc., a wholly owned subsidiary of Blue Cross and Blue Shield of New Jersey, Inc. ("BCBSNJ") (concerning the development and management of ten ISOCs in New Jersey), and accounted for 22% and 17%, respectively, of the Company's revenues in fiscal 1995. For the six months ended October 31, 1995, revenues derived from these contracts represented 29% and 9%, respectively, of the Company's revenue. The loss of either of these contracts would have a material adverse effect on the Company's business, financial condition and results of operations.

    The agreement with BCBSNJ provides BCBSNJ the right to terminate the agreement upon 90 days notice without cause upon the payment of a termination fee to the Company. The agreement also contains provisions permitting termination by BCBSNJ for cause in the event of a material breach by PHP or upon the occurrence of certain other circumstances, including PHP's failure to cause all ten centers to be fully operational by March 31, 1995. Although nine of the ten centers were fully operational by March 31, 1995, one center was not fully operational until September 1995. See "Business -- Operations -- Commercial Managed Health Care Services." The Company believes, for various reasons, that BCBSNJ may not validly terminate the agreement based upon the date of completion of the tenth center. The parties have also discussed the possibility of renegotiating the agreement or otherwise altering their relationship on a mutually agreeable basis, although no specific proposal is presently under consideration. There can be no assurance that BCBSNJ will not seek to terminate the agreement based upon the date of completion of the tenth center or on any other basis or that, if BCBSNJ does seek to do so, the Company will be successful in preventing such a termination.

    The Company's accounts receivable as of October 31, 1995 include amounts due from the District of Columbia Department of Human Services and the United States Department of Health and Human Services as follows: approximately $8,000,000 related to the cost settlement for the three-year contract period ended September 30, 1994, and approximately $3,000,000 related to the cost settlement for the one-year contract period ended September 30, 1995. These amounts are subject to audit and the audits are expected to be completed during the current fiscal year. In addition, as a result of the current federal budget and the District of Columbia's fiscal difficulties, the Company has past due amounts from the District of Columbia and the Department of Health and Human Services of approximately $4.3 million due November 1, 1995, and an additional $4.3 million due December 1, 1995. The Company cannot predict when or whether these amounts will be paid. The failure of the Company to collect these amounts would have a material adverse effect on the Company's business, financial condition and results of operations.

CAPITATED NATURE OF REVENUE

    The Company provides a portion of its services on a capitated basis, and the Company intends to negotiate additional capitated agreements with managed care organizations or assume such contracts in connection with its affiliation with primary care practices. Such contracts, typically referred to as "shared risk" contracts, are arrangements between the Company and a managed care organization under which the Company agrees to provide certain health care services, as required by members of such managed care organization, in exchange for a fixed fee per member per month. Under these contracts, the Company bears the risk that the cost of the services it is required to provide will exceed the fixed fees it is entitled to receive. In order for such shared-risk contracts to be profitable for the Company, the Company must effectively manage the utilization rate of primary care services, specialty physician services, and hospital services delivered to members of the managed care organization. There can be no assurance that the Company will receive fees under such shared-risk arrangements which will permit it to recover the costs of the health care services it will be required to provide.

DEPENDENCE ON PRIMARY CARE PHYSICIANS

    Primary care physicians are a key operating component of the Company's integrated system of care. The Company competes for exclusive primary care physician affiliations with a variety of systems including group practices, individual practice associations ("IPAs"), health maintenance organizations
("HMOs"), practice management companies and hospitals. Most primary care physicians have traditionally practiced independently or in small single specialty groups. The competitive and operational disadvantages to the physician of this type of practice structure have compelled many of these physicians to evaluate alternatives. The process of negotiating these affiliations is often competitive, complex and time consuming. There can be no assurance that the Company will continue to be able to identify and secure affiliations with a sufficient number of primary care physicians to operate its ISOCs effectively.

LIMITATIONS ON REIMBURSEMENT

    A major portion of the Company's revenues are derived from third party payors, such as governmental programs, private insurance plans and managed care organizations. In particular, for the year ended April 30, 1995 and the six months ended October 31, 1995, approximately 22% and 29%, respectively, of the Company's revenues were derived from the Medicaid program, a cooperative state-federal program for medical assistance to the needy. Reflecting a trend in the health care industry, third party payors increasingly are negotiating with health care providers such as the Company concerning the prices charged for medical services, with the goal of lowering reimbursement and utilization rates. There can be no assurance that any future reduction in reimbursement rates would be offset through enhanced operating efficiencies, or that any such enhancement of operating efficiencies would occur. Third party payors may also deny reimbursement if they determine that a treatment was not performed in accordance with the cost-effective treatment methods established by such payors, was experimental, or for other reasons. In addition, funding for governmental programs, such as Medicaid, is under increased scrutiny.

    The U.S. Congress has passed a fiscal year 1996 budget reconciliation bill that provides for reductions in the rate of spending increases over the next seven years of approximately $270 billion in the Medicare program and $165 billion in the Medicaid program. The bill provides for, among other things, converting the federal share of the Medicaid program to a block grant and gradually reducing the overall growth of the federal share from approximately ten percent annually to approximately four percent by fiscal year 2000. The annual increase in the federal share would vary from state to state based on a variety of factors. Although the initial reconciliation bill was vetoed by the President, no assurance can be given that reductions in the rate of increase in spending for these programs, if ultimately signed into law, would not have a material adverse effect on the Company's operations. Any loss of revenue caused by trends in the health care industry toward cost containment and oversight could have a material adverse effect on the Company's business.

MANAGEMENT INFORMATION SYSTEMS

    The Company's management information systems are critical to its ability to manage care efficiently and to be competitive in the market. The Company relies on these systems to support practice operations and to facilitate the management and monitoring of clinical performance. Clinical guidelines, practice protocols, case management and utilization review systems are all essential to the Company's ability to secure, and operate profitably under, capitated and shared-risk contracts. There can be no assurance that the Company will be able to refine and enhance these systems to keep them current and competitive.

DEPENDENCE ON GOVERNMENT CONTRACTS

    Contracts with various federal, state and local government agencies (excluding agreements concerning the Company's Medicaid HMO in the District of Columbia) account for approximately 50% of the Company's revenues. These contracts are obtained primarily through the competitive bidding process as governed by applicable federal and state statutes and regulations, and generally may be modified or terminated for the convenience of the government agency at any time during the term of the contract. Contracts are generally awarded for a base period of less than one year and corresponding with the government agency's fiscal year, have two-to-four one-year renewals at the option of the government agency, and are subject to appropriation of funds annually by the appropriate legislative body. There is, therefore, no assurance that the Company will be able to retain its contracts or, if retained, that all of such contracts will be fully funded.

    Under the competitive bidding process, unsuccessful bidders may protest the award of a contract to another bidder in accordance with a government appeals process if they believe the award was improper. Such protests could result in the rebidding, delay or loss of contracts. In addition, contracts with government agencies are generally complex in nature and subject contractors to extensive regulation under federal, state and local law. For example, government contractors are subject to audits which can result in adjustments to contract costs and fees.

    The Company believes that it has complied in all material respects with applicable government regulations. In certain circumstances in which a contractor has not complied with the terms of a contract or with regulations or statutes, the contractor may be debarred or suspended from obtaining future contracts for a specified period of time. Any such suspension or debarment of the Company could have a material adverse effect upon the Company's business.

DEPENDENCE ON KEY PERSONNEL

    The Company is highly dependent on the skill and efforts of its senior management. The loss of key management personnel or the inability to attract, retain and motivate sufficient numbers of qualified management personnel could adversely affect the Company's business.

COMPETITION

    The managed care industry is highly competitive and is subject to continuing changes in how services are provided and how providers are selected and paid. Increased enrollment in prepaid health care plans due to health care reform or for other reasons, increased participation by physicians in group practices and other factors may attract new entrants into the managed care industry and result in increased competition for the Company. Certain of the Company's competitors are significantly larger and better capitalized, provide a wider variety of services, may have greater experience in providing health care management services and may have longer established relationships with payors.

EXPOSURE TO PROFESSIONAL LIABILITY

    Due to the nature of the Company's business, there are asserted from time to time medical malpractice lawsuits and other claims against the Company, some of which are currently pending, which subjects the Company to the attendant risk of substantial damage awards. The most significant source of potential liability in this regard is the negligence of physicians employed or contracted by the Company. To the extent such physicians are employees of the Company or were regarded as agents of the Company in the practice of medicine, the Company would, in most instances, be held liable for their negligence. In addition, the Company could be found in certain instances to have been negligent in performing its management services under contractual arrangements, even if no agency relationship with the physician were found to exist. In some cases, the Company's contracts with hospitals and third party payors require the Company to indemnify such other parties for losses resulting from the negligence of physicians who were employed or managed by or affiliated with the Company.

    The Company maintains professional and general liability insurance on a claims made basis in amounts deemed appropriate by management, based on historical claims and the nature and risks of its business. There can be no assurances, however, that an existing or future claim or claims will not exceed the limits of available insurance coverage, that any insurer will remain solvent and able to meet its obligations to provide coverage for any such claim or claims or that such coverage will continue to be available or available with sufficient limits and at a reasonable cost to adequately and economically insure the Company's operations in the future. A judgment against the Company in excess of such coverage could have a material adverse effect on the Company.

HEALTH CARE REGULATION

    The health care industry is subject to extensive federal regulation relating to licensure, conduct of operations and prices for services.

    The laws of many states prohibit physicians from splitting fees with non-physicians and prohibit non-physician entities from practicing medicine. These laws vary from state to state, have been subject to limited judicial and regulatory interpretation, and are enforced by the courts and by regulatory authorities with broad discretion. Although the Company seeks to structure its operations so as to comply with these laws, there can be no assurance that the Company's present or future operations will not be successfully challenged as violating, or determined to have violated, such laws, or that the enforceability of the provisions of agreements governing such operations will not be limited. Any such result could have a material adverse effect on the Company.

    The laws in most states also regulate the business of insurance and the operation of HMOs. Many states also regulate the establishment and operation of networks of health care providers. Although the Company seeks to structure its operations so as to comply with these laws in the states in which it does business, there can be no assurance that future interpretations of insurance laws and health care network laws by the regulatory authorities in these states or in the states into which the Company may expand will not require licensure or a restructuring of some or all of the Company's operations. The Company's Medicaid HMO is not presently subject to licensure requirements in the District of Columbia. However, legislation has been proposed which would require the licensure of HMOs in the District of Columbia and subject the Company to additional regulatory requirements. The Company is unable to predict what HMO legislation or regulation, if any, will be adopted in the District of Columbia and what effect, if any, such legislation or regulation would have on the Company's business. No assurance can be given that future HMO legislation or regulation in the District of Columbia or in other states will not have a material adverse effect on the Company's business, financial condition or results of operation.

    Anti-fraud and abuse amendments codified under the Social Security Act of 1935, as amended (the "Social Security Act"), prohibit certain business practices and relationships that may affect the provision and cost of health care services reimbursable under the Medicare and Medicaid programs. These amendments include anti-kickback provisions prohibiting the solicitation, payment, receipt or offering of any direct or indirect remuneration for the referral of Medicare or Medicaid patients or for the ordering or providing of Medicare or Medicaid covered services, items or equipment. Sanctions for violating the anti-kickback provisions include criminal penalties and civil sanctions, including fines and possible exclusion from the Medicare and Medicaid programs. In addition, Section 1877 of the Social Security Act (the "Stark law") restricts physician referrals to certain providers, including hospitals, with which they have a financial arrangement. Sanctions for violation of the Stark law include civil money penalties and exclusion from the Medicare and Medicaid programs. The Stark law and the anti-kickback provisions of the Social Security Act are broadly worded and often vague, and the future interpretation of these provisions and their applicability to the Company's operations cannot be predicted with certainty. Although the Company seeks to arrange its business relationships so as to comply with these laws, there can be no assurance that the Company's present or future operations will not be accused of violating, or be determined to have violated, such provisions. Any such result could have a material adverse effect on the Company. See "Business -- Health Care Regulation."

HEALTH CARE REFORM

    In recent years, an increasing number of legislative proposals have been introduced in Congress and in some state legislatures that would effect major changes in the health care system, either nationally or at the state level. The Company is unable to predict what health care reform legislation, if any, will be adopted and what effect, if any, such legislation may have on the Company's business. No assurance can be given that future health care reform legislation will not have a material adverse effect on the Company's business, financial condition or results of operations.

    Provisions in the fiscal year 1996 reconciliation bill passed by Congress, if signed into law, would eliminate the federally mandated individual entitlement to Medicaid benefits and give the states wide latitude in setting eligibility standards and benefit levels. In addition, the bill would reduce for a number of states the level of state spending necessary to qualify for the maximum federal matching. Such changes, if adopted, could result in a reduction in the number of individuals participating in the Medicaid program. No assurance can be given that such changes would not have a material adverse effect on the Company's business.

SUBSTANTIAL INDEBTEDNESS

    The Company's indebtedness is substantial in relation to its stockholders' equity. At October 31, 1995, the Company's total long-term debt, net of current portion, accounted for 49% of its total capitalization. As adjusted to give effect to the offering being made hereby and the application of the estimated net proceeds therefrom as described under the caption "Use of Proceeds," such debt accounted for 73% of the Company's total capitalization. See "Capitalization."

SUBORDINATION OF DEBENTURES

    The Debentures are subordinate in right of payment to all current and future Senior Indebtedness of the Company. Senior Indebtedness includes all secured indebtedness of the Company (other than claims of trade creditors of the Company), whether existing on or created or incurred after the date of the issuance of the Debentures, that is not made subordinate to or pari passu with the Debentures by the instrument creating the indebtedness. At October 31, 1995, the aggregate amount of Senior Indebtedness outstanding and the aggregate amount of indebtedness and other liabilities of the Company and its subsidiaries to which the Debentures are effectively subordinated was approximately $42.8 million. As of October 31, 1995, after giving effect to the repayment of $21.2 million of indebtedness with proceeds from this offering, the Company will have approximately $21.5 million of indebtedness outstanding which constitutes Senior Indebtedness or to which the Debentures are effectively subordinated. The Indenture does not limit the amount of additional indebtedness, including Senior Indebtedness, which the Company can create, incur, assume or guarantee. By reason of such subordination of the Debentures, in the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of the Company or upon a default in payment with respect to any Senior Indebtedness of the Company or an event of default with respect to such indebtedness resulting in the acceleration thereof, the assets of the Company will be available to pay the amounts due on the Debentures only after all Senior Indebtedness of the Company has been paid in full. In addition, holders of the Debentures are effectively subordinated to the claims of creditors of the Company's subsidiaries. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of any subsidiary of the Company, creditors of such subsidiary generally will have the right to be paid in full before any distribution is made to the Company or the holders of the Debentures.

LIMITATIONS ON REPURCHASE OF DEBENTURES UPON A REPURCHASE EVENT

    In the event of a Repurchase Event, which includes a Change in Control and a Termination of Trading (each as defined herein) each holder of Debentures will have the right, at the holder's option, to require the Company to repurchase all or a portion of such holder's Debentures at a purchase price equal to 100% of the principal amount thereof plus accrued interest to the repurchase date. The Company's ability to repurchase the Debentures upon a Repurchase Event may be limited by the terms of the Company's Senior Indebtedness and the subordination provisions of the Indenture. Further, the ability of the Company to repurchase Debentures upon a Repurchase Event will be dependent on the availability of sufficient funds and compliance with applicable securities laws. Accordingly, there can be no assurance that the Company will be able to repurchase the Debentures upon a Repurchase Event. The term "Repurchase Event" is limited to certain specified transactions and may not include other events that might adversely affect the financial condition of the Company or result in a downgrade of the credit rating of the Debentures, nor would the requirement that the Company offer to repurchase the Debentures upon a Repurchase Event necessarily afford holders of the Debentures protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving the Company. See "Description of Debentures."

ABSENCE OF PUBLIC MARKET

    The Debentures have not been registered under the Securities Act and will be subject to significant restrictions on resale. See "Notice to Investors." There is no existing market for the Debentures and there can be no assurance as to the liquidity of any markets that may develop for the Debentures, the ability of the holders to sell their Debentures or the price at which holders of the Debentures may be able to sell their Debentures. Future trading prices of the Debentures will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results, the price of the Common Stock and the market for similar securities. The Initial Purchasers have informed the Company that the Initial Purchasers intend to make a market in the Debentures offered hereby; however, the Initial Purchasers are not obligated to do so and any such market making activity may be terminated at any time without notice to the holders of the Debentures. See "Description of the Debentures -- Registrations Rights; Liquidated Damages." The Debentures are eligible for trading in the PORTAL Market; however, the Company does not intend to apply for listing of the Debentures on any securities exchange.

POSSIBLE VOLATILITY OF STOCK PRICE

    The market price of the Common Stock has experienced a high degree of volatility. There can be no assurance that such volatility will not continue or become more pronounced. In addition, recently the stock market has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of the Common Stock without regard to the operating performance of the Company. The Company believes that factors such as quarterly fluctuations in the financial results of the Company or its competitors and general conditions in the industry, the overall economy and the financial markets could cause the price of the Common Stock to fluctuate substantially.

CONTROL BY MANAGEMENT AND CERTAIN STOCKHOLDERS

    Certain of the Company's executive officers and directors and related entities (collectively, the "Voting Group") currently hold an aggregate of approximately 25% of the outstanding Common Stock (excluding shares issuable upon the exercise of options or the conversion of convertible securities) and have entered into a voting agreement (the "Voting Agreement") under which they have agreed to act together under certain circumstances. Upon completion of this offering, assuming full conversion of the Debentures, the Voting Group will hold approximately 21% of the outstanding Common Stock. The Voting Agreement currently provides that it will terminate on October 7, 1996. If the Voting Group acts together, they may exercise a controlling influence over the outcome of matters submitted to the Company's stockholders for approval. Moreover, the Voting Group collectively may have the power to delay, defer or prevent a change in control of the Company.

ANTI-TAKEOVER EFFECT OF DELAWARE LAW AND CHARTER AND BY-LAW PROVISIONS

    Certain provisions of the Company's certificate of incorporation, by-laws and Delaware law could, together or separately, discourage potential acquisition proposals, delay or prevent a change in control of the Company and limit the price that certain investors might be willing to pay in the future for shares of the Common Stock. These provisions include a classified Board of Directors, the ability of the Board of Directors to authorize the issuance, without further stockholder approval, of preferred stock with rights and privileges which could be senior to the Common Stock, elimination of the stockholders' ability to take any action without a meeting, and establishment of certain advance notice procedures for nomination of candidates for election as directors and for stockholder proposals to be considered at stockholders' meetings. In addition, the Company has distributed preferred stock purchase rights which could cause substantial dilution to a person or group that attempts to acquire a controlling interest in the Company. The Company is also subject to Section 203 of the
Delaware General Corporation Laws which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any "interested stockholder" for a period of three years following the date that such stockholder became an "interested stockholder." See "Description of Capital Stock."

                                  THE COMPANY

    PHP was organized as a Delaware corporation in January 1986 and succeeded to the business of a predecessor corporation by merger in March 1986. The Company's corporate headquarters is located at 11440 Commerce Park Drive, Reston, Virginia, 22091, and its telephone number at that address is (703) 758-3600. Unless the context otherwise requires, all references herein to the "Company" include PHP Healthcare Corporation and its subsidiaries.

                                USE OF PROCEEDS

    The net proceeds from the sale of the $60,000,000 principal amount of Debentures offered hereby are estimated to be $57,700,000 ($66,430,000 if the Initial Purchasers' over-allotment option is exercised in full), after deducting the Initial Purchasers' discounts and commissions and estimated expenses payable by the Company in connection with this offering. Approximately $21,200,000 of the net proceeds will be used to repay certain existing indebtedness consisting of borrowings under the Company's bank credit agreement (bearing interest at the bank's prime rate plus one percent and maturing from November 1996 to April
1998) borrowed in connection with financing working capital. The Company intends to use the balance of the net proceeds of this offering, approximately $36,500,000 ($45,230,000 if the Initial Purchasers' over-allotment option is exercised in full), to fund expansion of the Company's Commercial Managed Health Care Services division (including investments in the Company's existing and future ISOCs) and for general corporate purposes, including working capital and possible acquisitions and joint ventures. Although the Company is continually considering acquisitions and joint ventures, except as disclosed in this Offering Memorandum, the Company has no agreements, arrangements or understandings with respect to any future acquisition or joint venture. Pending application of the net proceeds as described above, the Company intends to invest the net proceeds of this offering in short-term, investment grade, interest bearing obligations.

                                 CAPITALIZATION

    The following table sets forth the short-term debt and total capitalization of the Company at October 31, 1995 and as adjusted to give effect at that date to the issuance of the Debentures offered hereby and the application by the Company of the estimated net proceeds therefrom as discussed under "Use of Proceeds." The table should be read in conjunction with the Company's consolidated financial statements and related notes thereto included elsewhere in this Offering Memorandum.

                                                                                            OCTOBER 31, 1995
                                                                                         ----------------------
                                                                                          ACTUAL    AS ADJUSTED
                                                                                         ---------  -----------
                                                                                             (IN THOUSANDS)
Short-term debt........................................................................  $   2,213   $     845
                                                                                         ---------  -----------
                                                                                         ---------  -----------
Long-term debt, less current portion
  Bank debt............................................................................     19,865          --
  Other debt...........................................................................      2,213       2,213
  6 1/2% Convertible Subordinated Debentures due 2002..................................         --      60,000
                                                                                         ---------  -----------
    Total long-term debt...............................................................     22,078      62,213
                                                                                         ---------  -----------
Stockholders' equity
  Preferred Stock, $0.01 par value, 500,000 shares authorized, none issued.............         --          --
  Common Stock, $0.01 par value, 25,000,000 authorized, 14,146,702 issued..............        141         141
  Additional paid-in capital...........................................................     29,426      29,426
  Note receivable from sale of stock...................................................       (900)       (900)
  Retained earnings....................................................................        684         684
  Treasury stock, 3,301,194 common shares, at cost.....................................     (6,658)     (6,658)
                                                                                         ---------  -----------
    Total stockholders' equity.........................................................     22,693      22,693
                                                                                         ---------  -----------
        Total capitalization...........................................................  $  44,711   $  84,906
                                                                                         ---------  -----------
                                                                                         ---------  -----------

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

    The selected consolidated financial data set forth below with respect to the Company's consolidated statements of operations and balance sheets is derived from the Consolidated Financial Statements of the Company as audited by Coopers & Lybrand L.L.P., independent accountants, for the year ended April 30, 1995 and KPMG Peat Marwick LLP, independent public accountants, for the prior four years, and gives retroactive effect to the five-for-four stock split in the form of a 25% stock dividend distributed on February 25, 1991 to holders of record on February 11, 1991, and the two-for-one stock split effected in the form of a 100% stock dividend distributed on November 20, 1995 to stockholders of record on November 1, 1995. The financial data for the six months ended October 31, 1994 and 1995 are derived from the unaudited financial statements of the Company. In the opinion of management, the selected financial data for the six months ended October 31, 1994 and 1995 reflect all adjustments, which are of a normal recurring nature, necessary to present fairly the financial data for the six months then ended. Operating results for the six months ended October 31, 1995 are not necessarily indicative of results that may be expected for the entire fiscal year ending April 30, 1996. The data presented below should be read in conjunction with and is qualified by reference to the consolidated financial statements of the Company and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included herein.

                                                                                                       SIX MONTHS ENDED
                                                             YEAR ENDED APRIL 30,                        OCTOBER 31,
                                            -------------------------------------------------------  --------------------
                                              1991       1992        1993        1994       1995       1994       1995
                                            ---------  ---------  ----------  ----------  ---------  ---------  ---------
                                                       (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS AND RATIOS)
STATEMENTS OF OPERATIONS DATA:
Revenues..................................  $  95,323  $ 117,790  $ 126,026   $ 148,683   $ 204,131  $  91,818  $  95,047
Direct costs..............................     79,958    100,813    116,840     140,397     182,053     80,867     76,794
                                            ---------  ---------  ----------  ----------  ---------  ---------  ---------
  Gross profit............................     15,365     16,977      9,186       8,286      22,078     10,951     18,253
General and administrative expenses.......      8,293     10,093     13,201      16,936      19,660      9,593     13,932
                                            ---------  ---------  ----------  ----------  ---------  ---------  ---------
  Operating income (loss).................      7,072      6,884     (4,015)     (8,650)      2,418      1,358      4,321
Other income (expense):
  Interest expense........................     (1,061)      (283)    (1,071)     (3,288)     (2,209)    (1,384)    (1,098)
  Interest income.........................         --        409         74         186         422        209        404
  Miscellaneous income (expense)..........        139         25       (325)       (504)      1,015        371         69
  Minority interest in earnings (losses)
   of subsidiaries........................         --         39       (225)       (213)       (159)      (159)        --
                                            ---------  ---------  ----------  ----------  ---------  ---------  ---------
  Earnings (loss) before income taxes.....      6,150      7,074     (5,562)    (12,469)      1,487        395      3,696
Income tax expense (benefit)..............      2,415      2,807     (1,806)     (3,135)        535        142      1,442
                                            ---------  ---------  ----------  ----------  ---------  ---------  ---------
    Net earnings (loss)...................  $   3,735  $   4,267  $  (3,756)  $  (9,334)  $     952  $     253  $   2,254
                                            ---------  ---------  ----------  ----------  ---------  ---------  ---------
                                            ---------  ---------  ----------  ----------  ---------  ---------  ---------
Net earnings (loss) per common share,
 fully diluted............................  $    0.44  $    0.42  $   (0.38)  $   (0.93)  $    0.08  $    0.02  $    0.17
                                            ---------  ---------  ----------  ----------  ---------  ---------  ---------
                                            ---------  ---------  ----------  ----------  ---------  ---------  ---------
Weighted average number of common shares
 outstanding, fully diluted...............      8,460     10,086      9,996      10,116      11,910     10,856     13,563
                                            ---------  ---------  ----------  ----------  ---------  ---------  ---------
                                            ---------  ---------  ----------  ----------  ---------  ---------  ---------
Ratio of earnings to fixed charges (1)....       4.36x      7.15x     (1.58)x     (1.89)x      1.41x      1.21x      3.24x

                                                                         AT APRIL 30,
                                                     -----------------------------------------------------  AT OCTOBER 31,
                                                       1991       1992       1993       1994       1995          1995
                                                     ---------  ---------  ---------  ---------  ---------  ---------------
                                                                                 (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital....................................  $   7,949  $  15,677  $  20,753  $   7,736  $  15,422     $  16,054
Total assets.......................................     32,639     55,742     73,821     87,111     71,150        79,849
Short-term debt....................................      3,335      2,526      4,283      4,589      2,247         2,213
Long-term debt.....................................      8,459      7,414     28,888     39,643     24,454        22,078
Stockholders' equity...............................      9,797     32,626     25,733     17,296     20,328        22,693

------------------------------
(1) The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings from contining operations before income taxes, minority interest and extraordinary items plus fixed charges. Fixed charges consist of interest expense, amortization of financing costs and the estimated interest component of rent expense.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION AND ANALYSIS OF THE COMPANY'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES THERETO INCLUDED ELSEWHERE IN THIS OFFERING MEMORANDUM.

GENERAL

    In response to the industry shift to manage the disparate components of the health care delivery system, PHP has transitioned to a managed care solutions company. Over the past three years, the Company has altered its focus from an historic dependence on government contracts to a focus on commercial managed care markets. Prior to 1993, over 98% of PHP's revenue came from government-related contracts. PHP's government service contracts required the Company to manage health care providers in a variety of delivery settings. In 1992, management realized that the knowledge, expertise and skills which the Company had acquired in managing health care providers for government agencies could also be applied to serve the commercial managed care market. At the same time, management supplemented the Company's existing competencies with additional skills and capabilities in order to take full advantage of the opportunities available in commercial managed care. The Company added to existing capabilities by making several key acquisitions, investing in information systems and recruiting experienced managed care executives. With this added expertise, PHP has expanded its commercial business so that, in fiscal 1995, its commercial business accounted for 50% of PHP's total revenues.

    Revenues from the Commercial Managed Health Care Services division have grown, in part as a result of acquisitions, to $102.2 million or 50% of total revenues in 1995 from $1.3 million or 1% of total revenues in 1992. Operations in this division consist of the Company's integrated system of care applied in whole or in part to: (i) the Company's project with Blue Cross Blue Shield to operate ten ISOCs in the State of New Jersey, (ii) family health centers which are operated on a contract basis for large employers, and (iii) the Company's wholly owned HMO in the District of Columbia, primarily serving the government assisted Medicaid population in that area. In these operations, the Company undertakes to provide specified health care benefits to the participating populations. The Company is compensated for these services through a combination of capitation fees, management fees, cost reimbursements, incentive fees related to cost savings and profits from equity participation.

    Revenues from the Government Managed Health Care Services division have decreased slightly from a peak of $116.4 million in 1992 to $101.5 million in 1995. Operations in this division consist of health care services provided to government agencies across a diverse scope of service groups including ambulatory care, medical staffing, mental health, long-term care, and total managed care. The Company generally performs these services under unit-price, fixed-price, cost-reimbursement-plus-fee, and fixed-rate-labor hour contracts.

    The Company's revenues have increased from $118.0 million in 1992 to $204.1 million in 1995. Gross profit margins decreased to 7% and 6% in 1993 and 1994, respectively, from 14% in 1992. In 1995, the gross profit margin was 11%. The Company earned net income of $952,000 in 1995 after net losses of $3.8 million and $9.3 million in 1993 and 1994, respectively. The 1993 and 1994 losses were due to increased business development costs related to commercial business efforts, increased corporate support staff costs, government contract proposal activity costs, increased interest expense resulting from various acquisitions and capital expenditures to meet operational needs, and write-offs of receivables under certain contracts.

    The following table sets forth, for the periods indicated, certain items in the Company's Consolidated Statements of Operations expressed as a percentage of revenues:

                                                                                           SIX MONTHS ENDED OCTOBER
                                                            YEAR ENDED APRIL 30,                     31,
                                                    -------------------------------------  ------------------------
                                                       1993         1994         1995         1994         1995
                                                    -----------  -----------  -----------  -----------  -----------
Revenues..........................................      100.0%       100.0%       100.0%       100.0%       100.0%
Direct costs......................................       92.7         94.4         89.2         88.1         80.8
                                                        -----        -----        -----        -----        -----
Gross profit......................................        7.3          5.6         10.8         11.9         19.2
General and administrative expenses...............       10.5         11.4          9.6         10.4         14.7
                                                        -----        -----        -----        -----        -----
Operating income (loss)...........................       (3.2)        (5.8)         1.2          1.5          4.5
Other income (expense)............................       (1.2)        (2.6)        (0.5)        (1.0)        (0.6)
                                                        -----        -----        -----        -----        -----
Earnings (loss) before income taxes...............       (4.4)        (8.4)         0.7          0.5          3.9
Income tax expense (benefit)......................       (1.4)        (2.1)         0.2          0.2          1.5
                                                        -----        -----        -----        -----        -----
Net earnings (loss)...............................       (3.0)        (6.3)         0.5          0.3          2.4
                                                        -----        -----        -----        -----        -----
                                                        -----        -----        -----        -----        -----

    The following table indicates revenues by the Company's service divisions and the related percentage of total revenues:

                                                     YEAR ENDED APRIL 30,                           SIX MONTHS ENDED OCTOBER 31,
                              -------------------------------------------------------------------  -------------------------------
                                      1993                   1994                   1995                   1994            1995
                              ---------------------  ---------------------  ---------------------  --------------------  ---------
DIVISION                       REVENUE        %       REVENUE        %       REVENUE        %       REVENUE       %       REVENUE
----------------------------  ----------  ---------  ----------  ---------  ----------  ---------  ---------  ---------  ---------
                                                                         (IN THOUSANDS)
Government..................  $  117,409       93.2  $  102,248       68.8  $  101,455       49.7  $  51,834       56.5  $  48,104
Commercial..................       8,617        6.8      43,204       29.0     102,220       50.1     39,528       43.0     46,943
Other.......................          --         --       3,231        2.2         456        0.2        456        0.5         --
                              ----------  ---------  ----------  ---------  ----------  ---------  ---------  ---------  ---------
    Total...................  $  126,026      100.0  $  148,683      100.0  $  204,131      100.0  $  91,818      100.0     95,047
                              ----------  ---------  ----------  ---------  ----------  ---------  ---------  ---------  ---------
                              ----------  ---------  ----------  ---------  ----------  ---------  ---------  ---------  ---------


DIVISION                          %
----------------------------  ---------

Government..................       50.6
Commercial..................       49.4
Other.......................         --
                              ---------
    Total...................      100.0
                              ---------
                              ---------

RESULTS OF OPERATIONS

    SIX MONTHS ENDED OCTOBER 31, 1995 COMPARED TO SIX MONTHS ENDED OCTOBER 31, 1994

    The Company's revenues increased by 3.5% or $3.2 million to $95.0 million for the six months ended October 31, 1995 compared to $91.8 million for the prior year six month period. This overall increase results from an increase in the Commercial Managed Health Care Services division and a decrease in the Government Managed Health Care Services division. The prior year six month Commercial Managed Health Care Services division revenues included $7.6 million of non-recurring construction and pre-operational revenues on the BCBSNJ project.

    Commercial Managed Health Care Services division revenues increased by $7.4 million or 18.7%, to $46.9 million for the six months ending October 31, 1995, compared with $39.5 million for the six months ended October 31, 1994. This net increase is the result of several increases and decreases. The most significant increase in Commercial Managed Health Care Service division revenues was provided by the Company's Medicaid HMO and resulted from an expanded enrollment and a new contract at a higher premium rate. Additional revenue increases also resulted from: (1) increased utilization at two existing ISOC projects, (2) the commencement of operations at a new ISOC project for a large employer in January 1995, (3) increased software sales at the Company's wholly owned subsidiary, Health Cost Consultants ("HCC"), a case management and utilization review services company, and (4) revenues resulting from the development of a new ISOC project in Connecticut. Also, the Company experienced a net increase in revenues related to the BCBSNJ ISOC project which became operational in January 1995. On a comparative basis, the operational revenues earned during the current year exceeded the amount of the pre-operational and construction revenues earned during the prior year. A decrease in Commercial Managed Health Care Service division revenue resulted from the sale of two outpatient surgery centers in September 1994. Additional Commercial Managed Health Care Service division revenue decreases resulted from: (1) the absence of construction revenues earned in the prior year related to an ISOC project which became operational in January 1995, (2) the closing of a walk-in primary care clinic in January 1995, and (3) the completion of several small consulting projects.

    Government Managed Health Care Service division revenues decreased by $3.7 million to $48.1 million for the six months ended October 31, 1995 compared to $51.8 million for the six month period ended October 31, 1994. This decrease is primarily related to the completion of six ambulatory care projects, two mental health projects, and one medical staffing project. Offsetting these revenue decreases were revenue increases resulting from: (1) the commencement of operations on two new long-term care nursing home projects in June 1995, and (2) the expansion of services and a corresponding increase in contract rate on one PRIMUS project and one medical staffing project.

    The Company's gross profit increased by 66.4% or $7.3 million, to $18.3 million for the six months ended October 31, 1995 compared with $11.0 million during the prior year period. As a percentage of revenue, gross profit increased to 19.2% for the current six month period compared to 11.9% during the prior year. This gross profit improvement resulted from a significant increase in the Commercial Managed Health Care Service division as well as an increase in the Government Managed Health Care Service division.

    The Commercial Managed Health Care Service division gross profit increase was primarily attributable to an expanded enrollment and a new contract at a higher premium rate at the Company's Medicaid HMO. A gross profit increase also resulted from increased software sales at HCC. These Commercial Managed Health Care Service division gross profit increases were slightly tempered by a decrease resulting from the sale of the remaining two outpatient surgery centers in September 1994.

    The Government Managed Health Care Service division gross profit increase was due to: (1) a decrease in expenses at the Company's PRIMUS and NAVCARE projects resulting from enhanced management efforts to control costs, (2) increased contract rates on two long-term care nursing home projects, (3) the $300,000 settlement of the Company's outstanding claim with the Department of the Army related to a former PRIMUS project, and (4) an expansion of services and a corresponding increase in contract rate on one PRIMUS project. Government Managed Health Care Service division gross profits decreased due to the completion of certain projects as cited above for causing revenues to decrease, and due to a decrease in utilization and contract rate at one NAVCARE project which was completed in September 1995.

    General and administrative expenses increased 44.8% or $4.3 million, to $13.9 million for the six months ended October 31, 1995 from $9.6 million for the same period in the prior year. As a percentage of revenue, general and administrative expenses increased to 14.7% for the current year six month period compared to 10.4% during the prior year. The increase is primarily a function of the Company's Commercial Managed Health Care initiatives and is due to: (1) increased corporate compensation costs related to the hiring and retention of existing and additional management personnel, (2) increased general and administrative expenses associated with CHP and its growing enrollment, (3) additional general and administrative expenses associated with the new Virginia Chartered business, (4) increased travel and consulting expenses related to commercial business development efforts, and (5) increased facility expenses resulting from the Company's new expanded Corporate headquarters office space.

    Operating income more than doubled, increasing by $3.0 million to $4.3 million for the six months ended October 31, 1995 from $1.3 million for the six months ended October 31, 1994. Operating margin increased to 4.5% from 1.5%. This increase was primarily due to the increased gross profit margins, reduced by increased general and administrative expenses.

    Interest expense decreased 20.7%, or $286,000, to $1,098,000 for the six months ended October 31, 1995 from $1,384,000 for the prior year six months. This decrease is primarily a function of the decrease in the Company's long-term debt resulting from the sale of the Reston office building in July 1994, and the sale of the remaining two outpatient surgery centers in September 1994.

    The effective income tax rates of 39% for the six months ended October 31, 1995 and 35.9% for the six months ended October 31, 1994 represent the combined federal and state income tax rates adjusted as necessary. The 1995 rate was lower than the 1996 rate due to the impact of certain net operating loss carryforwards.

    YEAR ENDED APRIL 30, 1995 COMPARED TO YEAR ENDED APRIL 30, 1994

    The Company's revenues increased by 37% or $55.4 million, to $204.1 million in fiscal 1995 compared to $148.7 million in fiscal 1994. This growth was almost entirely due to the Commercial Managed Health Care Services division.

    Commercial Managed Health Care Services division revenue more than doubled from $43.2 million for the year ended April 30, 1994 to $102.2 million for the year ended April 30, 1995, an increase of $59.0 million. This increase in revenue is attributable to an acquisition and the commencement of new ISOC projects. The BCBSNJ project generated 58% of the division's revenue growth. During 1995, the Company completed the pre-operational and construction phases of this project and in January and February 1995 commenced operation of nine community-based health care centers and related ISOC services. The Company expects that fiscal 1996 revenues from this project will be less than the amounts recognized in fiscal 1995 due to $30.0 million of non-recurring construction and pre-operational revenues in fiscal 1995. The Company's Medicaid HMO provided 41% of the revenue growth in the Commercial Managed Health Care Services division. This growth was primarily due to twelve months of operations in fiscal 1995 versus only eight months of operations in fiscal 1994, beginning with its acquisition in August 1993. Revenue from the Company's Medicaid HMO also increased due to a new contract at a higher premium rate with the District of Columbia which commenced in October 1994 and an expansion of membership enrollment. Additional revenue increases resulted from expanded utilization at existing ISOC projects and the commencement of operations at a new ISOC project for a large, self-insured employer. Offsetting these revenue increases was a decrease in revenue, resulting from the sale in April 1994 of three outpatient surgery centers formerly operated by the Company and the sale in September 1994 of the Company's two remaining outpatient surgery centers.

    Government Managed Health Care Services division revenue decreased marginally by 1% from $102.2 million in 1994 to $101.5 million in 1995. This flat level of revenue was attributable to offsetting increases and decreases. Revenue increases were due to: (i) an expansion of covered lives and increased contract rate at a correctional facility project, (ii) a non-recurring write-off of $3.1 million in fiscal 1994 resulting from actual costs being greater than expected, and (iii) a contractual expansion of services at an existing PRIMUS project. Revenue decreases resulted from the completion of five contracts during fiscal 1995.

    Other revenue consisted of the operations of the Reston, Virginia office building which was acquired in May 1993 and sold in July 1994. Operational revenues associated with this building decreased from $3.2 million to $456,000 in 1994 and 1995, respectively.

    The Company's gross profit increased by $13.8 million, almost tripling from $8.3 million in 1994 to $22.1 million in 1995. This increase was due to significant improvement in both the Government and Commercial Managed Health Care Services divisions.

    The Commercial Managed Health Care Services division gross profit increase was principally attributable to the Company's Medicaid HMO. Gross profit at the HMO improved as a result of a new contract at a higher premium rate with the District of Columbia which commenced in October 1994 and an expansion in enrollment. A decrease in gross profit resulted from the sale in April 1994 of three outpatient surgery centers formerly operated by the Company and the sale in September 1994 of the Company's two remaining centers.

    The Government Managed Health Care Services division gross profit increased in 1995 for two reasons. First, the Company incurred two large write-offs in fiscal 1994 that were non-recurring. One write-off of $2.1 million related to a PRIMUS contract which was modified in fiscal 1995 and currently operates at a modest profit. The second write-off of $3.1 million related to two long-term care nursing home contracts. This write-off was prompted by lower than anticipated margins as one of the facilities reached full utilization, an anticipated rate increase at one facility that did not materialize, and actual costs in excess of previous estimates. The Company did not experience similar write-offs in fiscal 1995. The second reason for the gross profit increase in 1995 compared with 1994 is an overall decrease in expenses at the Company's PRIMUS and NAVCARE projects, resulting from enhanced management efforts to control costs. In addition to the increases discussed above, the Government Managed Health Care Services division gross profits decreased due to the completion of a large medical staffing project in July 1994.

    General and administrative expenses increased 16% or $2.7 million, to $19.6 million for fiscal 1995 from $16.9 million for fiscal 1994. This increase is predominantly a function of the Company's initiatives in the Commercial Managed Health Care Services division and is due to: (i) twelve months of general and administrative expenses associated with the Company's Medicaid HMO in fiscal 1995, compared with only eight months in fiscal 1994, and (ii) increased corporate compensation costs related to both the hiring of additional managed health care professionals in conjunction with the Company's commercial market initiatives and the expansion of support service personnel.

    Interest expense decreased 33%, or $1.1 million, to $2.2 million in fiscal 1995 from $3.3 million in fiscal 1994. This decrease is primarily a function of the decrease in the Company's long-term debt resulting from the sale of three outpatient surgery centers in April 1994, the sale of the Reston office building in July 1994, and the sale of the remaining two outpatient surgery centers in September 1994.

    Miscellaneous income and expense changed by $1,519,000 from an expense of $504,000 in 1994 to income of $1,015,000 in 1995. This increase is the net result of a few large income and expense items in fiscal 1995. Included in the fiscal 1995 amount is an expense or loss amount of $750,000 related to the sublease of the Company's former headquarters facility in Alexandria, Virginia, an income amount of $650,000 related to the removal of a valuation allowance which had been established in fiscal 1994 related to receivables from officers, an income amount of $540,000 related to the removal of a valuation allowance against a note receivable from a tenant in the Reston, Virginia building, and a gain amount of $340,000 related to the sale of the remaining two outpatient surgery centers.

    The effective income tax rates of 36% in fiscal 1995 and 25% in fiscal 1994 represent the combined federal and state income tax rates adjusted as necessary. The 1994 income tax rate is less than the 1995 income tax rate primarily as a result of a valuation allowance relating to certain deferred tax assets.

    The Company earned net income of $952,000 in 1995 compared with a net loss of $9.3 million in 1994, resulting in primary and fully diluted earnings per share of $0.08 in 1995, compared with a primary and fully diluted loss of $0.93 per share in 1994.

    YEAR ENDED APRIL 30, 1994 COMPARED TO YEAR ENDED APRIL 30, 1993

    The Company's revenues increased 18% to $148.6 million in 1994 compared with $126 million in 1993. This overall growth largely resulted from significant growth in the Commercial Managed Health Care Services division revenues.

    Commercial Managed Health Care Services division revenue increased five-fold from $8.6 million in fiscal 1993 to $43.2 million in 1994. This increase in revenues occurred through acquisitions and the commencement of new projects. During fiscal 1994, the Company acquired a Medicaid HMO, a case management and utilization review company, and an outpatient surgery center. The Medicaid HMO, acquired in August 1993, provided approximately two-thirds of the revenue growth since its acquisition. Additionally, the Company commenced two new ISOC projects in June 1993, involving the management of three family health centers for large, self-insured employers. Also, in May 1994, the Company established a walk-in family health center at the site of a former PRIMUS clinic.

    Government Managed Health Care Services division revenue decreased by 13% to $102.2 million. Substantially all of this net decrease resulted from the completion of four PRIMUS/NAVCARE contracts. In addition, the eleven re-awarded projects were at reduced contractual rates. Additional decreases in revenue included: (i) a significant permanent reduction in the utilization of services on an Army Hospital nurse staffing contract, (ii) decreased revenues on two long-term care nursing home projects resulting from actual costs being greater than expected, and (iii) a decrease in utilization of services on a Navy Hospital nurse staffing contract which was completed in early fiscal 1995. The Company was not awarded the follow-on contract. The impact of these revenue decreases was somewhat offset by increases in revenue from an increase in covered lives and contract price on a correctional facility contract, increased utilization of services on the Company's two affordable health care clinics, increased utilization of services on one mental health project and an expansion of services on another mental health project.

    Other revenue consisted of the operations of the Reston, Virginia office building acquired in May 1993. This building was sold in July 1994.

    PHP's gross profit decreased 10% to $8.3 million in fiscal 1994, compared to $9.2 million in fiscal 1993. This decrease is a net result of significant increases in the Commercial Managed Health Care Services division and significant decreases in the Government Managed Health Care Services division.

    A little over one-half of the increase in gross profit in the Commercial Managed Health Care Services division was due to the Company's newly acquired Medicaid HMO. Commercial Managed Health Care Services gross profits also increased due to: (i) the acquisition in May 1993 of an outpatient surgery center (which was subsequently sold), (ii) the commencement of operations at two new ISOC projects in June 1993, and (iii) a managed care consulting services contract started and completed in fiscal 1994. Also, in fiscal 1993 the Company incurred a direct cost write-off related to a project to assist in the development of a direct health care delivery system which upon contract finalization was not reimbursed to the Company. In addition, Commercial Managed Health Care Services gross profits were adversely affected by the operation of three walk-in family health centers which were operated at the sites of former PRIMUS contract sites. Because of the losses incurred, two of these locations were closed down within five months; the third continued to operate until December 1994.

    The Government Managed Health Care Services division gross profit decreased substantially due to three major reasons. First, during fiscal 1994 the Company earned significantly less gross profit from its PRIMUS/NAVCARE contracts. This occurred because: (i) four contracts were completed early in fiscal 1994; (ii) the contractual rates on the eleven projects the Company was re-awarded were reduced from prior levels; and (iii) the Company experienced higher labor, pharmaceutical, and other medical services costs in the operation of these contracts compared with the prior year. Second, the Company reported less gross profit on two long-term care nursing home contracts due to lower than anticipated margins as one of the facilities became fully utilized, the absence of an anticipated rate increase at one facility, and actual costs in excess of amounts previously estimated. These adjustments resulted in write-offs in the fourth quarter of fiscal 1994 of $3.1 million. Lastly, the Company wrote down an account receivable and established a contract loss provision amounting in total to $2.1 million during the fourth quarter on a PRIMUS contract. This contract was re-awarded to the Company in late fiscal 1993 and has been serving a population with a substantially different demographic mix than the assumptions used to compete for the contract award.

    Gross profit from other services resulted from the operations of the Company's office building in Reston, Virginia. This gross profit included a one-time gain on lease termination of approximately $1,046,000. Subsequent to year end, in July 1994 the Company sold this building. See Note 9 of Notes to Consolidated Financial Statements.

    General and administrative expenses increased to $16.9 million in 1994 compared to $13.2 million in 1993. This increase is largely a function of the Company's managed health care service initiatives and is due to: (i) general and administrative expenses associated with the Company's Medicaid HMO, acquired in August 1993, (ii) increased corporate compensation costs related to the hiring of additional managed health care professionals in conjunction with the marketing of the Company's integrated systems of care, and (iii) increased corporate compensation costs due to the expansion of support service personnel.

    The Company had an operating loss of $8.6 million in 1994, compared to an operating loss of $4.0 million in 1993. This decrease was the net result of decreases in gross profit margin and increases in general and administrative expenses discussed above.

    Interest expense increased to $3.3 million in 1994 compared to $1.1 million in 1993. This increase was due to an increase in the interest rate on the Company's primary banking agreement from 4.4% at April 30,

1993, to 7.75% at April 30, 1994. In addition, the Company incurred interest expense in 1994 related to the $10.0 million in nonrecourse debt associated with the purchase of the office building in Reston, Virginia in May 1993. Also, the Company's interest expense increased due to higher outstanding debt amounts in 1994 compared with 1993 associated with certain investments the Company made beginning in fiscal 1994 in the acquisition and development of property and equipment at several project sites.

    The effective income tax rates of 25% in 1994 and 33% in 1993 represent the combined federal and state income tax rates adjusted for nondeductible and nontaxable items. The 1994 income tax rate is less than the 1993 income tax rate primarily as a result of a valuation allowance relating to certain deferred tax assets. In the states where the 1994 loss is not allowed to be carried back these losses can be utilized on a carryforward basis.

    The Company incurred a net loss of $9.3 million in 1994, compared to a net loss of $3.8 million in 1993, resulting in a net loss per share of $0.93 in 1994, compared with a net loss per share of $0.38 in 1993.

LIQUIDITY AND CAPITAL RESOURCES

    During the year ended April 30, 1995, operations used $3.9 million in cash. This represents an increase in cash used by operations of $3.4 million compared with the $500,000 used by operations in the prior year. In general, the increase in cash used by operations is a result of an increase in accounts receivable related to the BCBSNJ contract and the Company's Medicaid HMO.

    The Company's number of days revenue in average outstanding receivables was 53 days for the six months ended October 31, 1995 compared to 33 days for the prior year six month period. These changes are a result of changes in the Company's mix of business, specifically certain commercial revenues that are on a prepaid basis.

    In July 1994, the Company, through a wholly owned subsidiary, sold its office building in Reston, Virginia for a gross sales price of approximately $14.8 million. Using the proceeds from the sale, the Company paid in full the related non-recourse mortgage notes of approximately $9.4 million and made an advance payment of $2 million on the Company's $15.0 million term note with its primary bank.

    In September 1994, the Company sold its remaining two outpatient surgery centers for $11.8 million in cash. As part of the sale, the purchasers assumed approximately $5 million in existing related notes payable. Using the proceeds from this sale, the Company made an advance payment in October 1994 of $5 million on the $15.0 million term note with its primary bank.

    In April 1995, the Company increased its available borrowings under its revolving promissory note up to $22 million with its primary bank. In conjunction with this increase, certain of the financial covenants were restructured.

    The Company's bank credit agreement provides for a secured credit facility, collateralized by all of the Company's assets, and consists of a $22 million revolving loan facility (the "Revolving Loan") and a $15 million term loan facility with an outstanding balance of $4.1 million at April 30, 1995. Interest on borrowings under the credit facility accrues at a rate per annum equal to the bank's prime rate plus 1% and is payable monthly. Principal amounts outstanding under the Term Loan are payable in quarterly installments of $342,000, with final payment due upon maturity of the Term Loan in April 1998. The Revolving Loan terminates and is due and payable in November 1996. The Revolving Loan functions similar to a line of credit with daily advances and repayments and contains a letter of credit facility under which the bank will issue, for the account of the Company, irrevocable stand-by letters of credit in connection with certain contract performance requirements. The amount of the outstanding stand-by letters of credit reduces the amount of funds available under the Revolving Loan. The credit agreement contains certain covenants which, in addition to other restrictions, limit the amount of capital expenditures and additional borrowings. Under the credit agreement, the Company is also precluded from the payment of cash dividends without the bank's approval, and is required to maintain certain financial ratios.

    The Company believes that the current cash equivalents, anticipated cash flow generated by operations and expanded borrowing capabilities will be sufficient for known future capital needs of the Company. There may be, however, further expansion opportunities which require additional external financing and the Company may, from time to time, consider obtaining such funds through the public and private issuance of equity or debt securities.

IMPACT OF INFLATION

    Inflation is considered in all contract proposals with contract terms in excess of one year. The consideration of inflationary factors is particularly important with respect to unit-price, fixed-rate-labor hour, and fixed-price contracts. Historically, inflation has not had a significant impact of the operations of the Company. While health care costs nationally are increasing, the Company's primary exposure relating to this trend has been related to salaries of health care professionals and costs of pharmaceuticals which the Company estimates and prices into all of its long term contracts. The Company believes that only one of its existing contracts could be significantly impacted by other inflationary health care trends. The Company may however become involved in future contracts where inflation and increasing health care costs may be an important factor.

QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

    Set forth below is certain information with respect to the Company's operations for the last six fiscal quarters. The information for each of these quarters is unaudited, but includes all adjustments, consisting only of normal recurring adjustments, which the Company considers necessary for a fair presentation of the information presented.

                                                              THREE MONTHS ENDED
                                      ------------------------------------------------------------------
                                                   FISCAL YEAR 1995                  FISCAL YEAR 1996
                                      ------------------------------------------  ----------------------
                                       JULY 31    OCT. 31    JAN. 31   APRIL 30    JULY 31     OCT. 31
                                      ---------  ---------  ---------  ---------  ---------  -----------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues............................  $  43,638  $  48,180  $  57,004  $  55,309  $  46,171   $  48,877
Direct costs........................     37,919     42,948     52,078     49,108     37,654      39,141
                                      ---------  ---------  ---------  ---------  ---------  -----------
  Gross profit......................      5,719      5,232      4,926      6,201      8,517       9,736
General and administrative
 expenses...........................      4,761      4,832      4,294      5,773      6,733       7,199
                                      ---------  ---------  ---------  ---------  ---------  -----------
  Operating income..................        958        400        632        428      1,784       2,537
Other income (expense):
  Interest expense..................       (819)      (565)      (376)      (449)      (524)       (573)
  Interest income...................         84        125        106        107        201         203
  Miscellaneous income (expense)....        (20)       391         22        622         31          37
  Minority interest.................        (73)       (86)        --         --         --          --
                                      ---------  ---------  ---------  ---------  ---------  -----------
  Earnings before income taxes......        130        265        384        708      1,492       2,204
Income tax expense..................         39        103        139        254        567         875
                                      ---------  ---------  ---------  ---------  ---------  -----------
    Net earnings....................  $      91  $     162  $     245  $     454  $     925   $   1,329
                                      ---------  ---------  ---------  ---------  ---------  -----------
                                      ---------  ---------  ---------  ---------  ---------  -----------
Net earnings per common share.......  $    0.01  $    0.01  $    0.02  $    0.04  $    0.07   $    0.10
                                      ---------  ---------  ---------  ---------  ---------  -----------
Weighted average common shares
 outstanding, fully diluted.........     10,205     11,125     11,506     12,481     12,825      13,603
                                      ---------  ---------  ---------  ---------  ---------  -----------
                                      ---------  ---------  ---------  ---------  ---------  -----------

                                    BUSINESS

OVERVIEW

    PHP Healthcare Corporation designs, develops and operates patient-oriented Integrated Systems of Care ("ISOCs") which serve the needs of managed care organizations, self-insured employers, health care providers and provider systems, and government agencies. The Company develops and operates each integrated system by: (i) developing and maintaining a network of physicians, hospitals, and other providers; (ii) organizing and managing the individual and group practices of physicians who participate in the network; (iii) operating information systems to coordinate and integrate the services, measure outcomes, and provide financial results of the system; and (iv) entering into contracts with various third party payors, such as HMOs, insurers, or employee health benefit plans on behalf of the network. The Company manages 15 ISOCs for its clients and has two more ISOCs under development, owns a 30,000-member Medicaid HMO primarily serving the District of Columbia, and manages inpatient and outpatient health care services under 34 government contracts, providing care in over 70 health care facilities. As of October 31, 1995, the Company contracted with or employed over 3,000 physicians.

INDUSTRY

    The Health Care Financing Administration has estimated that national health spending in 1994 was approximately $1 trillion. Health care in the United States historically has been delivered through a fragmented system of health care providers on a fee-for-service basis which provides few incentives for the efficient utilization of resources and has contributed to increases in health care costs. Employers, insurance companies and government agencies have increasingly turned to managed care in an attempt to effectively manage the costs of health care. This focus on cost containment and the shift to managed care is forcing hospital and physician providers to seek ways to organize themselves into more efficient health care delivery systems. At the same time, payors and their intermediaries, including HMOs and governmental agencies, are seeking to contract with organized networks that can provide a full array of health care services. To achieve this, many payors and their intermediaries, including HMOs and governmental entities, are increasingly looking to outside companies which offer skilled management and advanced information systems. In addition, these payors and intermediaries often seek to share the risk of providing services through capitation arrangements which provide for fixed payments for patient care over a specified period of time.

STRATEGY

    The Company works closely with its clients to design systems which best suit their needs and those of their constituents. PHP strives to assure that its clients and their constituents receive cost effective, high quality care in a timely fashion from the most appropriate health care provider. The Company develops ISOCs to serve managed care organizations, self-insured employers, health care providers and provider systems, and government agencies. It also serves as a network integrator, using the ISOC model, to assist health care providers in creating and managing integrated health care delivery systems. The Company provides the business and medical management expertise, information systems, and marketing to strategically link health care components into delivery systems with significant competitive advantages. Key components and concepts behind the Company's ISOC strategy include:

    FOCUS ON MANAGED CARE. The Company designs physician and hospital networks in a particular local market to meet the needs of HMOs and other managed care payors in specified service areas, identifying and recruiting primary and specialty care physicians and integrating such physicians with hospitals into a network that provides comprehensive medical coverage to enrollees. The Company seeks to benefit from the movement among employers and payors to reduce health care costs and the trend toward prepaid managed health care. The Company believes that its network structure and management techniques enable it to effectively contain costs and negotiate favorable capitation and shared-risk arrangements through implementation of information systems, utilization and quality management systems, referral procedures and risk management programs, and assistance with physician credentialing and contracting with payors.

    CREATE AND DEVELOP FULLY INTEGRATED HEALTH CARE DELIVERY NETWORKS. The Company designs and develops provider networks and physician practice management capabilities centered around the primary care provider. Each multi-specialty provider network is designed to meet the specific medical needs of a targeted community. The Company believes that these networks can (i) provide physicians and hospitals with greater access to managed care contracts by facilitating contractual relationships with multiple HMOs, (ii) establish a single point of entry into an integrated heath care delivery network for HMOs and other payors and (iii) offer patients a comprehensive range of medical care in convenient locations through primary and specialty providers conveniently located in target markets.

    UTILIZE INFORMATION SYSTEMS. The Company's information systems enable physicians, nurses, hospitals, insurance companies, administrators and others involved in patient care to share information on a timely basis without duplication. Information is collected on all aspects of each patient encounter within the ISOC, including measures reflecting clinical outcomes, access, service availability, cost-efficiency, and patient satisfaction. Physicians are directly assisted in the exam room with an automated patient record that is electronically updated with progress notes and other data, such as laboratory results. An outcomes tracking system provides information on patient satisfaction, patient health status and ambulatory care and hospital outcomes. The utilization review/case management system provides critical information regarding the need for referrals and the management of high cost episodes of care. Finally, a data warehouse/repository provides physicians with a longitudinal medical record, containing complete medical records of all patients. It provides administrators with complete clinical and financial records of each encounter of every member of the ISOC, which allows both fixed and ad hoc reporting capabilities for comparing physician performance within the system, as well as "benchmark" comparisons of financial and clinical performance of the ISOC to other health care plans.

    FOCUS ON PRIMARY CARE PHYSICIANS. The Company's strategy is to affiliate (on an exclusive basis where appropriate) with primary care physicians which the Company believes are increasingly the principal determinants of the location of patient care and the amount and degree of ancillary services, including referrals to specialists. The primary care physician represents the initial point of access into a fully integrated health care delivery system in which, in many cases, the primary care physician is capable of providing similar levels of quality of care for significantly less cost than specialist providers. PHP's ISOC models are based on a foundation of primary care physicians and related care-givers who are employed or managed by the Company, and who deliver care at Company-owned or managed primary care facilities and offices. These centers provide laboratory, radiology and pharmacy services in addition to primary care physician and nursing services. Purchasing, billing, payroll and all administrative functions are performed and managed by experienced executive and administrative personnel, freeing physicians and other care-givers to devote their time to patient care.

    DESIGN PATIENT ORIENTED PROGRAMS. PHP's ISOCs are constructed with the recognition that the need and demand for costly health care services are, to a large degree, generated by the decisions and actions of patients. PHP has the ability to manage patient-oriented educational programs. Disease-specific offerings, wellness training, prevention programs, decision assist programs, after hours nurse triage and other components are all integrated into the system. The result is a system of care that empowers patients to become knowledgeable and active participants who, in partnership with their providers, optimize decisions affecting resource utilization, as well as individual health and productivity.

    DEVELOP NEW MARKETS. The Company's growth strategy is based on actively developing existing and new markets, and making selective acquisitions and joint ventures in such markets. The Company develops existing markets by: (i) capturing additional revenues from existing practices as patients migrate from traditional fee-for-service plans to capitated managed care programs, (ii) adding new physicians to existing networks and (iii) contracting with payors to expand the number of capitated lives within existing physician practices. In addition, the Company grows by developing new physician and hospital networks in identified markets to serve managed care organizations, self-insured employers, health care providers and provider systems and government agencies through selected acquisitions and joint ventures and by serving as a network integrator.

DEVELOPMENT

    PHP was founded in 1975. At that time, the Company's primary focus was the provision of health care services to government agencies. The Company's government contracts required the Company to manage

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
health care providers in a variety of delivery sites. These sites include hospitals (both acute care and psychiatric), skilled nursing facilities, staffing services, and, most significantly, primary care settings. In 1992, management realized that the knowledge, expertise and skills which the Company had acquired in managing health care providers for government agencies could also be applied to serve the commercial managed care market. At the same time, management supplemented the Company's existing competencies with additional skills and capabilities in order to take full advantage of the opportunities available in commercial managed care. Over the past several years, therefore, PHP invested resources to (i) acquire enhanced capabilities in benefit design, network development and medical management, (ii) develop health care information systems capable of supporting integrated health care delivery systems and (iii) employ and retain executives with experience in the commercial managed care environment.

    In 1993, PHP acquired EastWest Research Corporation ("EastWest"), a consulting firm specializing in the design, development, and maintenance of provider networks. The EastWest acquisition provided the Company with the capabilities necessary to identify specialists and inpatient facilities to complement PHP's primary care centers and create a total care system within a community. A second key acquisition was the acquisition of Health Cost
Consultants, Inc. ("HCC"), a consulting firm engaged in the design and implementation of utilization management systems, case management techniques, and medical protocols that can be applied at point-of-service and from remote locations. This system permits support personnel and primary care physicians to make the necessary decisions for each patient on-site and to coordinate care with specialists and hospitals directly. In addition, over the past two years the Company has actively recruited and hired additional medical personnel with managed care expertise. With the addition of these resources, the Company acquired the means necessary to integrate and manage health care providers in provider networks to address the needs of commercial managed care entities. Further, these resources provided the Company with the capability to demonstrate to such entities that PHP's integrated systems can potentially improve access, enhance quality and reduce cost.

    PHP recently established a Company-owned ISOC to provide services to D.C. Chartered beneficiaries in the District of Columbia and announced the formation of a limited liability company with St. Vincent's Health Services Corporation that will establish and manage an ISOC in Fairfield County, Connecticut. The Company also incorporated Virginia Chartered Health Plan, Inc. ("Virginia
Chartered") in the Commonwealth of Virginia and received a license from the Commonwealth's Bureau of Insurance to operate an HMO in August of 1995. Initial enrollment began in Richmond and the Tidewater area in October 1995. In November 1995, the Company agreed, subject to regulatory approval, to sell a 30% interest in Virginia Chartered to University Health Services, Inc. ("UHS"), a non-stock corporation created by Virginia Commonwealth University. The Company intends to model Virginia Chartered on its Medicaid HMO in the District of Columbia. Virginia Chartered will be supported, pursuant to a management contract, by the corporate services of the Company's Medicaid HMO in the District of Columbia. Approximately 50 employees are expected to be assigned to Virginia Chartered, providing the necessary management functions to develop and manage an ISOC in the health plan's service area.

OPERATIONS

    Until fiscal 1994, PHP operated almost exclusively as a provider of health care services to federal, state and local government agencies. During the past two fiscal years, however, the Company has invested significant resources to refocus its business from that of a government contractor to that of a full service managed care company. To better serve the needs of the commercial and government health care marketplace, the Company has realigned its operations into two related but distinct divisions: Commercial Managed Health Care Services and Government Managed Health Care Services.

    COMMERCIAL MANAGED HEALTH CARE SERVICES

    BLUE CROSS BLUE SHIELD OF NEW JERSEY. In March 1994, PHP entered into an agreement with Medigroup, Inc., a wholly owned subsidiary of Blue Cross and Blue Shield of New Jersey, Inc. ("BCBSNJ"), to provide ten complete integrated systems of care for beneficiaries throughout the State of New Jersey. Under this contract, PHP designed and built and is currently managing ten
family-health-center-based   ISOCs  throughout  New  Jersey.   As  part  of  the
management  agreement,  PHP  recruited   physicians  and  other  center   staff,

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
developed an integrated referral network of medical and surgical specialists, and designed the utilization, case management and quality assurance systems. All ten ISOCs are currently operational. The BCBSNJ contract is for a term of ten years on a cost-reimbursement-plus-management fee basis. The contract provides for PHP to participate in certain cost savings experienced by BCBSNJ and requires PHP to refund a portion of its management fee if the costs savings do not meet certain targets.

    The agreement with BCBSNJ provides BCBSNJ the right to terminate the agreement without cause upon 90 days' notice. If it elects to terminate the agreement on this basis, BCBSNJ is required to pay to PHP a termination fee, payable over a three-year period, in an amount dependent on the remaining term of the agreement. The termination payment would be $45 million if such a termination were effected prior to 1997, and the amount of the termination payment is reduced by $5 million on January 1 of each year thereafter, beginning with January 1, 1997.

    The agreement also contains provisions permitting termination for cause in the event of a material breach, the failure to achieve certain cost savings targets over a period of time, certain changes in control of PHP, certain regulatory changes that result in BCBSNJ no longer offering managed care products, or upon the occurrence of certain other circumstances, including PHP's failure to cause all ten centers to be fully operational by March 31, 1995. Although nine of the ten centers were fully operational by March 31, 1995, one center was not fully operational until September 1995. The Company believes, for various reasons, that BCBSNJ may not validly terminate the agreement based upon the date of completion of the tenth center. The parties have also discussed the possibility of renegotiating the agreement or otherwise altering their relationship on a mutually agreeable basis, although no specific proposal is presently under consideration. There can be no assurance that BCBSNJ will not seek to terminate the agreement based upon the date of completion of the tenth center or on any other basis or that, if BCBSNJ does seek to do so, that the Company will be successful in preventing such a termination.

    CONNECTICUT HEALTH ENTERPRISES. In November 1995, PHP and St. Vincent's Health Services Corporation ("St. Vincent's"), an affiliate of the Daughters of Charity National Health System East, Inc. (the "Daughters of Charity-East"), formed Connecticut Health Enterprises, L.L.C. ("CHE"), a limited liability company that will develop an ISOC in Fairfield County, Connecticut. The ISOC is expected to operate as an alliance of PHP, St. Vincent's, Fairfield County physicians and other hospitals and ancillary providers.

    CORPORATE HEALTH CENTERS. The Company has introduced key elements of its ISOC to self-insured employers through its contracts to deliver employer-sponsored health care at primary care facilities developed and operated by PHP. The Company's corporate health center contracts generally provide for PHP to design, construct, equip and operate the centers. In late 1992, PHP commenced operations on two contracts at two assembly facilities to provide occupational health care services for Chrysler Corporation employees. In June 1993, the Company opened two family practice centers in the Tampa/Clearwater, Florida service area for GTE Corporation ("GTE"), and one family health venture for Bethlehem Steel Corporation ("Bethlehem") near its Pennsylvania headquarters. The GTE centers provide primary medical care to approximately 25,000 GTE employees, retirees and their families and the Bethlehem facility serves approximately 37,000 Bethlehem employees, retirees and their families. In addition, the Company has developed a network of area medical and surgical specialists to assist the other GTE health care professionals in providing comprehensive health care services to the GTE beneficiaries. In February 1995, PHP commenced operations of a family health center for Northwestern Steel & Wire Company ("Northwestern") providing medical services for approximately 10,000 Northwestern employees, retirees and dependents in Sterling, Illinois. PHP also developed an outside provider network of medical and surgical specialists to complement the primary care services offered in the center. The Company's corporate health center contracts call for payment based on a cost-reimbursement-plus-fixed-fee, or fixed-rate per labor hour basis and generally provide for terms ranging from three to five years. The initial term of the GTE contract expires on December 31, 1995 and a proposed renewal of the agreement is under discussion.

    D.C. CHARTERED HEALTH PLAN. D.C. Chartered Health Plan, Inc. ("D.C. Chartered") was formed in August 1988 and acquired by PHP in August 1993. D.C. Chartered was a pioneer in the development of managed health care for Medicaid beneficiaries receiving Aid to Families with Dependent Children

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
("AFDC"). Currently, over 29,000 AFDC recipients and approximately 1,000 commercial employees and their dependents are enrolled in D.C. Chartered. The District of Columbia first started providing managed care for Medicaid beneficiaries in 1988. D.C. Chartered was one of the first to offer managed care to Medicaid beneficiaries in the District. Approximately 44,000 Medicaid beneficiaries are currently enrolled in managed care plans (over 65% of whom are D.C. Chartered members) pursuant to a District mandate which began implementation in the spring of 1994.

    Each member enrolled in D.C. Chartered is assigned a primary care physician. D.C. Chartered has over 600 physicians under contract, including 93 primary care physicians (eight of whom exclusively support D.C. Chartered). D.C. Chartered's members receive prescriptions, health education, nutrition counseling, transportation to and from appointments, and -- when necessary -- referrals to specialists and hospital services. Following D.C. Chartered's acquisition by PHP, the Company installed key elements of its ISOC to support the health plan, including network development, utilization review and quality assurance services. As PHP's ISOC continued to evolve, additional capabilities have been implemented at D.C. Chartered, including the Company's information systems. In March 1995, PHP opened a primary care health center in the District of Columbia. The Chartered Family Health Center ("FHC") is modeled on PHP's ISOC model. D.C. Chartered also contracts with nine D.C. hospitals which are included in the ISOC. The FHC has a full-time staff of board certified family, pediatric, obstetrics/gynecology and internal medicine physicians. D.C. Chartered's staff also includes nurses, radiology and laboratory technicians, pharmacists and medical assistants.

    Under a provider agreement with the D.C. Department of Human Services (the "Department"), D.C. Chartered receives a monthly fixed, per capita fee subdivided between a risk and non-risk portion for services provided to AFDC and AFDC-related Medicaid enrollees. Under the agreement, the capitated fee is allocated to a non-risk portion covering physician, outpatient, and other services and a risk portion covering inpatient hospital services. At the end of each contract period, for the non-risk portion, D.C. Chartered must provide an accounting of its costs and services to enable the Department to determine the final amount due to D.C. Chartered or the Department under the agreement. The non-risk portion of the capitation fee may not exceed the federal fee-for-service upper payment limit for covered Medicaid services. D.C. Chartered assumes full financial risk for inpatient hospital services and assumes all gains or losses from the provision of such services. The agreement requires D.C. Chartered to maintain an escrow account in an amount based on its estimated expenditures, which the Department may use to recover capitation payments and the cost of care for enrollees in the event of a default. The Department reserves the right to terminate the agreement if a default occurs. The agreement is subject to annual renewal.

    D.C. Chartered's business strategy lies in its fundamental commitment to promoting access and emphasizing prevention and health maintenance, as well as treatment. Many elements of D.C. Chartered focus on increasing access to its services by (i) improving knowledge and awareness of benefits, (ii) providing extensive wellness and preventative health care services, and (iii) directly providing transportation to and from health care appointments. Management believes that this commitment enhances D.C. Chartered's ability to control cost, and improves accountability within the system.

    GOVERNMENT MANAGED HEALTH CARE SERVICES

    PHP provides a wide variety of health care services under various contracts with government agencies. Under its government contracts, the Company provides managed care services in five service groups: (i) ambulatory care -- outpatient primary care for defined populations; (ii) medical staffing -- the recruitment and provision of qualified medical, nursing and mental health specialists and technicians; (iii) mental health -- inpatient and outpatient psychiatric services for certain defined populations; (iv) long-term care -- the management of skilled and intermediate care nursing facilities; and (v) total managed care -- comprehensive health care programs for defined beneficiary populations. The Company's government contracts are generally awarded for a base period of less than one year, have two to four one-year renewals at the option of the government agency and generallly may be modified or terminated for the convenience of the government agency at any time during the contract.

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
    AMBULATORY CARE. PHP provides managed outpatient primary care services for various defined populations. Included in the Company's Ambulatory Care service group are its PRIMUS and NAVCARE programs. PHP is under contract with the U.S. Departments of the Army, Navy and Air Force to provide managed outpatient health care services to military dependents, retired military personnel and their dependents, and in certain circumstances, active military personnel, as part of the Army and Air Force PRIMUS programs and the Navy NAVCARE program. PHP established the first PRIMUS center in 1985 and is a leading provider of these services to the military. Pursuant to these contracts, the Company designs, equips, staffs and manages primary care centers which provide a wide variety of medical and pharmaceutical services to the eligible population. These services include the provision of physicians, nurses, pharmacists and technical and support staff. These services are generally provided in Company-owned and Company-operated facilities consistent with the basic plan of the PRIMUS/NAVCARE program. All of the Company's PRIMUS and NAVCARE centers meet the standards for accreditation established for ambulatory care clinics by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO"), an independent commission which conducts voluntary accreditation programs. The centers provide various preventive services, including physical examinations, pharmaceutical products, orthopedic and other medical services, including minor surgery, for pediatric and adult populations. The PRIMUS and NAVCARE centers are designed with laboratory and radiology equipment on location and are open 365 days per year with extended hours Monday through Friday. All military beneficiaries entitled to receive care at military treatment facilities are eligible for care at the PRIMUS and NAVCARE centers at no cost to them.

    The Company leases six and owns three facilities for its PRIMUS and NAVCARE centers. The terms of these leases expire from fiscal years 1996-1999. The Company will remain obligated under some of the leases and will own such facilities regardless of the duration or funding of the related PRIMUS and NAVCARE contracts. These types of contracts are generally awarded on a unit-price and/or fixed fee basis. The units of service upon which payments are based are outpatient visits, with the contractual payment per visit varying depending on the type of service provided. The fixed fee portion is generally a per month amount to cover basic operating costs.

    MEDICAL STAFFING. The military has turned to private sector contractors to provide medical staff and management support to its hospitals. Through its national recruiting network and program staffing experience, PHP recruits qualified medical, nursing and mental health specialists and technicians to augment military health care staff on a long-term basis. PHP currently provides staff to render nursing services for the Madigan Army Hospital in the state of Washington, social work services for 30 Army bases located in over nineteen states, and radiology services for Offutt Air Force Base in Nebraska. These types of contracts are generally awarded on a fixed-rate-labor hour basis.

    MENTAL HEALTH. PHP staffs and manages, for the South Carolina Department of Mental Health, the Dowdy Gardner Psychiatric Nursing Care Center for geriatric patients with chronic medical problems. In addition, the Company staffs and manages inpatient and outpatient psychiatric services for the Army at Fitzsimmons Army Medical Center in Colorado and at Fort Hood in Texas. These types of contracts are generally awarded on a fixed-price or unit-price basis. For contracts awarded on a unit-price basis, the payment is based upon inpatient beds per day.

    LONG-TERM CARE. In October 1989, PHP began applying its expertise, gained in providing skilled nursing and specialty services to geriatric patients, to the field of long-term care. During fiscal year 1990, the Company began staffing and managing a new 150 bed skilled and intermediate care nursing facility under a contract with the Alabama Department of Veterans Affairs. During fiscal 1991, the Company began staffing and managing a similar 220 bed facility for veterans under a contract with the South Carolina Department of Mental Health. The
Company believes it is one of only a few private companies working with state governments to meet the long-term care needs of a rapidly growing population of military veterans. These types of contracts are generally awarded on a unit-price basis. The units upon which payment is based are inpatient beds per day. In August 1994 the Company was selected to manage three skilled and intermediate care nursing facilities for the Alabama Department of Veteran Affairs. This contract award included the facility currently managed by the Company and two other facilities, one with 150 beds, the other with 120 beds. The term of this contract is three years and the price is on a per inpatient bed day basis.

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
    TOTAL MANAGED CARE. PHP provides specialized comprehensive managed health care programs for maximum, medium and minimum security facilities. The Company presently provides such a program for the Arkansas Department of Corrections under a unit-price contract. The units upon which payment is based are average number of inmates per month. This contract was re-awarded to the Company in July 1991 for an initial year with five option years; the price for each of the last four option years will be negotiated annually. Correctional facilities are complex and unique environments for delivering medical and mental health care services. The Company incorporates into its correctional facilities programs its understanding of how these facilities must be managed and how security and other special issues affect program design and administration.

GOVERNMENT CONTRACTING REGULATION

    During the  fiscal year  ended  April 30,  1995,  approximately 50%  of  the
Company's revenues were derived from 34 separate contracts with various government agencies to provide health care to various government sponsored populations. The Company received approximately 33% of its total revenues under 27 contracts with agencies of the federal government. The approximate percentages of government contract revenues realized by the Company by type of revenue were as follows: unit-price contracts, 72%; fixed-price contracts, 13%; cost-reimbursement-plus-fee contracts, 9%; and fixed-rate-labor hour contracts, 6%. The Company's contracts with government agencies generally provide for payment by the agencies on a monthly or bi-weekly basis and do not involve reimbursement to the Company under the Medicare or Medicaid programs or direct payment to the Company by patients.

    The Company's contracts with government agencies are obtained primarily through the competitive bidding process as governed by applicable federal and state statutes and regulations. Contracts are generally awarded for a base period of less than one year and corresponding with the government agency's fiscal year, having two to four one-year renewals at the option of the government agency, and are subject to appropriation of funds annually by the appropriate legislative body. There is, therefore, no assurance that the Company will be able to retain its contracts or, if retained, that all of such contracts will be fully funded.

    Under the competitive bidding process, unsuccessful bidders may protest the award of a contract to another bidder in accordance with a government appeals process if they believe the award was improper. Such protests could result in the rebidding, delay or loss of contracts.

    The Company generally performs services under fixed-price, unit-price, cost-reimbursement-plus-fee and fixed-rate-labor hour contracts. Under fixed-price contracts, the government agency pays the Company an agreed upon price for services rendered. Under unit-price contracts, the Company receives a fixed dollar amount per unit of service provided, intended to cover direct costs, related indirect costs and fee. Under cost-reimbursement-plus-fee contracts, the government agency reimburses the Company for allowable costs incurred and pays the Company a negotiated fixed fee, up to contract funding amounts. Under fixed-rate-labor hour contracts, the Company receives a fixed hourly rate intended to cover salary costs, other direct costs, related indirect costs and fee.

    Under fixed-price, unit-price and fixed-rate-labor hour contracts, the Company realizes benefits or detriments resulting from unanticipated cost variances. Under unit-price contracts, the Company also realizes benefits and detriments occasioned by unanticipated variances in unit quantities and resulting revenues.

    Under the Truth in Negotiations Act, the U.S. Government is entitled for three years after final payment on certain negotiated contracts or contract modifications to examine all of the Company's cost records with respect to such contracts to determine whether the Company furnished complete, accurate, and current cost or pricing data to the Government in connection with the negotiation of the price of the contract or modification. The U.S. Government also has the right after final payment to seek a downward adjustment to the price of a contract or modification if it determines that the contractor failed to disclose complete, accurate, and current data.

    Section 31 of the Federal Acquisition Regulation governs the allowability of costs incurred by the Company in the performance of U.S. Government contracts to the extent that such costs are included in its

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
proposals or are allocated to its U.S. Government contracts during performance of those contracts. In the opinion of management of the Company, costs proposed, incurred, and billed to the U.S. Government in connection with the Company's performance of its U.S. Government contracts complied with Section 31 of the Federal Acquisition Regulation in all material respects.

    The Company's U.S. Government contracts are subject to possible termination, reduction or modification as a result of changes to or reductions in the Government's requirements or budgetary resources. Contracts may be modified or terminated for the convenience of the U.S. Government at any time during the term of the contract. If a contract is modified, the price of the contract would be equitably adjusted to reflect the change or reduction. If a contract were to be terminated for convenience, the Company would be reimbursed for its allocable, reasonable and allowable costs incurred through the date of termination and would be paid a reasonable profit or fee on the work actually performed. If it is determined that the terminated contract would have been in a loss position if fully performed, a "loss ratio" will be applied to reduce the Company's recovery of incurred costs so that the recovery will reflect a proportionate amount of that anticipated loss. In either event, the Company would be entitled to recover the costs incurred directly as a result of the termination of the contracts, such as filing a settlement proposal.

    The Company believes that it has complied in all material respects with applicable government requirements. In certain circumstances in which a contractor has not complied with the terms of a contract or with regulations or statutes, the contractor may be debarred or suspended from obtaining future contracts for a specified period of time. Any such suspension or debarment of the Company could have a material adverse effect upon the Company's business.

    State governments with which the Company contracts have statutory or regulatory provisions relating to government contracting which are generally comparable to the U.S. Government.

LIMITATIONS ON REIMBURSEMENT

    A major portion of the Company's revenues are derived from third party payors, such as governmental programs, private insurance plans and managed care organizations. In particular, for the year ended April 30, 1995 and the six months ended October 31, 1995, approximately 22% and 29%, respectively, of the Company's revenues were derived from the Medicaid program, a cooperative state-federal program for medical assistance to the poor. Reflecting a trend in the health care industry, third party payors increasingly are negotiating with health care providers such as the Company concerning the prices charged for medical services, with the goal of lowering reimbursement and utilization rates. There can be no assurance that any future reduction in reimbursement rates would be offset through enhancement of operating efficiencies, or that any such enhancement of operating efficiencies would occur. Third party payors may also deny reimbursement if they determine that a treatment was not performed in accordance with the cost-effective treatment methods established by such payors, was experimental or for other reasons. In addition, funding for governmental programs, such as Medicaid, is under increased scrutiny.

    The U.S. Congress has passed a fiscal year 1996 budget reconciliation bill that provides for reductions in the rate of spending increases over the next seven years of approximately $270 billion in the Medicare program and $165 billion in the Medicaid program. The bill provides, among other things, for converting the federal share of the Medicaid program to a block grant and for gradually reducing the overall growth of the federal share from approximately ten percent annually to approximately four percent by fiscal year 2000. The annual increase in the federal share would vary from state to state based on a variety of factors. Although the initial reconciliation bill was vetoed by the President, no assurance can be given that reductions in the rate of increase in spending for these programs, if ultimately signed into law, would not have a material adverse effect on the Company's operations. Any loss of revenue caused by trends in the health care industry toward cost containment and oversight could have a material adverse effect on the Company's business.

HEALTH CARE REGULATION

    The health care industry is subject to extensive federal regulation relating to licensure, conduct of operations and prices for services.

    The laws of many states prohibit physicians from splitting fees with non-physicians and prohibit non-physician entities from practicing medicine. These laws vary from state to state, have been subject to limited judicial and regulatory interpretation, and are enforced by the courts and by regulatory authorities with broad discretion. Although the Company seeks to structure its operations so as to comply with these laws, there can be no assurance that the Company's present or future operations will not be successfully challenged as violating, or determined to have violated, such laws, or that the enforceability of the provisions of agreements governing such operations will not be limited. Any such result could have a material adverse effect on the Company.

    The laws in most states also regulate the business of insurance and the operation of health maintenance organizations ("HMOs"). Many states also regulate the establishment and operation of networks of health care providers. Although the Company seeks to structure its operations so as to comply with these laws in the states in which it does business, there can be no assurance that future interpretations of insurance laws and health care network laws by the regulatory authorities in these states or in the states into which the Company may expand will not require licensure or a restructuring of some or all of the Company's operations. The Company's Medicaid HMO is not presently subject to licensure requirements in the District of Columbia. However, legislation has been proposed which would require the licensure of HMOs in the District of Columbia and subject the Company to additional regulatory requirements. The Company is unable to predict what HMO legislation or regulation, if any, will be adopted in the District of Columbia and what effect, if any, such legislation or regulation would have on the Company's business. No assurance can be given that future HMO legislation or regulation in the District of Columbia or in other states will not have a material adverse effect on the Company's business, financial condition or results of operation.

    Anti-fraud and abuse amendments codified under the Social Security Act of 1935, as amended (the "Social Security Act"), prohibit certain business practices and relationships that may affect the provision and cost of health care services reimbursable under the Medicare and Medicaid programs. These amendments include anti-kickback provisions prohibiting the solicitation, payment, receipt or offering of any direct or indirect remuneration for the referral of Medicare or Medicaid patients or for the ordering or providing of Medicare or Medicaid covered services, items or equipment. Sanctions for violating the anti-kickback provisions include criminal penalties and civil sanctions, including fines and possible exclusion from the Medicare and Medicaid programs. In addition, Section 1877 of the Social Security Act (the "Stark law") restricts physician referrals to certain providers, including hospitals, with which they have a financial arrangement. Sanctions for violation of the Stark law include civil money penalties and exclusion from the Medicare and Medicaid programs. The Stark law and the anti-kickback provisions of the Social Security Act are broadly worded and often vague, and the future interpretation of these provisions and their applicability to the Company's operations cannot be predicted with certainty. Although the Company seeks to arrange its business relationships so as to comply with these laws, there can be no assurance that the Company's present or future operations will not be accused of violating, or be determined to have violated, such provisions. Any such result could have a material adverse effect on the Company.

HEALTH CARE REFORM

    In recent years, an increasing number of legislative proposals have been introduced in Congress and in some state legislatures that would effect major changes in the health care system, either nationally or at the state level. The Company is unable to predict what health care reform legislation, if any, will be adopted and what effect, if any, such legislation may have on the Company's business. No assurance can be given that future health care reform legislation will not have a material adverse effect on the Company's business, financial condition or results of operations.

    Provisions in the fiscal year 1996 reconciliation bill passed by Congress, if signed into law, would eliminate the federally mandated individual entitlement to Medicaid benefits and give the states wide latitude in setting eligibility standards and benefit levels. In addition, the bill would reduce for a number of states the level of state spending necessary to qualify for the maximum federal matching. Such changes, if adopted, could result in a reduction in the number of individuals participating in the Medicaid program. No assurance can be given that such changes would not have a material adverse effect on the Company's business.

COMPETITION

    The Company has numerous competitors who compete with the Company for contracts to provide health care services to federal, state and local government agencies and to employers and others in the private sector. The competition for a particular contract may consist of national, regional and/or local providers, depending on the type of health care services involved. A number of these firms are larger and have greater financial resources and larger technical staffs than the Company. Federal, state and local government agencies also can be considered to be in competition with the Company, in that they may provide services of a similar nature to those provided by the Company. It is not possible to predict the extent of competition which present or future activities of the Company will encounter because of changing competitive conditions, government requirements, government budgeting, technological developments and other factors.

LEGAL PROCEEDINGS

    The Company is a defendant in various legal proceedings incidental to its business, including actions involving medical malpractice claims, employment matters and contractual arrangements. In the opinion of management, after consultation with counsel, these proceedings will not have a material adverse effect on the Company's financial position, results of operations or cash flows. See Note 11(c) of Notes to the Consolidated Financial Statements and Note 6 of Notes to the Condensed Consolidated Financial Statements.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

    The following table sets forth certain information with respect to the Company's directors and officers.

            NAME                   AGE                                 POSITION
-----------------------------      ---      ---------------------------------------------------------------
Charles H. Robbins                     65   Chairman, Chief Executive Officer and a Director
Jack M. Mazur                          53   President and a Director
Michael D. Starr                       52   Senior Executive Vice President, Treasurer, Chief Executive
                                             Officer, Government Managed Care Services and a Director
John P. Cole                           54   Executive Vice President
John E. Murphy                         60   Executive Vice President
William J. Lubin                       43   Senior Vice President and Chief Executive Officer, Commercial
                                             Managed Care Services
Robert L. Bowles, Jr.                  55   President, D.C. Chartered Health Plans, Inc.
Anthony M. Picini                      40   Senior Vice President and Chief Financial Officer
Frank L. Provato, M.D.                 47   Senior Vice President and Corporate Medical Director
Ben Rosenbaum III                      56   Corporate Secretary and General Counsel
Jerrold J. Hercenberg                  45   Senior Vice President and Counsel for Managed Care and General
                                             Counsel, D.C. and Virginia Chartered Health Plans
Julien J. Lavoie                       64   Senior Vice President, Information Systems and a Director
Debbie L. Scheff-Gricius               42   President, Health Cost Consultants, Inc.
David E. Berman                        46   Senior Vice President
George E. Schaefer, M.D.               73   Senior Vice President, Medical Affairs and a Director
Paul T. Cuzmanes                       50   Director
Joseph G. Mathews                      61   Director
Charles P. Reilly                      53   Director
Donald J. Ruffing                      74   Director

    The following are brief summaries of the business experience during at least the past five years of each of the directors and officers of the Company.

    CHARLES H. ROBBINS founded the Company in 1976 and has been Chairman of the Board since its inception. He also served as President of the Company from its inception through October 1995. From 1973 to 1975, Mr. Robbins was Vice President and Director of Operations of Tabershaw/Cooper Associates, Inc., a medical consulting firm, and Technical Director, Health and Medical Systems of Informatics Inc.; from 1971 to 1973 he was Manager, Medical Information Systems of Computer Science Corporation; and from 1961 to 1970 he held various positions with the Office of the Surgeon General of the United States Army and the Army Medical Department. In those positions, Mr. Robbins was engaged in directing studies and developing programs relating to various health care related activities.

    JACK M. MAZUR has been a director of the Company since 1976 and has served as President since October 1995. Prior to his election as President, Mr. Mazur was Chief Executive Officer of the Company's Commercial Managed Care Services Division. From August 1989 to October 1995, Mr. Mazur served as Senior

Executive Vice President of the Company, from June 1986 to October 1993 as Secretary of the Company, and from 1976 through May 1986 as an advisor to the President and Chairman and as Assistant Secretary of the Company.

    MICHAEL D. STARR has been employed by the Company in various financial and operational positions since 1976 and has been a director since 1985. Mr. Starr was Controller of the Company from 1976 to 1981, Vice President, Finance and Administration from 1981 to 1986, and has been Executive Vice President since March 1986.

    JOHN P. COLE joined the Company in 1993 and heads the marketing of the Company's commercial products and services. He previously served as President of J.P. Cole and Associates, a health care marketing firm, and in senior management positions with major insurance companies, including Prudential, Blue Cross of California, Lincoln National Corporation and Aetna Health Plans.

    JOHN E. MURPHY, a retired Colonel in the United States Air Force, joined the Company as Vice President of Managed Care in 1991 and became Executive Vice President in 1995. Colonel Murphy's 35 years of health care management experience include 31 years of Active Duty in the Air Force Medical Service. From 1985 to 1989, he served as the Assistant Surgeon General for Health Care Support, United States Air Force, as Chief of the Medical Services Corps, and was an advisor to the Surgeon General on matters of health services administration and management. During his appointment as Assistant Surgeon General, Mr. Murphy served as the Chief Hospital Administrator for a health care system consisting of 80 hospitals and 42 free-standing ambulatory care health centers with an annual budget of $3 billion.

    WILLIAM J. LUBIN joined PHP in August 1994 as Senior Vice President for Managed Care. In late 1994 he assumed the position of Chief Operating Officer, Commercial Managed Care. In October 1995, he became Chief Executive Officer of Commercial Managed Care Services. Prior to joining PHP, Mr. Lubin held management positions with Aetna Health Plans, Travelers Insurance Companies, Lincoln National, and Blue Cross and Blue Shield of Connecticut.

    ROBERT L. BOWLES, JR. joined the Company in August 1993 in connection with the Company's acquisition of D.C. Chartered Health Plan, Inc. Mr. Bowles is the founder of D.C. Chartered and has more than 30 years experience in administration and management of health care services and operations for corporations and the military.

    ANTHONY M. PICINI has been with the Company since 1989. Previously, Mr. Picini was with the accounting firm of KPMG Peat Marwick, where he managed the auditing and accounting of both public and private companies.

    FRANK L. PROVATO, M.D. has been with the Company since 1993. He is responsible for developing health care solutions for clients, providing input on physician recruitment and the total quality management program, and establishing clinical protocols and standards of medical care. Dr. Provato has 23 years of diverse background in clinical medicine, health care administration, occupational health, and employee benefits administration. Prior to joining PHP, he served as Vice President and Corporate Medical Director for GTE Corporation, where he was responsible for the development of health care cost management strategies and the implementation of a GTE-sponsored primary care health center in Tampa, Florida.

    BEN ROSENBAUM III has been with the Company since 1993. Prior to joining the Company, he was a partner with the law firm Carey, Rosenbaum, Niemi & Skaggs. Mr. Rosenbaum has been engaged in the practice of law since 1966 and has been a member of numerous professional, business and civic organizations, including the Health Care Forum of the American Bar Association.

    JERROLD J. HERCENBERG has been with the Company since March 1995. Before joining PHP, Mr. Hercenberg was a partner with McDermott, Will & Emery's Washington office and a member of the law firm's Health Department. Prior thereto, Mr. Hercenberg served as Senior Legal Advisor in the office of the Administrator, Health Care Financing Administration.

    JULIEN J. LAVOIE joined the Company as a Director in 1989. Mr. Lavoie was Federal Program Manager of EDS Communications Corporation, a contract services company, from 1987 to 1991, when he became Vice

President of the Company. Previously, Mr. Lavoie served as President of Productivity Management Services, Inc., a service company in the U.S. government privatization program, from 1986 to 1987, and was Vice President, Integration Services, for the Martin Marietta Data Systems Corporation, a major government contractor, from 1983 to 1986.

    DEBBIE L. SCHEFF-GRICIUS is President of Health Cost Consultants, Inc., the Company's utilization management subsidiary. She has over ten years experience in the health care industry and over fifteen years experience in information systems. At HCC, Ms. Scheff-Gricius was responsible for the in-house development of a utilization review and case management system, marketed nationwide, which is currently being used to manage all business operations within the Company. Ms. Scheff also served as Vice President, Promotion and Self Insurance Institute of America. As Vice President of The Commons Management Group, Ms. Scheff managed the development and implementation of health care data systems for clients in private industry, business coalitions, HMOs, PPOs, Utilization Review Organizations, and hospitals.

    DAVID E. BERMAN founded EastWest Research Corporation where he served as President from 1978 until joining the Company as Senior Vice President in 1994. Mr. Berman is responsible for strategic business development and special projects. Mr. Berman has over fifteen years of health care consulting experience, directing numerous engagements involving HMO, PPO, IPA and PHO development, financial and actuarial studies, feasibility analyses, strategic planning, CON development, policy research and evaluation, and technical assistance under the Medicare and Medicaid programs.

    GEORGE E. SCHAEFER, M.D. served as Vice President/Medical Director of the Company from 1980 to 1993 and a Director of the Company since 1981. Dr. Schaefer currently serves as Vice President Medical Affairs. Prior to joining the Company, Dr. Schaefer was a private consultant from 1978 to 1980. Dr. Schaefer was Surgeon General of the United States Air Force from 1975 to 1978 and retired from the Air Force with the rank of Lieutenant General. Dr. Schaefer held various positions with the Air Force, commencing as a Flight Surgeon in 1947, through various command positions from 1949 to 1975, and became Deputy Surgeon General and then Surgeon General of the Air Force in 1975.

    PAUL T. CUZMANES joined the Company as a Director in October 1989. Mr. Cuzmanes is a partner with the law firm of Wilson, Elser, Moskowitz, Edelman & Dicker and has been engaged in the practice of law since 1976. Mr. Cuzmanes specializes in health care law, commercial law and the representation of municipalities. He is also a fellow in the American Society of Pharmaceutical Law.

    JOSEPH G. MATHEWS joined the Company as a Director in July 1993. Since 1985, Mr. Mathews has owned and operated Joseph G. Mathews & Associates, an insurance brokerage firm. Mr. Mathews' professional designations include Chartered Financial Consultant and Master of Science Financial Services. In addition to serving on the Company's Board, Mr. Mathews is a member of the boards of directors of Lake of the Ozarks General Hospital, Mark Twain Bank, Sanford Brown College and Learfield Communication. Mr. Mathews also serves on the Lindenwood College Board.

    CHARLES P. REILLY joined the Company as a Director in 1991. Mr. Reilly is the managing general partner of Shamrock Investments, a financial advisory and investment firm that specializes in the health care industry. From 1979 until founding Shamrock Investments in 1987, Mr. Reilly served as Director, Senior Executive Vice President and Chief Development Officer for American Medical International Corporation, a large multi-hospital management company. In that position, Mr. Reilly was responsible for the acquisition of new health care facilities and related business both in the United States and abroad, oversaw the development of the company's integrated health care services and facilities and directed the activities of AMI Group Health Services, a division of American Medical International Corporation. Mr. Reilly currently serves as Chairman of the Board of Directors of Dynamic Health, Inc., an acute care hospital company, and as a director of G & L Realty Corporation, a NYSE health care real estate investment trust. Mr. Reilly has served as a director, trustee and governing council member of the Federation of American Healthcare Systems, The National Committee for Quality Health Care and the American Hospital Association, and has previously served as a board director for several corporations. From August 1994 to August 1995, Mr. Reilly was an employee of the Company, serving as chairman of the Executive Council.

    DONALD J. RUFFING joined the Company as a Director in 1991. Mr. Ruffing is a retired Colonel in the United States Air Force. In 1990, Mr. Ruffing served as a team member of the Peer and Application Reviews, Refugee Mental Health Programs for the National Institute of Mental Health. From 1980 to 1985, Mr. Ruffing served as a project manager for the Company at St. Elizabeth's Hospital. Mr. Ruffing completed 32 years in medical services management with the Air Force. Upon his retirement, he was the Chief of the Air Force Medical Service Corps, Office of the Surgeon General, where he was responsible for developing plans, policies and procedures for the management of the Air Force Medical Service Corps.

                           DESCRIPTION OF DEBENTURES

    The Debentures will be issued under an indenture dated as of December 15, 1995 (the "Indenture"), between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definition therein of certain terms. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference. Copies of the proposed form of Indenture are available from the Company or the Initial Purchasers upon request.

GENERAL

    The Debentures will be unsecured obligations of the Company, will be limited to $69,000,000 in aggregate principal amount (including the Initial Purchasers' over-allotment option) and will mature on December 15, 2002. The Debentures will bear interest at the rate per annum shown on the front cover of this Offering Memorandum from the date of original issuance of Debentures pursuant to the Indenture or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually on June 15 and December 15 of each year, commencing June 15, 1996, to the Person in whose name the Debenture (or any predecessor Debenture) is registered at the close of business on the preceding June 1 or December 1, as the case may be. Interest on the Debentures will be paid on the basis of a 360-day year of twelve 30-day months.

    Principal of, premium, if any, and interest on, the Debentures will be payable (i) in respect of Debentures held of record by the Depository Trust Company ("DTC") or its nominee in same day funds on or prior to the payment dates with respect to such amounts and (ii) in respect of Debentures held of record by holders other than DTC or its nominee, at the office of the Trustee in New York, New York, and the Debentures may be surrendered for transfer, exchange or conversion at the office of the Trustee in New York, New York. In addition, with respect to Debentures held of record by holders other than DTC or its nominee, payment of interest may be made, at the option of the Company, by check mailed to the address of the persons entitled thereto as it appears in the register for the Debentures on the Regular Record Date for such interest.

    The Debentures will be issued only in registered form, without coupons and in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses (including the fees and expenses of the Trustee) payable in connection therewith. The Company is not required (i) to issue, register the transfer of or exchange any Debentures during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption and ending at the close of business on the day of such mailing, or
(ii) to register the transfer of or exchange any Debenture selected for redemption in whole or in part, except the unredeemed portion of Debentures being redeemed in part.

    All moneys paid by the Company to the Trustee or any Paying Agent for the payment of principal of and premium and interest on any Debenture which remain unclaimed for two years after such principal, premium or interest become due and payable may be repaid to the Company. Thereafter, the Holder of such Debenture may, as an unsecured general creditor, look only to the Company for payment thereof.

    The Indenture does not contain any provisions that would provide protection to Holders of the Debentures against a sudden and dramatic decline in credit quality of the Company resulting from any takeover, recapitalization or similar restructuring, except as described below under "Certain Rights to Require Repurchase of Debentures."

CONVERSION RIGHTS

    The Debentures will be convertible into Common Stock at any time after the 60th day following the date of original issuance of the Debentures and prior to redemption or final maturity, initially at the conversion price of $27.25 per share. The right to convert Debentures which have been called for redemption will terminate at the close of business on the second business day preceding the Redemption Date. See "Optional Redemption" below.

    The conversion price will be subject to adjustment upon the occurrence of any of the following events: (i) the subdivision, combination or reclassification of outstanding shares of Common Stock; (ii) the payment in shares of Common Stock of a dividend or distribution on any class of capital stock of the Company; (iii) the issuance of rights or warrants to all holders of Common Stock entitling them to acquire shares of Common Stock at a price per share less than the Current Market Price; (iv) the distribution to holders of Common Stock of shares of capital stock other than Common Stock, evidences of indebtedness, cash or assets (including securities, but excluding dividends or distributions paid exclusively in cash and dividends, distributions, rights and warrants referred to above); (v) a distribution consisting exclusively of cash (excluding any cash distributions referred to in (iv) above) to all holders of Common Stock in an aggregate amount that, together with (A) all other cash distributions (excluding any cash distributions referred to in (iv) above) made within the 12 months preceding such distribution and (B) any cash and the fair market value of other consideration payable in respect of any tender offer by the Company or a subsidiary of the Company for the Common Stock consummated within the 12 months preceding such distribution, exceeds 12.5 percent of the Company's market capitalization (being the product of the Current Market Price times the number of shares of Common Stock then outstanding) on the date fixed for determining the stockholders entitled to such distribution; and (vi) the consummation of a tender offer made by the Company or any subsidiary of the Company for the Common Stock which involves an aggregate consideration that, together with (X) any cash and other consideration payable in respect of any tender offer by the Company or a subsidiary of the Company for the Common Stock consummated within the 12 months preceding the consummation of such tender offer and (Y) the aggregate amount of all cash distributions (excluding any cash distributions referred to in (iv) above) to all holders of the Common Stock within the 12 months preceding the consummation of such tender offer, exceeds
12.5 percent of the Company's market capitalization at the date of consummation of such tender offer. No adjustment of the conversion price will be required to be made until cumulative adjustments amount to at least one percent of the conversion price, as last adjusted. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

    In addition to the foregoing adjustments, the Company will be permitted to reduce the conversion price as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the Common Stock or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event. In the case of any consolidation or merger of the Company with any other corporation (other than one in which no change is made in the Common Stock), or any sale or transfer of all or substantially all of the assets of the Company, the Holder of any Debenture then outstanding will, with certain exceptions, have the right thereafter to convert such Debenture only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Debenture might have been converted immediately prior to such consolidation, merger, sale or transfer; and adjustments will be provided for events subsequent thereto that are as nearly equivalent as practical to the conversion price adjustments described above.

    Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based upon the then Closing Price at the close of business on the day of conversion. If any Debentures are surrendered for conversion during the period from the close of business on any Regular Record Date through and including the next succeeding Interest Payment Date (except any such Debentures called for redemption), such Debentures when surrendered for conversion must be accompanied by payment in next day funds of an amount equal to the interest thereon which the registered Holder on such Regular Date is to receive. Except as described in the preceding sentence, no interest will be payable by the Company on converted Debentures with respect to any Interest Payment Date subsequent to the date of conversion. No other payment or adjustment for interest or dividends is to be made upon conversion.

    The Indenture will provide that, in the event of the occurence of certain events affecting the rights (the "Rights") distributed pursuant to the Company's Rights Agreement, dated as of April 10, 1992, with Riggs National Bank, NA (the "Rights Agreement"), appropriate adjustments to the conversion price will be made. In lieu of any such adjustment, the Company may amend the Rights Agreement to provide that upon conversion of the Debentures the holder thereof will receive, in addition to the Common Stock issuable upon such conversion, the Rights which attached to such shares of Common Stock or would have attached to such shares if the Rights had not become separated from the Common Stock pursuant to the provisions of the Rights Agreement.

SUBORDINATION

    The payment of the principal of and premium, if any, and interest on the Debentures will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness. If there is a payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due thereon or provision for such payment in money or money's worth before the Holders of the Debentures will be entitled to receive any payment in respect of the principal of or premium, if any, or interest on the Debentures. In the event of the acceleration of the Maturity of the Debentures, the holders of all Senior Indebtedness will first be entitled to receive payment in full in cash of all amounts due thereon or provision for such payment in money or money's worth before the Holders of the Debentures will be entitled to receive any payment for the principal of or premium, if any, or interest on the Debentures. No payments on account of principal of or premium, if any, or interest on the Debentures or on account of the purchase or acquisition of Debentures may be made if there has occurred and is continuing a default in any payment with respect to Senior Indebtedness, any acceleration of the maturity of any Senior Indebtedness of if any judicial proceeding is pending with respect to any such default.

    Senior Indebtedness is defined in the Indenture as (a) all secured indebtedness of the Company for money borrowed, excluding the claims of trade creditors of the Company, whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed, except any such other indebtedness that by the terms of the instrument or instruments by which such indebtedness was created or incurred expressly provides that it (i) is junior in right of payment to the Debentures or (ii) ranks PARI PASSU in right of payment with the Debentures, and (b) any amendments, renewals, extensions, modifications, refinancings and refundings of any of the foregoing. The term "indebtedness for money borrowed" when used with respect to the Company is defined to mean (i) any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money (including without limitation fees, penalties and other obligations in respect thereof), whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) any deferred payment obligation of, or any such obligation guaranteed by, the Company for the payment of the purchase price of property or assets evidenced by a note or similar instrument, and (iii) any obligation of, or any such obligation guaranteed by, the Company for the payment of rent or other amounts under a lease of property or assets which obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of the Company under generally accepted accounting principles.

    The Debentures are obligations exclusively of the Company. A portion of the operations of the Company are currently conducted through subsidiaries, which are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Debentures or to make any funds available therefor, whether by dividends, loans or other payments. In addition, the payment of dividends and certain loans and advances to the Company by such subsidiaries may be subject to certain statutory or contractual restrictions, are contingent upon the earnings of such subsidiaries and are subject to various business considerations.

    The Debentures will be effectively subordinated to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Company's subsidiaries. Any right of the Company to receive assets of any such subsidiary upon the liquidation or reorganization of any such subsidiary (and the consequent right of the Holders of the Debentures to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.

    The Indenture does not limit or prohibit the incurrence of Senior Indebtedness. At October 31, 1995, the aggregate amount of Senior Indebtedness outstanding and the aggregate amount of indebtedness and other liabilities of the Company and its subsidiaries to which the Debentures are effectively subordinated was approximately $42.8 million. The Company also expects to incur Senior Indebtedness from time to time in the future.

OPTIONAL REDEMPTION

    The Debentures will be redeemable, at the Company's option, in whole or from time to time in part, at any time on or after December 17, 1998, upon not less than 15 nor more than 60 days' notice mailed to each Holder of Debentures to be redeemed at its address appearing in the Security Register and prior to Maturity at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

    If redeemed during the 12-month period beginning December 15, in the year indicated (December 17, in the case of 1998), the redemption price shall be:

                                                      REDEMPTION
YEAR                                                    PRICE
---------------------------------------------------  ------------
1998...............................................      103.71%
1999...............................................      102.79%
2000...............................................      101.86%
2001...............................................      100.93%

    No sinking fund is provided for the Debentures.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Company will not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, or permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties substantially as an entirety to the Company, unless (a) if applicable, the Person formed by such consolidation or into which the Company is merged or the Person or corporation which acquires the properties and assets of the Company substantially as an entirety is a corporation, partnership or trust organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and expressly assumes payment of the principal of and premium, if any, and interest on the Debentures and performance and observance of each obligation of the Company under the Indenture, (b) after consummating such consolidation, merger, transfer or lease, no Default or Event of Default will occur and be continuing, (c) such consolidation, merger or acquisition does not adversely affect the validity or enforceability of the Debentures and (d) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with the provisions of the Indenture.

CERTAIN RIGHTS TO REQUIRE REPURCHASE OF DEBENTURES

    In the event of any Repurchase Event (as defined below) occurring after the date of issuance of the Debentures and on or prior to Maturity, each Holder of Debentures will have the right, at the Holder's option, to require the Company to repurchase all or any part of the Holder's Debentures on the date (the "Repurchase Date") that is 30 days after the date the Company gives notice of the Repurchase Event as described below at a price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the Repurchase Date. On or prior to the Repurchase Date, the Company shall deposit with the Trustee or a Paying Agent an amount of money sufficient to pay the Repurchase Price of the Debentures which are to be repaid on or promptly following the Repurchase Date.

    Failure by the Company to provide timely notice of a Repurchase Event, as provided for below, or to repurchase the Debentures when required under the preceding paragraph will result in an Event of Default under the Indenture whether or not such repurchase is permitted by the subordination provisions of the Indenture.

    On or before the 15th day after the occurrence of a Repurchase Event, the Company is obligated to mail to all Holders of Debentures a notice of the occurrence of such Repurchase Event, the Repurchase Date, the date by which the repurchase right must be exercised, the Repurchase Price for Debentures and the procedures which the Holder must follow to exercise this right. To exercise the repurchase right, the Holder of a Debenture must deliver, on or before the close of business on the Repurchase Date, irrevocable written notice to the Company (or an agent designated by the Company for such purpose) and to the Trustee of the Holder's exercise of such right, together with the certificates evidencing the Debentures with respect to which the right is being exercised, duly endorsed for transfer. Such written notice is irrevocable.

    A "Repurchase Event" shall have occurred upon the occurrence of a Change in Control (as defined below) or a Termination of Trading (as defined below).

    A "Change in Control" shall occur when: (i) all or substantially all of the Company's assets are sold as an entirety to any person or related group of persons; (ii) there shall be consummated any consolidation or merger of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly owned subsidiary of the Company in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Common Stock would be converted into cash, securities or other property, in each case, other than a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power of all classes of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such consolidation or merger in substantially the same proportion as their ownership of Common Stock immediately before such transaction; (iii) any person, or any persons acting together which would constitute a "group" for purposes of
Section 13(d) of the Exchange Act, together with any affiliates thereof, shall beneficially own (as defined in Rule 13d-3 under the Exchange Act) at least 50% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of directors of the Company; (iv) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (v) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

    A "Termination of Trading" shall occur if the Common Stock (or other common stock into which the Debentures are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

    The right to require the Company to repurchase Debentures as a result of the occurrence of a Repurchase Event could create an event of default under Senior Indebtedness of the Company, as a result of which any repurchase could, absent a waiver, be blocked by the subordination provisions of the Debentures. See "Subordination." Failure by the Company to repurchase the Debentures when required will result in an Event of Default with respect to the Debentures whether or not such repurchase is permitted by the subordination provisions. The Company's ability to pay cash to the Holders of Debentures upon a repurchase may be limited by certain financial covenants contained in the Company's Senior Indebtedness.

    In the event a Repurchase Event occurs and the Holders exercise their rights to require the Company to repurchase Debentures, the Company intends to comply with applicable tender offer rules under the Exchange Act, including Rules 13e-4 and 14e-1, as then in effect, with respect to any such purchase.

    The foregoing provisions would not necessarily afford Holders of the Debentures protection in the event of highly leveraged or other transactions involving the Company that may adversely affect Holders. In addition, the foregoing provisions may discourage open market purchases of the Common Stock or a non-negotiated tender or exchange offer for such stock and, accordingly, may limit a stockholder's ability to realize a premium over the market price of the Common Stock in connection with any such transaction.

RULE 144A INFORMATION REQUIREMENT

    The Company has agreed to furnish to the Holders or beneficial holders of the Debentures and prospective purchasers of the Debentures designated by the holders of the Debentures, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until the earlier of the date on which the Company registers the Debentures and the underlying Common Stock for resale under the Securities Act or the Resale Restriction Termination Date.

EVENTS OF DEFAULT

    The  following are Events of Default under the Indenture with respect to the
Debentures: (a) default in the payment of principal of or any premium on any Debenture when due (even if such payment is prohibited by the subordination provisions of the Indenture); (b) default in the payment of any interest on any Debenture when due, which default continues for 30 days (even if such payment is prohibited by the subordination provisions of the Indenture); (c) failure to provide timely notice of a Repurchase Event as required by the Indenture; (d) default in the payment of the Repurchase Price in respect of any Debenture on the Repurchase Date therefor (even if such payment is prohibited by the subordination provisions of the Indenture); (e) default in the performance of any other covenant of the Company in the Indenture continued for 60 days after written notice by the Holders of at least 25% in aggregate principal amount of the Outstanding Debentures as provided in the Indenture; (f) default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any subsidiary of the Company or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any subsidiary of the Company, whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay the principal of indebtedness in excess of $5,000,000 when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in indebtedness in excess of $5,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Debentures a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled; and (g) certain events in bankruptcy, insolvency or reorganization of the Company or any subsidiary of the Company.

    If an Event of Default with respect to the Debentures shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Debentures may declare the principal of and premium, if any, on all such Debentures to be due and payable immediately, but if the Company cures all Events of Default (except the nonpayment of interest on, premium, if any, and principal of any Notes) and certain other conditions are met, such declaration may be canceled and past defaults may be waived by the Holders of a majority in principal amount of Outstanding Debentures. If an Event of Default shall occur as a result of an event of bankruptcy, insolvency or reorganization of the Company or any subsidiary of the Company, the aggregate principal amount of the Debentures shall automatically become due and payable. The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. The Indenture provides that the Trustee may withhold notice to the Holders of the Debentures of any continuing default (except in the payment of the principal of or premium, if any, or interest on any Debentures) if the Trustee considers it in the interest of Holders of the Debentures to do so.

MODIFICATION, AMENDMENTS AND WAIVERS

    Modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of the Holders to: (a) cause the Indenture to be qualified under the Trust Indenture Act; (b) evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Debentures; (c) add to the covenants of the Company for the benefit of the Holders or an additional Event of Default, or surrender any right or power conferred upon the Company; (d) secure the Debentures; (e) make provision with respect to the conversion rights of Holders in the event of a consolidation, merger or sale of assets involving the Company, as required by the

Indenture; (f) evidence and provide for the acceptance of appointment by a successor Trustee with respect to the Debentures; (g) cure any ambiguity, correct or supplement any provision which may be defective or inconsistent with any other provision, or make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture, PROVIDED, HOWEVER, that no such modification or amendment may adversely affect the interest of the Holders in any material respect.

    Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debentures; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debenture, (a) change the Stated Maturity of the principal of, or any installment of interest on, such Debenture, (b) reduce the principal amount of, or premium, if any, or interest on, such Debenture, (c) adversely affect the right to convert such Debenture or modify the subordination provisions in the Indenture in a manner adverse to the Holder, (d) change the place or currency of payment of principal of, or premium, if any, or interest on, such Debenture, (e) adversely affect the right to require the Company to repurchase Debentures, (f) impair the right to institute suit for the enforcement of any such payment on or with respect to such Debenture, or (g) reduce the percentage in principal amount of Outstanding Debentures, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

    The Holders of a majority in aggregate principal amount of the Outstanding Debentures may, on behalf of all Holders of Debentures, waive compliance by the Company with certain restrictive provisions of the Indenture. The Holders of a majority in aggregate principal amount of the Outstanding Debentures may, on behalf of all Holders of Debentures, waive any past default under the Indenture with respect to the Debentures, except a default in the payment of principal of, or premium, if any, or interest or in respect of a provision which under the Indenture cannot be modified or amended without consent of the Holder of each Outstanding Debenture.

SATISFACTION AND DISCHARGE

    The Company may discharge its obligations under the Indenture while Debentures remain Outstanding if (a) all Outstanding Debentures will become due and payable at their scheduled maturity within one year or (b) all Outstanding Debentures are scheduled for redemption within one year, and in either case the Company has deposited with the Trustee an amount sufficient to pay and discharge all Outstanding Debentures on the date of their scheduled maturity or the scheduled date of redemption.

DELIVERY AND FORM OF DEBENTURES

    Debentures sold to Qualified Institutional Buyers in reliance on Rule 144A under the Securities Act will be initially deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as DTC's nominee, in the form of a global Debenture (the "Rule 144A Global Debenture"). Interests in the Rule 144A Global Debenture will be shown in, and transfers thereof will be effected only through, records maintained by DTC and its participants ("participants"). Debentures sold to persons outside the United States in offshore transactions pursuant to Regulation S under the Securities Act ("Regulation S Purchasers") will be issued in definitive registered form without coupons (the "Certificated Debentures"). Only Debentures held by Qualified Institutional Buyers may be represented by the Rule 144A Global Debenture. The Rule 144A Global Debenture will be (i) reduced in principal amount to reflect the subsequent transfer by owners of beneficial interest in the Rule 144A Global Debenture to a Regulation S Purchaser or another person who is not a Qualified Institutional Buyer or (ii) increased in principal amount to reflect the subsequent transfer of a Certificated Debenture to a Qualified Institutional Buyer from a Regulation S Purchaser or another person who is not a Qualified Institutional Buyer. In addition, Qualified Institutional Buyers may request that Debentures held by them and represented by the Rule 144A Global Debenture be issued in the form of Certificated Debentures. If DTC is at any time unwilling or unable to continue as depositary for Debentures represented by the Rule 144A Global Debenture and a successor depositary is not named within 90 days the Company will issue Certificated Debentures in exchange for Debentures represented by the Rule 144A Global Debenture, which will bear any legend required under the caption "Notice to Investors." Transfer of the Debentures, whether as an interest in the Rule 144A Global Debenture or as Certificated Debentures, must be made in accordance with the Indenture. For a description of the restrictions on transfer of the Debentures, see "Notice to Investors."

    DTC is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or "DTC's Participants" and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. DTC's Participant's include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or "DTC's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through DTC's Participants or DTC's Indirect Participants.

    The Company expects that pursuant to procedures established by DTC (i) upon deposit of the Rule 144A Global Debenture, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Rule 144A Global Debenture and (ii) ownership of the Debentures evidenced by the Rule 144A Global Debenture will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to DTC's Participants), DTC's Participants and DTC's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Debentures evidenced by the Rule 144A Global Debenture will be limited to such extent.

    So long as DTC or its nominee is the registered owner of any Debentures, DTC or such nominee will be considered the sole holder under the Indenture of any Debentures evidenced by the Rule 144A Global Debenture. Beneficial owners of Debentures evidenced by the Rule 144A Global Debenture will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the Debentures.

    Payments in respect of the principal of, premium, if any, and interest on any Debentures registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names Debentures, including Debentures represented by the Rule 144A Global Debenture, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Debentures. The Company believes, however, that it is currently the policy of DTC to immediately credit accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of DTC. Payments by DTC's Participants and DTC's Indirect Participants to the beneficial owners of Debentures will be governed by standing instructions and customary practice and will be the responsibility of DTC's Participants and DTC's Indirect Participants.

    Neither the Company nor the Trustee will be liable for any delay by DTC or its nominee in identifying the beneficial owners of Debentures and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominees for all purposes.

PAYMENTS OF PRINCIPAL AND INTEREST

    The Indenture will require that payments in respect of the Debentures (including principal, premium, if any, and interest) held of record by DTC (including Debentures evidenced by the Rule 144A Global

Debenture) be made in same day funds. Payments in respect of the Debentures held of record by holders other than DTC may, at the option of the Company, be made by check and mailed to such holders of record as shown on the register for the Debentures.

GOVERNING LAW

    The Indenture and Debentures will be governed by and construed in accordance with the laws of the State of New York, without giving effect to such State's conflicts of laws principles.

INFORMATION CONCERNING THE TRUSTEE

    The Company and its subsidiaries may maintain deposit accounts and conduct other banking transactions with the Trustee in the ordinary course of business.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

    The Company and the Initial Purchasers will enter into a Registration Rights Agreement on or prior to the closing date for the offering being made hereby (the "Closing Date"). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Commission within 60 days after the Closing Date a registration statement (the "Shelf Registration Statement") on Form S-1 or Form S-3, if the use of such form is then available, to cover resales of Transfer Restricted Securities by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its best efforts to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days from the Closing Date. For purposes of the foregoing, "Transfer Restricted Securities" means each Debenture and any underlying share of Common Stock until the date on which such Debenture or underlying share of Common Stock has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, the date on which such Debenture or underlying share of Common Stock is distributed to the public pursuant to Rule 144 under the Securities Act or on the date such Debenture or share of Common Stock may be sold or transferred pursuant to Rule 144(k) (or any similar provisions then in force).

    If (i) the applicable Shelf Registration Statement is not filed with the Commission on or prior to 60 days after the Closing Date, or the applicable Shelf Registration Statement has not been declared effective by the Commission within 90 days after the Closing Date, or (ii) the Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective without being succeeded immediately by an additional registration statement filed and declared effective (each such event referred to in clauses (i) and
(ii), a "Registration Default"), the Company will pay liquidated damages to each Holder of Transfer Restricted Securities. The amount of liquidated damages payable during any period during which a Registration Default shall have occurred and be continuing is that amount which is equal to one-quarter of one percent (25 basis points) per annum per $1,000 principal amount of Debentures or $.07 per annum per share of Common Stock (subject to adjustment in the event of stock splits, stock recombinations, stock dividends and the like) constituting Transfer Restricted Securities. All accrued liquidated damages shall be paid to holders of Debentures by wire transfer of immediately available funds or by federal funds check by the Company on each Damages Payment Date (as defined in the Registration Rights Agreement). Following the cure of a Registration Default, liquidated damages will cease to accrue with respect to such Registration Default.

    Holders of the Debentures will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in connection with the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Debentures and Common Stock included in the Shelf Registration Statement.

    The Company shall cause the Shelf Registration Statement to be effective for a period of three years from the effective date thereof or such shorter period that will terminate when each of the Transfer Restricted Securities covered by the Registration Statement ceases to be a Transfer Restricted Security.

    The foregoing summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Registration Rights Agreement. Copies of the Registration Rights Agreement are available from the Company or the Initial Purchasers upon request.

ABSENCE OF PUBLIC MARKET

    The Debentures have not been registered under the Securities Act and will be subject to significant restrictions on resale. See "Notice to Investors." There is no existing market for the Debentures and there can be no assurance as to the liquidity of any markets that may develop for the Debentures, the ability of the holders to sell their Debentures or at what price holders of the Debentures will be able to sell their Debentures. Future trading prices of the Debentures will depend upon many factors including, among other things, prevailing interest rates, the Company's operating results, the price of the Common Stock and the market for similar securities. The Initial Purchasers have informed the Company that they intend to make a market in the Debentures offered hereby; however, the Initial Purchasers are not obligated to do so and any such market making activity may be terminated at any time without notice to the holders of the Debentures. See "-- Registration Rights; Liquidated Damages." The Debentures have been designated for trading in the PORTAL Market; however, the Company does not intend to apply for listing of the Debentures on any securities exchange.

                          DESCRIPTION OF CAPITAL STOCK

    The Company's authorized capital stock consists of 25,000,000 shares of Common Stock, par value $.01 per share, and 500,000 shares of Preferred Stock, par value $.01 per share. No shares of Preferred Stock are outstanding. Certain Preferred Stock Purchase Rights were distributed pursuant to a dividend distribution declared April 10, 1992, and 50,000 shares of Preferred Stock were designated and reserved as Series A Junior Participating Preferred Stock for issuance upon exercise of such rights. As of October 31, 1995, 10,934,080 shares of Common Stock (including 88,572 shares held in escrow) were outstanding and held by approximately 950 shareholders of record.

COMMON STOCK

    Subject to the prior rights of any shares of Preferred Stock which may be issued in the future, the holders of the Common Stock are entitled to receive dividends as and when declared by the Board of Directors out of funds legally available for dividends, and, in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities. The holders of the Common Stock are entitled to one vote for each share of Common Stock held of record on all matters submitted to a vote of shareholders. Since holders of Common Stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares of Common Stock present and voting at an annual meeting at which a quorum is present can elect all the directors of the Company. The holders of Common Stock have no preemptive rights or conversion rights and are not subject to further calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock.

    The Transfer Agent for the Company's Common Stock is The Bank of New York.

PREFERRED STOCK

    The Board of Directors is authorized to issue shares of Preferred Stock from time to time in one or more classes or series and to fix by resolution or resolutions (without further stockholder action) the voting rights, if any, and the designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, including, without limitation, the dividend rights, conversion rights, rights and terms of redemption (including sinking fund provisions) and liquidation rights of each such class or series. In addition, the Board of Directors is empowered to determine the number of shares constituting each class and series of Preferred Stock and, subject to compliance with applicable law, to increase or decrease the number of shares of each such class or series. The Board of Directors may, without shareholder approval, issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of holders of Common Stock.

PREFERRED STOCK PURCHASE RIGHTS

    The description of certain Preferred Stock Purchase Rights distributed pursuant to a dividend distribution declared by the Company's Board of Directors on April 10, 1992, and of the shares of Series A Junior Participating Preferred Stock reserved for issuance upon exercise of such Rights, is incorporated by reference to Item 1 of the Company's Form 8-A, dated April 10, 1992, filed with the Securities and Exchange Commission on April 13, 1992.

    The Preferred Stock Purchase Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of the Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company.

CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE AND BY-LAWS

    The Company's Certificate of Incorporation (as amended, the "Certificate") provides that the Board of Directors consists of three classes of directors serving for staggered three-year terms. As a result, one-third of the Company's Board of Directors will be elected each year. The classified board provision could prevent a party who acquires control of a majority of the outstanding voting stock of the Company from obtaining control of the Board of Directors until the second annual stockholders meeting following the date the acquirer obtains the controlling interest. Subject to the rights of holders of Preferred Stock of the Company, any vacancy on the Board of Directors may be filled only by the remaining directors then in office.

    The Company has 500,000 authorized and unissued shares of Preferred Stock. The Certificate grants the Board of Directors broad power to establish the designations, powers, preferences and rights of any series of Preferred Stock. Such stock could be used by the Board of Directors for defensive purposes, including its issuance or sale to third parties or use in recapitalization transactions.

    In order for a stockholder to nominate a candidate for director, under the Company's By-laws, timely notice of the nomination must be given to the Company in advance of the meeting. Such notice must be given in respect to an election to be held at an annual meeting of stockholders not less than 90 days before the anniversary of the immediately preceding annual meeting, and must be given in respect to an election to be held at a special meeting of stockholders within 10 days after the notice of the meeting is given to stockholders. The stockholder filing the notice of nomination must describe various matters regarding the nominee, including such information as name, address, occupation and shares held.

    In order for a stockholder to bring other business before an annual stockholder meeting, timely notice must be received by the Company not less than 60 days nor more than 90 days before the meeting (but if the Company gives less than 70 days notice of the meeting, then such notice must be received within 10 days after the notice of the meeting is mailed or other public disclosure of the meeting is made). Such notice must include a description of the proposed business, the reasons therefore, and other specified matters.

    Under the By-laws, special meetings of stockholders may be called only by the Board of Directors or the President of the Company, and may not be called by stockholders. In addition, the Certificate provides that any action required or permitted to be taken by the stockholders of the Company at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of the stockholders in lieu thereof.

    The By-laws may be amended by the Board of Directors or by affirmative vote of the holders of two-thirds of the stock issued and outstanding and entitled to vote thereon. Certain provisions of the Certificate, including provisions concerning the classified Board of Directors and the ability of stockholders to take action only at an annual or special meeting of stockholders, may only be amended by the affirmative vote of the holders of two-thirds of the stock issued and outstanding and entitled to vote thereon. The foregoing summary is qualified in its entirety by reference to the full text of the Company's Certificate and By-laws.

    These provisions are designed in part to make it more difficult and time-consuming to obtain majority control of the Board of Directors of the Company or otherwise to bring a matter before stockholders without the Board's consent, and thus reduce the vulnerability of the Company to an unsolicited takeover proposal.

These provisions are designed to enable the Company to develop its business in a manner which will foster its long-term growth, with the threat of a takeover not deemed by the Board to be in the best interest of the Company and its stockholders and the potential disruption entailed by such a threat reduced to the extent practicable. On the other hand, these provisions may have an adverse effect on the ability of stockholders to influence the governance of the Company and the possibility of stockholders receiving a premium above market price for their securities from a potential acquiror who is unfriendly to management.

DELAWARE GENERAL CORPORATION LAW SECTION 203

    As a corporation organized under the laws of the State of Delaware, the Company is subject to Section 203 of the Delaware General Corporation Law which restricts certain business combinations between the Company and an "interested stockholder" (in general, a stockholder owning 15% or more of the Company's outstanding voting stock) or its affiliates or associates for a period of three years following the date on which the stockholder becomes an "interested stockholder." The restrictions do not apply if (i) prior to an interested stockholder becoming such, the Board of Directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder (ii) upon consummation of the transaction in which any person becomes an interested stockholder, such interested stockholder owns at least 85% of the voting stock of the Company outstanding at the time the transaction commences (excluding shares owned by certain employee stock ownership plans and persons who are both directors and officers of the Company) or (iii) on or subsequent to the date an interested stockholder becomes such, the business combination is both approved by the Board of Directors and authorized at an annual or special meeting of the Company's stockholders, not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

REGISTRATION RIGHTS

    In September 1994, the Company entered into registration rights agreements with certain stockholders in connection with the issuance of common stock to Shamrock Investors and the merger of J.P. Cole & Associates, Inc. and Paragon Ambulatory Surgery, Inc. into the Company. Under these registration rights agreements, Shamrock Investors has the right to demand one registration on Form S-3 of the shares of Common Stock held by it. In addition, Shamrock Investors, Charles P. Reilly, Michael E. Gallagher, Jonathan Spees and John P. Cole have certain "piggy-back" registration rights under the Securities Act with respect to the Common Stock held by such stockholders. Accordingly, if the Company proposes to effect certain registrations of its securities under the Securities Act, the Company is required to notify such stockholders and to include in such registration all of the shares of Common Stock requested to be included by such stockholders, subject to the right of an underwriter participating in the offering to limit the number of shares included in such registration. The Company shall not be required to include such shares in an underwriting unless the holders thereof enter into an underwriting agreement upon terms and conditions agreed upon by the Company and the underwriter (except as to monetary obligations of the holders not contemplated by the registration rights agreements). Any such stockholders requesting registration shall pay their own expenses and shall bear, on a pro rata basis with other requesting stockholders, all incremental registration expenses that result from the inclusion of such shares in a registration.

    The Company may delay, suspend or withdraw any registration or qualification of securities required pursuant to the registration rights agreements for a period not exceeding 120 days if the Company determines in good faith that any such registration would adversely affect an offering or contemplated offering of any securities of the Company or any other contemplated material corporate event. In addition, the Company shall not be required to effect more than one registration in any twelve-month period in which such stockholders were afforded the opportunity to register securities.

    The holders of such registration rights, covering in the aggregate 955,714 shares of Common Stock (including shares issuable upon the exercise of options or the conversion of convertible securities), may request that the Company include some or all of the registrable securities held by them in the Shelf Registration Statement to be filed following completion of this offering. See "Description of Debentures -- Registration Rights; Liquidated Damages."

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of certain United States federal income tax considerations relevant to holders of the Debentures. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings, and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations.

    This discussion does not deal with all aspects of United States federal income taxation that may be relevant to holders of the Debentures or shares of Common Stock and does not deal with tax consequences arising under the laws of any foreign, state or local jurisdiction. This discussion is for general information only, and does not purport to address all of the tax consequences that may be relevant to particular purchasers in light of their personal circumstances, or to certain types of purchasers (such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or persons who hold the Debentures or Common Stock in connection with a straddle) who may be subject to special rules. This discussion assumes that each holder holds the Debentures and the shares of Common Stock received upon conversion thereof as capital assets.

    For the purpose of this discussion, a "Non-U.S. Holder" refers to any holder who is not a United States person. The term "United States person" means a citizen or resident of the United States, a corporation or partnership created or organized in the United States or any state thereof, or an estate or trust, the income of which is includible in income for United States federal income tax purposes regardless of its source.

    PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THEIR PARTICIPATION IN THIS OFFERING, OWNERSHIP AND DISPOSITION OF THE DEBENTURES, INCLUDING CONVERSION OF THE DEBENTURES, AND THE EFFECT THAT THEIR PARTICULAR CIRCUMSTANCES MAY HAVE ON SUCH TAX CONSEQUENCES.

OWNERSHIP OF THE DEBENTURES

    INTEREST ON DEBENTURES. Interest paid on a Debenture will be taxable to a holder as ordinary interest income in accordance with the holder's method of tax accounting at the time that such interest is accrued or (actually or constructively) received. The Company anticipates that the Debentures will not be issued with original issue discount ("OID") within the meaning of the Code.

    CONSTRUCTIVE  DIVIDEND.      Certain   corporate   transactions,   such   as
distributions   of  cash  to  holders  of  Common  Stock,  may  cause  a  deemed distribution to the holders of the Debentures if the conversion price or conversion ratio of the Debentures is adjusted to reflect such corporate transaction. Such deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules discussed under "Dividends on Shares of Common Stock."

    SALE OR EXCHANGE OF DEBENTURES OR SHARES OF COMMON STOCK. In general, a holder of a Debenture will recognize gain or loss upon the sale, redemption, retirement or other disposition of the Debenture measured by the difference between the amount of cash and the fair market value of any property received (except to the extent attributable to the payment of accrued interest) and the holder's adjusted tax basis in the Debenture. A holder's tax basis in a Debenture generally will equal the cost of the Debenture to the holder increased by the amount of market discount, if any, previously taken into income by the holder or decreased by any bond premium theretofore amortized by the holder with respect to the Debenture. (For the basis and holding period of shares of Common Stock, see "Conversion of Debentures.") In general, each holder of Common Stock into which the Debentures have been converted will recognize gain or loss upon the sale, exchange, redemption, or other disposition of the Common Stock under rules similar to those applicable to the Debentures. Special rules may apply to redemptions of Common Stock which may result in the amount paid being treated as a dividend. Subject to the market discount rules discussed below, the gain or loss on the disposition of the Debentures or shares of Common Stock will be capital gain or loss and will be long-term gain or loss if the Debentures or shares of Common Stock have been held for more than one year at the time of such disposition.

    CONVERSION OF DEBENTURES. A holder of a Debenture will not recognize gain or loss on the conversion of the Debenture into shares of Common Stock, except to the extent that the Common Stock issued upon the conversion is attributable to accrued interest on the Debenture. The holder's aggregate tax basis in the shares of Common Stock received upon conversion of the Debenture will be equal to the holder's aggregate basis in the Debenture exchanged therefor (less any portion thereof allocable to cash received in lieu of a fractional share). The holding period of the shares of Common Stock received by the holder upon conversion of the Debenture will include the period during which the holder held the Debenture prior to the conversion.

    Cash received in lieu of a fractional share of Common Stock should be treated as a payment in exchange for such fractional share. Gain or loss recognized on the receipt of cash paid in lieu of such fractional shares generally will equal the difference between the amount of cash received and the amount of tax basis allocable to the fractional shares.

    MARKET DISCOUNT. The resale of a Debenture may be affected by the "market discount" provisions of the Code. For this purpose, the market discount on a Debenture will generally be equal to the amount, if any, by which the stated redemption price at maturity of the Debenture immediately after its acquisition exceeds the holder's tax basis in the debenture. Subject to a de minimis exception, these provisions generally require a holder of a Debenture acquired at a market discount to treat as ordinary income any gain recognized on the disposition of such Debenture to the extent of the "accrued market discount" on such Debenture at the time of disposition. In general, market discount on a Debenture will be treated as accruing on a straight-line basis over the term of such Debenture, or, at the election of the holder, under a constant yield method.

    In addition, any holder of a Debenture acquired at a market discount may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the Debenture until the Debenture is disposed of in a taxable transaction. The foregoing rule will not apply if the holder elects to include accrued market discount in income currently.

    If a holder acquires the Debenture at a market discount and receives Common Stock upon conversion of the Debenture, the amount of accrued market discount with respect to the converted Debenture through the date of the conversion will be treated, under regulations to be issued, as ordinary income on the disposition of the Common Stock.

    DIVIDENDS ON SHARES OF COMMON STOCK. Distributions on shares of Common Stock will constitute dividends for United States federal income tax purposes to the extent of current or accumulated earnings and profits of the Company as determined under United States federal income tax principles. Dividends paid to holders that are United States corporations may qualify for the dividends-received deduction. Individuals, partnerships, trusts, and certain corporations, including certain foreign corporations, are not entitled to the dividends-received deduction.

    To the extent, if any, that a holder receives a distribution on shares of Common Stock that would otherwise constitute a dividend for United States federal income tax purposes but that exceeds current and accumulated earnings and profits of the Company, such distribution will be treated first as a non-taxable return of capital reducing the holder's basis in the shares of Common Stock. Any such distribution in excess of the holder's basis in the shares of Common Stock will be treated as a capital gain.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO NON-U.S. HOLDERS

    INTEREST ON DEBENTURES. Generally, interest paid on the Debentures to a Non-U.S. Holder will not be subject to United States federal income tax if: (i) such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder; (ii) the Non-U.S. Holder does not actually or constructively own 10% or more of the total voting power of all classes of stock of the Company entitled to vote and is not a controlled foreign corporation with respect to which the Company is a "related person" within the meaning of the Code; and (iii) the beneficial owner, under penalty of perjury, certifies that he or she is not a United States person and provides his or her name and address. If certain requirements are satisfied, the certification described in paragraph (iii) above may be provided by a securities clearing organization, a bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business. For this purpose, the holder of a Debenture would be deemed to own constructively the Common Stock into which it could be converted. If a holder is not exempt from tax under these rules, he or she will be subject to United States federal income tax withholding at a rate of 30% unless the interest is effectively connected with the conduct of a United States trade or business, in which case the interest will be subject to the United States federal income tax on net income that applies to United States persons generally. Non-U.S. Holders should consult applicable income tax treaties, which may provide different rules.

    SALE OR EXCHANGE OF DEBENTURES OR SHARES OF COMMON STOCK. A Non-U.S. Holder generally will not be subject to United States federal income tax on gain recognized upon the sale or other disposition (including a redemption) of a Debenture or shares of Common Stock received upon conversion thereof (including the receipt of cash in lieu of a fractional share upon such conversion) unless
(i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder, or (ii) in the case of a Non-U.S. Holder who is a nonresident alien individual and holds the Common Stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other circumstances are present. If the Company is a "United States real property holding corporation," a Non-U.S. Holder may be subject to federal income tax with respect to gain realized on the disposition of such Debentures or Common Stock, and the proceeds of disposition would be subject to withholding. Any amount withheld pursuant to these rules will be creditable against such Non-U.S. Holder's United States federal income tax liability and may entitle such Non-U.S. Holder to a refund upon furnishing the required information to the Internal Revenue Service. Non-U.S. Holders should consult applicable income tax treaties, which may provide different rules.

    CONVERSION OF DEBENTURES. A Non-U.S. Holder generally will not be subject to United States federal income tax on the conversion of a Debenture into shares of Common Stock. To the extent a Non-U.S. Holder receives cash in lieu of a fractional share on conversion, such cash may give rise to gain that would be subject to the rules described above with respect to the sale or exchange of a Debenture or Common Stock.

    DIVIDENDS ON SHARES OF COMMON STOCK. Generally, any distribution on shares of Common Stock to a Non-U.S. Holder will be subject to United States federal income tax withholding at a rate of 30% unless the dividend is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder, in which case the dividend will be subject to the United States federal income tax on net income that applies to United States persons generally (and, with respect to corporate holders and under certain circumstances, the branch profits tax). Non-U.S. Holders should consult any applicable income tax treaties, which may provide for a lower rate of withholding or other rules different from those described above. A Non-U.S. Holder may be required to satisfy certain certification requirements in order to claim treaty benefits or otherwise claim a reduction of or exemption from withholding under the foregoing rules.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    U.S. HOLDERS. Information reporting and backup withholding may apply to payments of interest or dividends on or the proceeds of the sale or other disposition of the Debentures or shares of Common Stock made by the Company with respect to certain noncorporate U.S. holders. Such U.S. holders generally will be subject to backup withholding at a rate of 31% unless the recipient of such payment supplies a taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. Any amount withheld under backup withholding is allowable as a credit against the U.S. holder's federal income tax, upon furnishing the required information.

    NON-U.S. HOLDERS. Generally, information reporting and backup withholding of United States federal income tax at a rate of 31% may apply to payments of principal, interest and premium (if any) to Non-U.S. Holders if the payee fails to certify that he or she is a Non-U.S. person or if the Company or any of its paying agents has actual knowledge that the payee is a United States person.

    The 31% backup withholding tax generally will not apply to dividends paid to foreign holders outside the United States that are subject to 30% withholding discussed above or that are not so subject because a tax treaty applies that reduces or eliminates such withholding. In that regard, under temporary regulations, dividends payable at an address located outside of the United States to a foreign holder are not subject to the backup withholding rules.

    The payment of the proceeds on the disposition of Debentures or shares of Common Stock to or through the United States office of a United States or foreign broker will be subject to information reporting and backup withholding at a rate of 31% unless the owner provides the certification described above or otherwise establishes an exemption. The proceeds of the disposition by a Non-U.S. Holder of Debentures or shares of Common Stock to or through a foreign office of a broker will not be subject to backup withholding. However, if such broker is a U.S. person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income from all sources for certain periods is from activities that are effectively connected with a United States trade or business, information reporting will apply unless such broker has documentary evidence in its files of the owner's foreign status and has no actual knowledge to the contrary or unless the owner otherwise establishes an exemption. Both backup withholding and information reporting will apply to the proceeds from such dispositions if the broker has actual knowledge that the payee is a U.S. holder.

                              PLAN OF DISTRIBUTION

    Under  the terms  and subject  to the  conditions contained  in the Purchase
Agreement dated the date hereof, each Initial Purchaser named below has severally agreed to purchase, and the Company has agreed to sell to such Initial Purchaser, the principal amount of Debentures set forth opposite the name of such Initial Purchaser below.

INITIAL PURCHASER                                                                       PRINCIPAL AMOUNT
--------------------------------------------------------------------------------------  ----------------
           ...........................................................................   $   30,000,000
 ......................................................................................       30,000,000
                                                                                        ----------------
    Total.............................................................................   $   60,000,000
                                                                                        ----------------
                                                                                        ----------------

    The Initial Purchasers are obligated to take and pay for the total principal
amount  of  Debentures  offered  hereby   (other  than  those  covered  by   the
over-allotment option described below) if any are taken.

    The Company has been advised by the Initial Purchasers that the Initial Purchasers propose to offer the Debentures offered hereby initially at the price set forth on the cover page hereof to Qualified Institutional Buyers in reliance on Rule 144A under the Securities Act, and outside the United States to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. See "Notice to Investors." After the initial offering, the price to investors may be changed by the Initial Purchasers.

    The Initial Purchasers have agreed that, except as set forth above, they will not offer, sell or deliver the Debentures (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the last closing date with respect to the Debentures, within the United States or to, or for the account or benefit of U.S. persons, and the Initial Purchasers will have sent to each dealer to which they sell Debentures during the restricted period a confirmation or other notice setting forth the restrictions on offers and sales of the Debentures within the United States or to, or for the account or benefit of, U.S. persons. Terms used in this paragraph have the meanings given to them in Regulation S under the Securities Act. Resales of the Debentures and the Common Stock issuable upon conversion of the Debentures are restricted as described under "Notice to Investors."

    In addition, until 40 days after the later of the commencement of the offering and the last closing date with respect to the Debentures, an offer or sale of the Debentures within the United States by a dealer that is not participating in the offering may violate the registration requirements of the Securities Act if such offer or sale is made otherwise than in accordance with Rule 144A under the Securities Act or pursuant to another valid exemption therefrom.

    Each Initial Purchaser has represented to and agreed with the Company and the other Initial Purchaser that (i) it has not offered or sold and prior to the date that is six months after the closing date with respect to the offering being made hereby will not offer or sell any Debentures to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not constituted and will not constitute an offer to the public within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"),
(ii) it has complied with and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Debentures in, from, or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the offer of the Debentures to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

    The Company has granted to the Initial Purchasers an option, exercisable for 30 days from the date of this Offering Memorandum, to purchase up to an additional $9,000,000 aggregate principal amount of the Debentures at the offering price set forth on the cover page hereof less discounts and commissions. The Initial Purchasers may exercise such option to purchase an additional aggregate principal amount of Debentures solely for the purpose of covering over-allotments, if any, incurred in connection with the sale of the Debentures offered hereby.

    The Company and the Initial Purchasers have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

    The Debentures have not been registered under the Securities Act and may not be offered or sold except as set forth above. The Initial Purchasers have advised the Company that they presently intend to make a market in the Debentures; however, they are not obligated to do so and any such market-making activity may be discontinued at any time without notice. Accordingly, no assurance can be given as to the liquidity of or the trading market for the Debentures.

    The Debentures have been designated for trading in the PORTAL Market.

    The Company and each of its officers and directors and certain of its stockholders, holding in the aggregate 3,186,834 shares of Common Stock outstanding as of October 31, 1995, have agreed that for a period of 120 days after the date of this Offering Memorandum they will not, without the prior
written consent of                  , sell,  offer to sell, contract to sell  or
otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable for any shares of Common Stock except, in the case of the Company, in certain limited circumstances.

                              NOTICE TO INVESTORS

    Each purchaser of Debentures from the Initial Purchasers, by its acceptance thereof, will be deemed to have acknowledged, represented to and agreed with the Company and the Initial Purchasers as follows:

       1. It understands and acknowledges that the Debentures are being offered for resale in transactions not requiring registration under the
    Securities Act or any other securities laws, including sales pursuant to Rule 144A under the Securities Act, that the Debentures and the Common Stock issuable upon conversion of the Debentures (the Debentures and such Common Stock are collectively referred to herein as the "Restricted Securities") have not been registered under the Securities Act or any other applicable securities law and, unless so registered, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in paragraph (4) below.

       2.  It is either:

               a.
               a "qualified institutional buyer" as defined in Rule 144A promulgated under the Securities Act (a "QIB"), and is aware that any sale of the Debentures to it will be made in reliance on Rule 144A. Such acquisition will be for its own account or for the account of another QIB; or
               b.
               an institution that, at the time the buy order for the Debentures was originated, was outside the United States and was not a U.S.
       person (and was not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S under the Securities Act.

       3. It acknowledges that neither the Company nor the Initial Purchasers nor any person representing the Company or the Initial Purchasers has made any representation to it with respect to the Company or the offering or sale of any Debentures, other than the information contained in this Offering Memorandum, which has been delivered to it and upon which it is relying in making its investment decision with respect to the Debentures. It has had access to such financial and other information concerning the Company and the Debentures as it has deemed necessary in connection with its decision to purchase the Debentures, including an opportunity to ask questions of and request information from the Company and the Initial Purchasers.

       4. It is purchasing the Debentures for its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell the Restricted Securities pursuant to Rule 144A, Regulation S or any exemption from registration available under the Securities Act. It agrees on its own behalf and on behalf of any investor account for which it is purchasing the Debentures and each subsequent holder of the Restricted Securities by its acceptance thereof will agree not to offer, sell or otherwise transfer such Restricted Securities prior to the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Restricted Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") unless such offer, sale or other transfer is (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Restricted Securities are eligible for resale pursuant to Rule 144A, to a person the holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. Each purchaser acknowledges that the Company and the Trustee or The Bank of New York, as transfer agent of the Company's Common Stock, as applicable, reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Restricted Securities pursuant to clauses (d) or (e) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee or The Bank of New York, as transfer agent of the Company's Common Stock, as applicable. Each purchaser acknowledges that each Restricted Security will contain a legend substantially to the following effect:

    THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

    THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) UNLESS SUCH OFFER, SALE

    OR OTHER TRANSFER IS (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE [TRUSTEE'S] [TRANSFER AGENT'S] RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES
    (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE [TRUSTEE] [TRANSFER AGENT]. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE THEN HOLDER OF THIS SECURITY AFTER THE RESALE RESTRICTION TERMINATION DATE.

       5. If it is (i) a purchaser in a sale that occurs outside the United States within the meaning of Regulation S under the Securities Act and (ii) a "dealer" or a person "receiving a selling concession, fee or other remuneration" within the meaning of Regulation S under the Securities Act, it acknowledges that until the expiration of the "40-day restricted period" within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act, any offer or sale of the Restricted Securities shall not be made by it within the United States within the meaning of Regulation S or to a U.S. person or for the account or benefit of a U.S. person within the meaning of Rule 902(o) of the Securities Act.

       6. It acknowledges that it is not acquiring the Debentures for or on behalf of, and will not transfer the Debentures to, any person considered to be using assets of any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to Title I of ERISA or Section 4975 of the Code, except that such a purchase for or on behalf of such a pension or welfare plan shall be permitted:

              (a)
               to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by the purchaser in which no plan (together with any other plans maintained by the same employer organization) has an interest in excess of 10% of the total assets in such collective investment fund and the conditions of Section III of Prohibited Transaction Class exemption 91-38 issued by the Department of Labor are satisfied;

              (b)
               to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account and the conditions of Section III of Prohibited Transaction Class Exemption 90-I issued by the Department of Labor are satisfied;

              (c)
               to the extent that such  purchase is made by  or on behalf of  an
               "insurance  company general account"  maintained by the purchaser and the amount of such general account's reserves and liabilities for the general account contract(s) (as such term is used in Prohibited Transaction Class Exemption 95-60 issued by the U.S. Department of Labor) held by or on behalf of any plan, as defined by the annual statement of life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement"), together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of all other plans maintained by the same employer (or any affiliate thereof as defined in Section V(a)(1) of Prohibited Transaction Class Exemption 95-60) or by the same employee organization, as defined by the NAIC Annual Statement, in the general account does not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the state of domicile of the insurer and the conditions of Section IV of Prohibited Transaction Class Exemption 95-60 are satisfied; PROVIDED, HOWEVER, that, for purposes of determining whether the foregoing percentage limitation is satisfied, the amount of reserves and liabilities for the general account contract(s) held by or on behalf of a plan shall be determined before reduction for credits on account of any reinsurance ceded on a coinsurance basis; or

              (d)
               to  the extent such purchase is made  on behalf of such a plan by
               (i)  an  investment  advisor  registered  under  the   Investment
       Advisers Act of 1940 that had as of the last day of its most recent fiscal year total assets under its management and control in excess of $50 million and had stockholders' or partners' equity in excess of $750,000, as shown in its most recent balance sheet prepared in accordance with generally accepted accounting principles, or (ii) a bank as defined in Section 202(a)(2) of the Investment Advisers Act of 1940 with equity capital in excess of one million dollars as of the last day of its most recent fiscal year and, in either case, such investment adviser or bank is otherwise a qualified professional asset manager, as such term is used in Prohibition Transaction Exception 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such investment advisor or bank represent no more than 20% of the total client assets managed by such investment advisor or bank and the conditions of
       Part I of such exemption are otherwise satisfied.

       7. It acknowledges that the Company, the Initial Purchasers and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that, if any of the acknowledgements, representations or warranties deemed to have been made by it by its purchase of Debentures are no longer accurate, it shall promptly notify the Initial Purchasers and the Company. If it is acquiring any Debentures as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

                                 LEGAL MATTERS

    The validity of the issuance of the Debentures offered hereby and the Common Stock issuable upon conversion of the Debentures will be passed upon for the Company by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), Washington, D.C. Certain legal matters in connection with this offering will be passed upon for the Initial Purchasers by Dewey Ballantine, New York, New York.

                              INDEPENDENT AUDITORS

    The consolidated financial statements of the Company as of and for the year ended April 30, 1995, included in this Offering Memorandum, have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, as stated in their report appearing herein. That report includes an explanatory paragraph regarding the adjustments described in the first paragraph of Note 8 to those consolidated financial statements that were applied to retroactively restate the 1995, 1994 and 1993 consolidated financial statements and footnotes thereto for the effects of a two-for-one stock split effected as a stock dividend in November 1995.

    The consolidated financial statements of the Company as of April 30, 1994 and 1993 and for each of the years in the two-year period ended April 30, 1994, included in this Offering Memorandum but prior to the adjustments described in the first paragraph of Note 8 to those consolidated financial statements that were applied to retroactively restate the 1994 and 1993 consolidated financial statements and footnotes thereto for the effects of a 2-for-1 stock split effected as a stock dividend in November 1995, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as stated in their report appearing herein.

    On January 9, 1995, the Company solicited Statements of Qualifications from several independent accounting firms, including KPMG Peat Marwick LLP, the Company's public accountants for the fiscal years ended April 30, 1994 and April 30, 1993, to provide audit services for its consolidated financial statements for the year ended April 30, 1995. On January 11, 1995, KPMG Peat Marwick LLP indicated that it had decided not to stand for re-appointment and, therefore, would not submit a Statement of Qualifications. The decision to solicit proposals to perform audit services was recommended by the Audit Committee and approved by the Board of Directors.

    The audit reports of KPMG Peat Marwick LLP on the Company's consolidated financial statements as of and for the fiscal years ended April 30, 1994 and 1993 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle except with respect to the Company's adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, in fiscal year ended April 30, 1994. In addition, during fiscal year 1993 and 1994 and any subsequent interim period during which KPMG Peat Marwick LLP served as the Company's independent public accountants, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles, or practices, financial statement disclosure, or auditing scope or procedures which, if not satisfied to KPMG Peat Marwick LLP's satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports. In connection with its audit of the Company's consolidated financial statements for the fiscal year ended April 30, 1994, KPMG Peat Marwick LLP issued a letter relating to internal controls to the Board of Directors that identified what KPMG Peat Marwick LLP considered to be a reportable condition relating to timely financial reporting and the Company's accounting decision-making process.

    On March 17, 1995, the Company engaged Coopers & Lybrand L.L.P. as the Company's independent accounting firm to provide audit services for the Company's consolidated financial statements.

                             AVAILABLE INFORMATION

    Each purchaser of the Debentures from the Initial Purchasers will be furnished with a copy of this Offering Memorandum and any related amendments or supplements to this Offering Memorandum (as so amended or supplemented, unless the context otherwise requires, the "Offering Memorandum"). Each person receiving this Offering Memorandum acknowledges that
(i) such person has been afforded an opportunity to request from the Issuers, and to review and has received, all additional information considered by it to be necessary to verify the accuracy and completeness of the information herein,
(ii) such person has not relied on the Initial Purchasers or any person affiliated with the Initial Purchasers in connection with its investigation of the accuracy of such information or its investment decision and (iii) except as provided pursuant to (i) above, no person has been authorized to give any information or to make any representation concerning the Debentures offered hereby other than those contained herein and, if given or made, such other information or representation should not be relied upon as having been authorized by the Company or the Initial Purchasers. While any Debentures remain outstanding, the Company will make available, upon request, to any holder and any prospective purchaser of Debentures the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act. Any such request and requests for the agreements summarized herein should be directed to: Anthony M. Picini, Senior Vice President and Chief Financial Officer of the Company, at 11440 Commerce Park Drive, Reston, Virginia 22091 (telephone number 703-758-3600).

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Commission. Such reports and other information filed by the Company with the Commission in accordance with the Exchange Act may be inspected, without charge, at the Public Reference Section of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of all or any portion of the material may be obtained from the Public Reference Section of the Commission upon payment of the prescribed fees. Such materials can also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed with the Commission by the Company pursuant to the Exchange Act are incorporated by reference in this Offering Memorandum and made a part hereof: the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1995; the Company's Quarterly Reports on Form 10-Q for the quarter ended July 31, 1995 and the quarter ended October 31, 1995; the Company's Current Reports on Form 8-K dated January 11, 1995, March 22, 1995 and November 30, 1995; and the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated July 20, 1992, including any amendments or reports filed for the purpose of updating such description.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the Offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offering Memorandum to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offering Memorandum.

    The Company will provide without charge to any person to whom this Offering Memorandum is delivered, upon written or oral requests of such person, a copy of any or all of the documents which have been incorporated by reference in this Offering Memorandum, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents so incorporated. Requests for such copies should be directed to: Anthony M. Picini, Senior Vice President and Chief Financial Officer of the Company, at 11440 Commerce Park Drive, Reston, Virginia 22091 (telephone number 703-758-3600).

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
Consolidated Financial Statements:
  Report of Independent Accountants for the Year Ended April 30, 1995......................................        F-2
  Report of Independent Accountants for the Years Ended April 30, 1993 and 1994............................        F-3
  Consolidated Balance Sheets at April 30, 1994 and 1995...................................................        F-4
  Consolidated Statements of Operations for the Years Ended April 30, 1993, 1994 and 1995..................        F-5
  Consolidated Statements of Stockholders' Equity for the Years Ended April 30, 1993, 1994 and 1995........        F-6
  Consolidated Statements of Cash Flows for the Years Ended April 30, 1993, 1994 and 1995..................        F-7
  Notes to Consolidated Financial Statements...............................................................        F-8

Quarterly Financial Information:
  Condensed Consolidated Balance Sheets at April 30, 1995 and October 31, 1995.............................       F-25
  Condensed Consolidated Statements of Operations for the Three Months and Six Months Ended October 31,
   1995 and 1994...........................................................................................       F-26
  Condensed Consolidated Statements of Cash Flow for the Six Months Ended October 31, 1995 and 1994........       F-27
  Notes to Condensed Consolidated Financial Statements.....................................................       F-28

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
PHP Healthcare Corporation:

    We have audited the consolidated balance sheet of PHP Healthcare Corporation and subsidiaries as of April 30, 1995 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of the Company as of April 30, 1994 and for each of the years in the two-year period ended April 30, 1994, prior to the restatement described in the following paragraph, were audited by other auditors whose report thereon, dated September 12, 1994, expressed an unqualified opinion on those statements and also included an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," in fiscal year 1994.

    We also audited the adjustments described in the first paragraph of Note 8 that were applied to retroactively restate the 1995, 1994 and 1993 consolidated financial statements and footnotes thereto for the effects of a two-for-one stock split effected as a stock dividend in November, 1995. In our opinion, such adjustments are appropriate and have been properly applied to the 1995, 1994 and 1993 consolidated financial statements and footnotes thereto.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PHP Healthcare Corporation and subsidiaries as of April 30, 1995 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Washington, D.C.
July 6, 1995, except for the first paragraph of Note 8 as to which the date is November 20, 1995.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
PHP Healthcare Corporation:

    We have audited the consolidated balance sheet of PHP Healthcare Corporation and subsidiaries as of April 30, 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended April 30, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PHP Healthcare Corporation and subsidiaries at April 30, 1994, and the results of their operations and their cash flows for each of the years in the two-year period ended April 30, 1994, in conformity with generally accepted accounting principles.

    As discussed in Notes 1 and 6 to the consolidated financial statements, the Company adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", in fiscal year 1994.

                                          KPMG PEAT MARWICK LLP

Washington, D.C.
September 12, 1994

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                            APRIL 30, 1994 AND 1995

                                     ASSETS

                                                                                             1994       1995
                                                                                           ---------  ---------
                                                                                              (IN THOUSANDS,
                                                                                            EXCEPT SHARE DATA)
Current assets:
  Cash and cash equivalents..............................................................  $   2,370  $   1,178
  Accounts receivable, net (note 3)......................................................     18,915     24,537
  Contract settlement receivable, net (note 3)...........................................      6,700      8,022
  Pharmaceutical and medical supplies....................................................      1,537      1,089
  Receivables from officers (note 10)....................................................      1,586      2,912
  Income tax receivable (note 6).........................................................      3,332        592
  Other current assets...................................................................      1,689      2,099
                                                                                           ---------  ---------
    Total current assets.................................................................     36,129     40,429
Property and equipment, net (note 4).....................................................     37,431     23,096
Excess of cost over fair value of net assets acquired, net of accumulated amortization of
 $1,244 in 1994 and $810 in 1995 (note 9)................................................     12,109      3,092
Deferred income taxes (note 6)...........................................................         --      1,125
Receivables from officers, net (note 10).................................................         --        885
Other assets.............................................................................      1,442      2,523
                                                                                           ---------  ---------
                                                                                           $  87,111  $  71,150
                                                                                           ---------  ---------
                                                                                           ---------  ---------

                                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of notes payable to banks (note 5)..................................  $   2,534  $   1,368
  Current maturities of notes payable -- other (note 5)..................................      2,055        879
  Accounts payable.......................................................................      7,944      6,405
  Claims payable -- medical services.....................................................      6,388      6,000
  Accrued salaries and benefits..........................................................      7,374      8,129
  Deferred income taxes (note 6).........................................................         --      1,507
  Billings in excess of costs............................................................      2,098        719
                                                                                           ---------  ---------
    Total current liabilities............................................................     28,393     25,007
Notes payable to banks, net of current maturities (note 5)...............................     36,469     23,280
Notes payable -- other, net of current maturities (note 5)...............................      3,174      1,174
Deferred gain on sale of building (note 9)...............................................         --      1,085
Deferred lease obligation (note 11)......................................................        207        272
                                                                                           ---------  ---------
    Total liabilities....................................................................     68,243     50,818
                                                                                           ---------  ---------
Minority interest (note 9)...............................................................      1,572          4
                                                                                           ---------  ---------
Stockholders' equity (notes 7, 8, 9 and 10):
  Preferred stock, $.01 par value, 500,000 shares authorized, none issued................         --         --
  Common stock, $.01 par value, 25,000,000 shares authorized, 14,141,702 and 14,146,702
   shares issued in 1994 and 1995, respectively..........................................        141        141
  Additional paid-in-capital.............................................................     27,723     29,373
  Note receivable from sale of stock (note 7)............................................         --       (900)
  Retained deficit.......................................................................     (2,522)    (1,570)
  Treasury stock, 3,990,084 common shares in 1994 and 3,330,020 common shares in 1995, at
   cost..................................................................................     (8,046)    (6,716)
                                                                                           ---------  ---------
    Total stockholders' equity...........................................................     17,296     20,328
Commitments and contingencies (notes 3, 5, 10, and 11)...................................
                                                                                           ---------  ---------
                                                                                           $  87,111  $  71,150
                                                                                           ---------  ---------
                                                                                           ---------  ---------

          See accompanying notes to consolidated financial statements.

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                   YEARS ENDED APRIL 30, 1993, 1994 AND 1995

                                                                                  1993        1994        1995
                                                                               ----------  ----------  ----------
                                                                                (IN THOUSANDS, EXCEPT PER SHARE
                                                                                             DATA)
Revenues.....................................................................  $  126,026  $  148,683  $  204,131
Direct costs.................................................................     116,840     140,397     182,053
                                                                               ----------  ----------  ----------
    Gross profit.............................................................       9,186       8,286      22,078
General and administrative expenses..........................................      13,201      16,936      19,660
                                                                               ----------  ----------  ----------
  Operating income (loss)....................................................      (4,015)     (8,650)      2,418
Other income (expense):
  Interest expense...........................................................      (1,071)     (3,288)     (2,209)
  Interest income............................................................          74         186         422
  Miscellaneous income (expense) (note 10)...................................        (325)       (504)      1,015
  Minority interest in earnings of subsidiaries..............................        (225)       (213)       (159)
                                                                               ----------  ----------  ----------
    Earnings (loss) before income taxes......................................      (5,562)    (12,469)      1,487
Income tax expense (benefit) (note 6)........................................      (1,806)     (3,135)        535
                                                                               ----------  ----------  ----------
Net earnings (loss)..........................................................  $   (3,756) $   (9,334) $      952
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Net earnings (loss) per common share (note 8):
  Primary....................................................................  $     (.38) $     (.93) $      .09
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
  Fully diluted..............................................................  $     (.38) $     (.92) $      .08
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Weighted average number of common shares outstanding (note 8):
  Primary....................................................................       9,996      10,085      11,226
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
  Fully diluted..............................................................       9,996      10,117      11,910
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

          See accompanying notes to consolidated financial statements.

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   YEARS ENDED APRIL 30, 1993, 1994 AND 1995

                                                                                NOTE
                                             COMMON STOCK       ADDITIONAL   RECEIVABLE    RETAINED        TREASURY STOCK
                                        ----------------------    PAID-IN     FROM SALE    EARNINGS    ----------------------
                                         SHARES      AMOUNT       CAPITAL     OF STOCK     (DEFICIT)     SHARES      AMOUNT
                                        ---------  -----------  -----------  -----------  -----------  -----------  ---------
                                                                           (IN THOUSANDS)
Balances at April 30, 1992............     14,124   $     141    $  27,219    $      --    $  10,568        3,826   $  (5,302)
  Shares issued to directors..........         18          --           84           --           --           --          --
  Purchase of treasury stock..........         --          --           --           --           --          400      (3,221)
  Net loss............................         --          --           --           --       (3,756)          --          --
                                        ---------       -----   -----------       -----   -----------       -----   ---------
Balances at April 30, 1993............     14,142         141       27,303           --        6,812        4,226      (8,523)
  Treasury stock issued in
   acquisition........................         --          --          420           --           --         (236)        477
  Net loss............................         --          --           --           --       (9,334)          --          --
                                        ---------       -----   -----------       -----   -----------       -----   ---------
Balances at April 30, 1994............     14,142         141       27,723           --       (2,522)       3,990      (8,046)
  Shares issued to directors..........         --          --           60           --           --          (26)         52
  Exercise of stock options...........          4          --           14           --           --           --          --
  Treasury stock issued in
   acquisition........................         --          --        1,079           --           --         (434)        875
  Sale of treasury stock..............         --          --          497         (900)          --         (200)        403
  Net earnings........................         --          --           --           --          952           --          --
                                        ---------       -----   -----------       -----   -----------       -----   ---------
Balances at April 30, 1995............     14,146   $     141    $  29,373    $    (900)   $  (1,570)       3,330   $  (6,716)
                                        ---------       -----   -----------       -----   -----------       -----   ---------
                                        ---------       -----   -----------       -----   -----------       -----   ---------


                                            TOTAL
                                        STOCKHOLDERS'
                                           EQUITY
                                        -------------

Balances at April 30, 1992............    $  32,626
  Shares issued to directors..........           84
  Purchase of treasury stock..........       (3,221)
  Net loss............................       (3,756)
                                        -------------
Balances at April 30, 1993............       25,733
  Treasury stock issued in
   acquisition........................          897
  Net loss............................       (9,334)
                                        -------------
Balances at April 30, 1994............       17,296
  Shares issued to directors..........          112
  Exercise of stock options...........           14
  Treasury stock issued in
   acquisition........................        1,954
  Sale of treasury stock..............           --
  Net earnings........................          952
                                        -------------
Balances at April 30, 1995............    $  20,328
                                        -------------
                                        -------------

          See accompanying notes to consolidated financial statements.

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   YEARS ENDED APRIL 30, 1993, 1994 AND 1995

                                                                                     1993       1994       1995
                                                                                   ---------  ---------  ---------
                                                                                           (IN THOUSANDS)
Cash flows from operating activities:
  Net earnings (loss)............................................................  $  (3,756) $  (9,334) $     952
  Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
    Minority interest in earnings of subsidiaries................................        225        213        159
    Depreciation and amortization................................................      2,964      4,158      3,401
    Increase (decrease) in deferred income taxes.................................       (258)        99        382
    Other items, net.............................................................        589        650       (378)
    Changes in operating assets and liabilities, net of effects from purchase/sale of subsidiaries:
      Decrease (increase) in accounts receivable, net............................     (1,057)     1,439     (6,069)
      Increase in contract settlement receivable, net............................         --     (4,100)    (1,322)
      Decrease (increase) in income tax receivable...............................     (1,546)    (1,185)     2,741
      Decrease (increase) in pharmaceutical and medical supplies.................       (645)       (35)       264
      Decrease (increase) in other current assets................................       (331)     1,706       (499)
      Increase in other assets...................................................       (440)      (681)    (1,081)
      Increase (decrease) in accounts payable....................................      2,000      1,672     (1,539)
      Increase (decrease) in claims payable......................................         --      1,523       (388)
      Increase in accrued salaries and benefits..................................        734      1,815        852
      Increase (decrease) in billings in excess of costs.........................     (1,099)     1,616     (1,465)
      Increase (decrease) in deferred lease obligation...........................          1        (25)        63
                                                                                   ---------  ---------  ---------
        Net cash used in operating activities....................................     (2,619)      (469)    (3,927)
Cash flows from investing activities:
  Acquisition of property and equipment..........................................    (11,148)   (20,769)    (6,217)
  Net proceeds from the sale of property and equipment...........................         --         --     14,045
  Acquisition of property held for sale..........................................     (2,021)        --         --
  Deposit on acquisition of subsidiary...........................................     (3,200)     3,200         --
  Acquisition of subsidiaries, net of cash acquired (note 9).....................       (142)    (3,842)      (811)
  Disposition of subsidiaries, net of cash conveyed (note 9).....................         --      8,992     10,790
                                                                                   ---------  ---------  ---------
        Net cash provided by (used in) investing activities......................    (16,511)   (12,419)    17,807
                                                                                   ---------  ---------  ---------
Cash flows from financing activities:
  Net proceeds under revolving promissory notes..................................      9,017      4,939      6,590
  Borrowings on notes payable....................................................     20,040     14,102        751
  Repayments on notes payable....................................................     (6,227)    (5,699)   (20,845)
  Receivables from officers......................................................       (602)    (1,587)    (1,561)
  Purchase of treasury stock.....................................................     (3,221)        --         --
  Issuance of treasury stock to directors........................................         --         --        112
  Proceeds from the exercise of stock options....................................         --         --         14
  Distributions paid to limited partners.........................................       (209)      (485)      (133)
  Contributions from limited partners............................................        260         --         --
                                                                                   ---------  ---------  ---------
        Net cash provided by (used in) financing activities......................     19,058     11,270    (15,072)
                                                                                   ---------  ---------  ---------
        Net decrease in cash and cash equivalents................................        (72)    (1,618)    (1,192)
Cash and cash equivalents, beginning of year.....................................      4,060      3,988      2,370
                                                                                   ---------  ---------  ---------
Cash and cash equivalents, end of year...........................................  $   3,988  $   2,370  $   1,178
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest.....................................................................  $     949  $   3,203  $   1,922
    Income taxes.................................................................         16          5         22
Supplemental disclosure of non-cash investing and financing activities (note 9):
  Sale of treasury stock for note receivable.....................................         --         --  $     900
  Forfeiture of acquisition note and corresponding excess cost over fair value of
   assets acquired...............................................................         --         --  $      50

          See accompanying notes to consolidated financial statements.

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            APRIL 30, 1994 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A)  ORGANIZATION AND BUSINESS

    PHP Healthcare Corporation and its subsidiaries (the Company) operate in a single industry providing health care and related support services primarily on a contractual basis to federal, state and local government agencies, and commercial entities.

    In fiscal 1992, the Company commenced the management of ambulatory surgery centers acquired or developed through its majority owned subsidiary, Paragon Ambulatory Surgery, Inc. (Paragon). In fiscal 1995, the Company acquired the remaining ownership interest in Paragon. Immediately thereafter, the Company sold all of its interest in the remaining two ambulatory surgery centers managed by Paragon.

    In fiscal 1994, the Company acquired the operations of a health maintenance organization, D.C. Chartered Health Plan, Inc. (CHP), serving the District of Columbia Medicaid and Aid for Families with Dependent Children (AFDC) residents.

    (B)  PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of PHP Healthcare Corporation and its majority owned subsidiaries. All significant intercompany account balances and transactions have been eliminated in consolidation.

    (C)  REVENUE RECOGNITION

    The Company engages in fixed-price, unit-price, cost-reimbursement-plus-fee, and fixed-rate-labor hour contracts. Revenue on fixed-price contracts and unit-price contracts is recognized using either the percentage-of-completion method or as services are performed based on contracted rates. The percentage-of-completion method measures revenue principally by comparing the cost of services performed to date with the total estimated cost of services required through completion applied to the entire estimated contract value. Revenue on cost-reimbursement-plus-fee contracts is recognized on the basis of direct and indirect costs incurred during the period plus the fee earned. Revenue on fixed-rate-labor hour contracts is recognized as services are performed based on contractual rates.

    Billings in excess of costs represents amounts billed in accordance with contract provisions for which future contract services are to be performed.

    Costs to complete estimates are reviewed periodically and revised as required. Provisions are made for the full amount of anticipated losses, if any, on all contracts in the period in which they are first determinable.

    Costs under cost-reimbursement contracts with the federal government are subject to government audit upon contract completion. Therefore, all contract costs, including direct and indirect expenses, are potentially subject to adjustment prior to final reimbursement. Management believes that adequate provisions for such adjustments, if any, have been made in the accompanying consolidated financial statements. All indirect expense recovery rates for fiscal year 1990 and prior have been approved by the U.S. government.

    Patient service revenue is reported at the estimated net realizable amounts from patients, third party payors, and others for services rendered primarily based on contractually determined rates.

    The percentages of the Company's revenues derived from individual customers comprising more than 10% of consolidated revenues were as follows: 72%, 49% and 33% for 1993, 1994 and 1995, respectively, from the federal government; none, 15% and 22% for 1993, 1994 and 1995, respectively, from the District of Columbia; none, none and 17% for 1993, 1994, and 1995, respectively, from Blue Cross/Blue Shield of New Jersey.

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The Company's accounts and contract settlement receivables related to the individual customers noted above are $9.3 million, $9.95 million, and $7.2 million from the federal government, the District of Columbia, and Blue Cross/Blue Shield of New Jersey, respectively, at April 30, 1995.

    (D)  CASH EQUIVALENTS

    For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of 3 months or less to be cash equivalents. Cash equivalents consist of money market accounts and certificates of deposit amounting to $1.7 million and $100,000 at April 30, 1994 and 1995, respectively.

    (E)  PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation on buildings, furniture and equipment is computed on a straight-line or accelerated method over estimated useful lives of 3 to 30 years. Leasehold improvements and equipment under capital lease are amortized using the straight-line method over the shorter of the lease term or estimated useful lives of the assets.

    Construction in progress consists of all construction related costs, excluding land acquisition cost, incurred for property under development. Depreciation on these properties commences when construction is complete and the assets are placed into service.

    Property held for sale, consisting of land and equipment, are stated at the lower of cost or net realizable value. Property held for sale is included as other current assets.

    (F)  EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED

    The excess of the purchase price over the estimated fair value of tangible and identifiable intangible net assets acquired is capitalized and amortized on a straight-line basis over periods of estimated benefit of 10 to 40 years. Contingent amounts payable related to acquired entities achieving certain profitability goals are recorded as additional excess cost over fair value of assets acquired ($977,000 and $569,000 in 1994 and 1995, respectively) and are amortized on a straight line basis over the remaining amortization period. The Company assesses the recoverability of this intangible asset by determining whether the balance can be recovered through estimated undiscounted future operating cash flows of the acquired operation. The amount of impairment, if any, is measured based on projected discounted future operating cash flows.

    (G)  PRECONTRACT COSTS

    Recoverable costs directly related to contracts incurred prior to commencement of services are capitalized as precontract costs and amortized to contract expense over the estimated period of benefit, generally 1 to 2 years and are included as other current assets.

    (H)  INCOME TAXES

    Effective May 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES (SFAS 109). The cumulative effect of this change in accounting for income taxes on the consolidated financial statements was immaterial. SFAS 109 requires a change from the deferred method of accounting for income taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Pursuant to the deferred method under APB Opinion 11, which was applied in 1993 and prior years, deferred income taxes are recognized for income and expense purposes using the tax rate applicable for the year of the calculation. Under the deferred method, deferred taxes are not adjusted for subsequent changes in tax rates.

    (I)  HEALTH CARE SERVICES EXPENSE AND CLAIMS PAYABLE

    Medical health care services expense includes claims paid and payable and capitation payments paid to certain providers. Claims payable are estimated based on actuarial evaluations of providers' claims submitted and include provisions for incurred but not reported claims. Health care services expense is included as direct costs.

    (J)  TREASURY STOCK

    The Company uses the cost method of accounting for treasury stock. Issuances of treasury stock are relieved from treasury at the then weighted average cost per share. The difference between the issuance value of the shares and the weighted average cost per share is recorded as additional paid-in-capital.

    (K)  EARNINGS (LOSS) PER COMMON SHARE

    Earnings (loss) per common share is computed by dividing net earnings (loss) by the weighted average number of common shares outstanding, which are adjusted for the assumed exercise of stock options, stock warrants, and convertible debt, if dilutive. Common share equivalents, which include dilutive stock options and warrants, are computed using the treasury stock method. The convertible debt is computed using the "if converted" method.

    (L)  RECLASSIFICATIONS

    Certain amounts in the 1993 and 1994 consolidated financial statements have been reclassified to conform with the 1995 presentation.

(2) JOINT VENTURE
    In February 1992, the Company and Blue Cross of California entered into an agreement to form and fund a joint venture management company in connection with a development effort related to the operation of the CHAMPUS Reform Initiative
(CRI) contract for California and Hawaii. As of April 30, 1993, approximately $1.1 million was advanced by the Company to fund incremental direct costs incurred by the management company. On July 28, 1993 the Department of Defense announced the award of the CRI contract to another bidder. Accordingly, in fiscal 1993, the Company wrote-off its investment in the joint venture management company represented by the advances of $1.1 million.

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(3) ACCOUNTS RECEIVABLE

    Accounts receivable, net includes the following at April 30 (in thousands):

Contract receivables:                                              1994       1995
                                                                 ---------  ---------
Billed:
  Contracts in process.........................................  $   8,508  $  10,921
  Final billings on completed contracts........................         --        260
  Contract claim...............................................      1,900      1,900
                                                                 ---------  ---------
                                                                    10,408     13,081
                                                                 ---------  ---------
Unbilled:
  Incurred costs and accrued profits...........................      8,331     11,876
  Retainages...................................................        154        485
                                                                 ---------  ---------
                                                                     8,485     12,361
                                                                 ---------  ---------
    Total contract receivables.................................     18,893     25,442
Patient service receivables....................................      1,554        385
Other receivables..............................................        554        748
                                                                 ---------  ---------
    Total......................................................     21,001     26,575
Less allowance for doubtful accounts receivable................     (2,086)    (2,038)
                                                                 ---------  ---------
    Accounts receivable, net...................................  $  18,915  $  24,537
                                                                 ---------  ---------
                                                                 ---------  ---------

    In  April 1994,  the Company  submitted a  Request for  Equitable Adjustment
(REA) under a contract with the Department of the Army for material changes in the nature of the contract requirements from those represented during the contract proposal process. The REA was denied by the Army and the Company has submitted a claim for its increased costs of performance under the contract pursuant to the Contracts Dispute Act of 1978. Billed accounts receivable of $1.9 million as of April 30, 1994 and 1995, have been fully reserved pending further actions by the Board of Contract Appeals.

    Substantially all net receivables are expected to be collected within one year.

    CONTRACT SETTLEMENT RECEIVABLE

    CHP, the Company's wholly owned health maintenance organization, earns substantially all of its revenue under a prepaid Medicaid contract with the D.C. Department of Human Services (DCDHS) to provide health care services to the Medicaid recipients of the District of Columbia. The Medicaid program is jointly funded by the District of Columbia and the Health Care Finance Administration
(HCFA) of the Department of Health and Human Services (HHS).

    Under a three-year contract ended September 30, 1994, interim payments were provided on an enrollment basis with a final settlement at the end of the contract period, subject to a defined upper payment limit as determined by HCFA of HHS. Final settlement with DCDHS and HCFA is subject to an audit of CHP's activities. The Company believes final settlement should result in amounts due the Company at April 30, 1995 in excess of $20 million, which is expected to be lower than the actual upper payment limit. Due to the complexity inherent in the contract and the definition of the settlement process as provided for in the contract, the Company has recorded amounts due under the contract of $6.7 million and $8.0 million at April 30, 1994 and 1995, which represents the Company's conservative interpretation of amounts due under the contract. The Company believes that final settlement will occur during fiscal 1996. In addition, proposed congressional legislation is pending which upon passage would in management's opinion result in a retroactive entitlement of the full recovery of the settlement receivable.

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(3) ACCOUNTS RECEIVABLE (CONTINUED)
    Effective October 1, 1994, CHP entered into a new one-year contract with DCDHS. CHP receives capitation payments for the inpatient services under the risk portion of the contract. Additionally, CHP receives interim payments with an annual final settlement for the other services under the non-risk portion of the contract. At April 30, 1995, CHP recorded accounts receivable of $1.9 million, for the difference between what was due under the contract versus what was received. Final settlement of amounts due under this contract is subject to an audit of the Company's activities by DCDHS.

(4) PROPERTY AND EQUIPMENT
    Property and equipment consist of the following at April 30 (in thousands):

                                                                                  1994        1995
                                                                               ----------  ----------
Land.........................................................................  $    6,451  $    3,969
Buildings....................................................................      22,822       9,202
Leasehold improvements.......................................................       4,807       6,612
Equipment....................................................................      11,260      12,277
Furniture and fixtures.......................................................       3,544       3,914
Vehicles.....................................................................         125         125
Construction in progress.....................................................         178           7
                                                                               ----------  ----------
                                                                                   49,187      36,106

Less accumulated depreciation and amortization...............................     (11,756)    (13,010)
                                                                               ----------  ----------
  Property and equipment, net................................................  $   37,431  $   23,096
                                                                               ----------  ----------
                                                                               ----------  ----------

    As of April 30, 1994 and 1995, $1,056,000 in furniture and fixtures and related accumulated depreciation of $202,000 and $415,000, respectively, were obligated under capital leases.

    Depreciation and amortization expense for property and equipment totaled $2.6 million, $3.6 million and $3.1 million for the years ended April 30, 1993, 1994 and 1995, respectively.

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(5) NOTES PAYABLE

    (A)  NOTES PAYABLE TO BANKS

    The notes payable to banks consists of the following at April 30 (in thousands):

                                                                                                1994       1995
                                                                                              ---------  ---------
Various term notes, collateralized by certain land, building, fixtures and equipment, with market adjusting interest rates ranging between 6.75% and 7.25% at April 30, 1994, with final payment due dates from March 1995 to February 1998; the Company was released from
 these obligations in October 1994 (note 9(b))..............................................  $   2,124         --
Term note of $15 million collateralized by all assets, interest due monthly at 1% above bank prime (10% at April 30, 1995), principal due in quarterly installments of $342,000 with
 final payment due in April 1998............................................................     12,857      4,102
Revolving promissory note, collateralized by all assets, with a maximum credit line of $15 million in 1994 and $22 million in 1995, interest due monthly at 1% above bank prime (10%
 at April 30, 1995), due August 1996........................................................     13,956     20,546
Nonrecourse term notes of $10 million, collateralized by certain real property, interest due monthly at 6.25% for the first three years and 8% for the next two years, principal due
 April 1998, repaid in July 1994 (note 9(c))................................................      9,416         --
Term note of $650,000, collateralized by the assignment of a certificate of deposit of equal amount, interest due monthly at a minimum of the bank's certificate of deposit rate plus
 2%, due December 1995, repaid in July 1994.................................................        650         --
                                                                                              ---------  ---------
    Total notes payable to banks............................................................     39,003     24,648
      Less current maturities...............................................................     (2,534)    (1,368)
                                                                                              ---------  ---------
    Notes payable to banks, net of current maturities.......................................  $  36,469  $  23,280
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    Scheduled maturities of notes payable to banks at April 30, 1995 are as follows (in thousands): $1,368 in 1996, $21,914 in 1997, and $1,366 in 1998.

    The Company repaid $7 million on its term note during fiscal 1995 upon the sale of its office building and two ambulatory surgery centers and as a result, the quarterly term note repayments were reduced to $342,000 from $536,000.

    The revolving promissory note contains a letter of credit facility whereby the bank will issue for the account of the Company, irrevocable stand-by letters of credit in connection with certain contract performance requirements. The amount of outstanding stand-by letters of credit reduces the amount of funds available under the revolving note agreement. Under this agreement, the Company had issued stand-by letters of credit amounting to approximately $1 million and $2.2 million at April 30, 1994 and 1995, respectively.

    The revolving promissory note functions similar to a line of credit with daily advances and repayments. Accordingly, revolving promissory note activity is presented as a net amount in the consolidated statements of cash flows.

    During the year ended April 30, 1994, the Company secured an additional temporary revolving credit facility from its primary bank of $4.5 million bearing interest at the bank's prime rate plus 1%. Borrowings under this facility were repaid in full in April 1994, and the facility is no longer available.

    The Company's credit agreement contains certain covenants which, in addition to other restrictions, limit the amount of capital expenditures and additional borrowings. The Company is also precluded from the payment of cash dividends without the bank's approval, and is required to maintain certain financial ratios.

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(5) NOTES PAYABLE (CONTINUED)
    (B)  NOTES PAYABLE -- OTHER

    The notes payable -- other consists of the following at April 30 (in thousands):

                                                                                                  1994       1995
                                                                                                ---------  ---------
Installment debt with a face value of $2 million, collateralized by a security interest in
 Paragon's management agreement with the ambulatory surgery centers, discounted at an effective interest rate of 8.5% with varying semi-annual installment payments beginning
 December 1992, due June 1995; the Company was released from this obligation in October 1994
 (note 9(b))..................................................................................  $     929         --
Term note of $3.8 million, secured by an assignment of partnership interests, interest based on the prime rate with a base of 7.5% and a ceiling of 10%, principal and interest due in five annual installments ending April 1997. The Company was released from this obligation in
 October 1994 (note 9(b)).....................................................................      2,278         --
Various collateralized term notes of $651,000 in 1994 and $591,000 in 1995, interest from 6%
 to 12.7% with various installment payments due August 1997...................................        536        393
Insurance notes of $457,000 in 1994 and $246,000 in 1995, monthly installments of principal
 and interest, interest from 7.3% to 7.6% due November 1995...................................        271        166
Obligations under capital leases, for certain equipment and fixtures, monthly installments of
 principal and interest of $27,000, interest at 4.1%, due May 1998............................      1,215        935
Convertible promissory notes of $500,000, interest due annually on April 30 at 7%, convertible into common stock at $4.50 per share starting September 1995, due September 1999 (notes 7(a)
 and 9(a))....................................................................................         --        500
Promissory notes of $417,000, interest at 7%, monthly payments due August 1995 (note 9(a))....         --         59
                                                                                                ---------  ---------
    Total notes payable -- other..............................................................      5,229      2,053
      Less current maturities.................................................................     (2,055)      (879)
                                                                                                ---------  ---------
    Notes payable -- other, net of current maturities.........................................  $   3,174  $   1,174
                                                                                                ---------  ---------
                                                                                                ---------  ---------

    Scheduled maturities of notes payable -- other at April 30, 1995 are as follows (in thousands): $879 in 1996, $324 in 1997, $323 in 1998, $27 in 1999,
and $500 in 2000.

    The Company's weighted average interest rate on short-term borrowings outstanding at April 30, 1994 and 1995 was 7.3% and 8.7%, respectively.

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(6) INCOME TAXES
    Income tax expense (benefit) consists of the following at April 30 (in thousands):

                                                                 CURRENT   DEFERRED     TOTAL
                                                                ---------  ---------  ---------
1993:
  Federal.....................................................  $    (794) $    (866) $  (1,660)
  State.......................................................        (70)       (76)      (146)
                                                                ---------  ---------  ---------
                                                                $    (864) $    (942) $  (1,806)
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------
1994:
  Federal.....................................................  $  (2,911) $      90  $  (2,821)
  State.......................................................       (323)         9       (314)
                                                                ---------  ---------  ---------
                                                                $  (3,234) $      99  $  (3,135)
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------
1995:
  Federal.....................................................  $    (270) $     752  $     482
  State.......................................................        (30)        83         53
                                                                ---------  ---------  ---------
                                                                $    (300) $     835  $     535
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

    Income tax expense (benefit) differs from the amounts computed by applying the U.S. federal income tax rate of 34 percent to earnings (loss) before income taxes as follows:

                                                                  1993       1994       1995
                                                                ---------  ---------  ---------
Computed "expected" tax expense (benefit).....................  $  (1,891) $  (4,239) $     506
Increase (decrease) in income tax resulting from:
  State income tax expense (benefit), net of federal income
   taxes......................................................        (96)      (496)        69
  Non-deductible subsidiary losses (excluded earnings)........         71        113       (205)
  Amortization of excess cost over fair value of assets
   acquired...................................................         46         49        196
  Nondeductible items related to sale of subsidiary...........         --         --      1,489
  Change in the valuation allowance allocated to income tax
   expense....................................................         --      1,515     (1,707)
  Other.......................................................         64        (77)       187
                                                                ---------  ---------  ---------
                                                                $  (1,806) $  (3,135) $     535
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------
Effective income tax rate.....................................     (32.5%)    (25.1%)     36.0%
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(6) INCOME TAXES (CONTINUED)
    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at April 30, 1994 and 1995, are as follows:

                                                                                     1994       1995
                                                                                   ---------  ---------
Deferred tax assets:
  Accounts receivable, principally due to differing recognition methods..........  $   1,209  $     560
  Property and equipment, principally due to difference in depreciation..........        655        823
  Land and building, due to valuation methods....................................        230        793
  Accrued employee benefits......................................................        821      1,092
  Accrued contract and sublease losses...........................................        338        295
  State and federal net operating loss carryforwards.............................        855      1,722
  Alternative minimum tax credit carryforwards...................................        455        400
                                                                                   ---------  ---------
    Total gross deferred tax assets..............................................      4,563      5,685
  Less valuation allowance.......................................................     (2,160)        --
                                                                                   ---------  ---------
    Net deferred tax assets......................................................  $   2,403  $   5,685
                                                                                   ---------  ---------

Deferred tax liabilities:
  Accounts receivable, principally due to differing recognition methods..........  $   1,722  $   5,503
  Property and equipment, principally due to difference in depreciation..........        487        414
  Precontract costs..............................................................        118         73
  Deferred lease obligations.....................................................         76         77
                                                                                   ---------  ---------
    Total deferred tax liabilities...............................................  $   2,403  $   6,067
                                                                                   ---------  ---------
    Net deferred income tax liability............................................  $      --  $     382
                                                                                   ---------  ---------
                                                                                   ---------  ---------

    The valuation allowance for deferred tax assets was $2,160,000 at April 30, 1994. The valuation allowance was reduced in fiscal year 1995 by $2,160,000 and is zero as of April 30, 1995. Completion of fiscal year 1994 income tax returns during fiscal year 1995 resulted in a decrease of $453,000 to the income tax receivable due to the inability to carryback certain subsidiary losses. Accordingly, there was a corresponding increase in net deferred tax assets during fiscal year 1995.

    For the year ended April 30, 1993, the deferred income tax benefit results from differences between the amount of income and expense recognized for financial statement reporting and tax filing purposes. The major items comprising these differences and the related tax effects are as follows (in thousands):

                                                                                          1993
                                                                                        ---------
Excess tax over book revenues.........................................................  $    (301)
Contract retainages...................................................................       (182)
Reduction in valuation of assets......................................................       (211)
Excess book over tax loss on sublease.................................................       (135)
Excess book over tax depreciation.....................................................        (84)
Compensatory stock options............................................................        (74)
Excess book over tax vacation expense.................................................         18
Other.................................................................................         27
                                                                                        ---------
                                                                                        $    (942)
                                                                                        ---------
                                                                                        ---------

    As of April 30, 1995, the Company has federal and state net operating loss carryforwards of approximately $3.7 million and $4.6 million, respectively, available to offset future federal and state taxable income,

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(6) INCOME TAXES (CONTINUED)
expiring principally in fiscal years 2008 and 2009. These carryforwards have certain annual dollar limits. In addition, the Company has alternative minimum tax credit carryforwards of approximately $400,000 which are available to reduce future federal regular income taxes, if any, over an indefinite period.

(7) CAPITAL STOCK

    (A)  NOTE RECEIVABLE

    On September 29, 1994, the Company sold 200,000 shares of treasury stock at $4.50 per share for a note receivable in the amount of $900,000 to a financial advisory services firm in which the managing director is also a director of the Company and the two partners in the firm are also employees of the Company. The note receivable is collateralized by a pledge and escrow of 300,000 shares of the Company's common stock and by convertible notes payable of $500,000 by the Company to the same parties.

    (B)  ADDITIONAL PAID-IN-CAPITAL AND TREASURY STOCK

    The Company purchased 400,000 shares of its common stock at an average price of $8.06 per share during the year ended April 30, 1993. These shares are held as treasury stock.

    In August 1993, the Company issued 236,048 shares of treasury stock in exchange for 100% of the common stock of D.C. Chartered Health Plan, Inc. Additionally, the acquisition terms provided for a guarantee of the future market price of 132,370 shares of the stock at $4.38 per share on August 31, 1995. The Company recognized additional paid-in-capital of $173,736, equal to the difference between the market price on the date of acquisition and the guaranteed future market price for those shares.

    In September 1994, the Company issued 380,000 shares of treasury stock in exchange for the minority interests in Paragon and issued 54,286 shares of treasury stock in exchange for 100% of the common stock of J.P. Cole & Associates. The J.P. Cole & Associates acquisition terms provided for future consideration of an additional 88,572 shares of the Company's treasury stock, which are held in escrow (note 10(d)).

    (C)  STOCK RIGHTS

    On April 10, 1992, the Board of Directors of the Company declared a dividend distribution of one preferred stock purchase right (the Rights) for each share of common stock outstanding at April 20, 1992 or issued thereafter. The Board of Directors also designated and reserved 50,000 shares of preferred stock as "Series A Junior Preferred Stock". Each Right when exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, at an exercise price of $85, subject to adjustment. The Rights will become exercisable after public announcement that, without consent of a majority of disinterested members of the Board of Directors, a third party has acquired or obtained beneficial ownership of 15% or more of the outstanding Common Shares or 10 business days after commencement or public announcement of an offer of such an event. The Rights, which do not have voting rights, expire in April 2002, and may be redeemed in whole by the Company at $.01 per Right at any time prior to their expiration or the acquisition by a third party of 15% or more of the Company's Common Stock. In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power is sold, provision shall be made so that each holder of a Right shall have the right to receive, upon exercise thereof at the then current exercise price, that number of shares of common stock of the surviving company which at the time of such transaction would have a market value of two times the exercise price of the Right. At April 30, 1994, and 1995, 10,151,618 and 10,816,682 rights are outstanding, respectively.

    (D)  DIRECTORS' RETAINER PLAN

    Commencing on May 1, 1993, and thereafter for any fiscal quarter, each Director of the Company may elect to have the full amount of his retainer paid in the form of common shares of the Company under this plan. The number of shares issued is calculated based on the then current market value of the stock. The

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(7) CAPITAL STOCK (CONTINUED)
Board of Directors of the Company has authorized 100,000 common shares for issuance under this plan. In October 1994, the Company issued 25,778 shares of treasury stock to the Board of Directors, pursuant to the Directors' Plan.

(8) STOCK OPTIONS AND WARRANTS

    On October 16, 1995, the Board of Directors of the Company declared a two-for-one split of its Common Stock, payable on November 20, 1995. This was effected in the form of a 100 percent stock dividend of 7,073,351 shares to shareholders on record as of November 1, 1995. Stockholders' equity has been restated to give retroactive recognition to the stock split for all periods presented by reclassifying from additional paid in capital to common stock the par value of the additional shares arising from the split. In addition, for all periods presented, all references in the consolidated financial statements and footnotes thereto to number of shares, per share amounts, weighted average shares outstanding, as well as, stock option, stock warrant and related price information have been restated to give retroactive effect to the two-for-one stock split effected on November 20, 1995.

    In November 1986, the Board of Directors adopted and the shareholders approved the Company's 1986 Stock Option Plan. Effective May 1, 1991, the Board of Directors adopted, and effective September 30, 1991 the shareholders approved, the Amended and Restated PHP Healthcare Corporation 1986 Stock Option Plan (the Plan).

    The Plan provided for the granting of options to purchase a maximum of 1,500,000 shares of the Company's stock to eligible employees and officers of the Company. In November 1994, the shareholders approved an increase in the maximum to 3,500,000 shares. The Plan provides for the granting of options which qualify as incentive stock options as well as non-qualified stock options. All incentive stock options granted under the Plan must have an exercise price of not less than 100% of the fair market value of the common stock on the date of grant, and non-qualified stock options must have an exercise price of not less than 60% of the fair market value of the common stock on the date of grant. All options granted prior to April 30, 1991, under the Plan may be exercised no earlier than two years from the date of grant. All options granted since April 30, 1991, are exercisable ratably on an annual basis over three to five years from the date of grant. Options are canceled 90 days after termination of employment if not exercised.

    The following is a summary of activity of the stock option plan in 1993, 1994 and 1995:

                                                                 SHARES        PRICE         AMOUNT
                                                               ----------  -------------  -------------
Options outstanding at April 30, 1992........................   1,409,500     1.95-11.25  $  12,723,449
  Options granted in1993.....................................      70,000           4.06        284,375
  Options exercised in 1993..................................          --             --             --
  Options canceled in 1993...................................       4,600     6.50-11.25         43,675
                                                               ----------  -------------  -------------
Options outstanding at April 30, 1993........................   1,474,900     1.95-11.25     12,964,149
  Options granted in 1994....................................      34,000           3.00        102,000
  Options exercised in 1994..................................          --             --             --
  Options canceled in 1994...................................      14,100     6.50-11.25        129,175
                                                               ----------  -------------  -------------
Options outstanding at April 30, 1994........................   1,494,800     1.95-11.25     12,936,974
  Options granted in 1995....................................   2,678,650      3.04-5.94     11,567,330
  Options exercised in 1995..................................       5,000           2.88         14,375
  Options canceled in 1995...................................   1,334,150     3.04-11.25     12,235,072
                                                               ----------  -------------  -------------
Options outstanding at April 30, 1995........................   2,834,300  $  1.95-11.25  $  12,254,857
                                                               ----------  -------------  -------------
                                                               ----------  -------------  -------------
Options exercisable at April 30, 1995........................      91,738
                                                               ----------
                                                               ----------

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(8) STOCK OPTIONS AND WARRANTS (CONTINUED)
    On June 10, 1994, the Stock Option Committee of the Board of Directors adopted a resolution whereby each holder of outstanding stock options under the Plan is allowed to surrender outstanding stock options on or before September 15, 1994, in return for an equal number of options with an exercise price equal to 60% of the fair market value of the Company's common stock on June 10, 1994. The new options vest ratably in one-third increments over three years and expire in ten years. A total of 1,315,700 options were surrendered and canceled with a corresponding issuance of new options with a grant price of $3.04 under the provisions of this resolution.

    The Company has also granted options outside of the Plan. The following is a summary of stock option activity outside of the Plan in 1993, 1994 and 1995:

                                                                 SHARES        PRICE         AMOUNT
                                                               ----------  -------------  -------------
Options outstanding at April 30, 1992........................     152,500      3.80-5.50  $     683,250
  Options granted in 1993....................................          --             --             --
  Options exercised in 1993..................................          --             --             --
  Options canceled in 1993...................................      67,500           3.80        256,500
                                                               ----------  -------------  -------------
Options outstanding at April 30, 1993........................      85,000      3.80-5.50        426,750
  Options granted in 1994....................................          --             --             --
  Options exercised in 1994..................................          --             --             --
  Options canceled in 1994...................................          --             --             --
                                                               ----------  -------------  -------------
Options outstanding at April 30, 1994........................      85,000      3.80-5.50        426,750
  Options granted in 1995....................................     324,286           4.50      1,459,287
  Options exercised in 1995..................................          --             --             --
  Options canceled in 1995...................................          --             --             --
                                                               ----------  -------------  -------------
Options outstanding at April 30, 1995........................     409,286  $   3.80-5.50  $   1,886,037
                                                               ----------  -------------  -------------
                                                               ----------  -------------  -------------
Options exercisable at April 30, 1995........................     220,000
                                                               ----------
                                                               ----------

    To the extent any options are granted at an exercise price less than the fair market value at the date of the grant, the Company records compensation expense equal to the difference in such prices ratably over the applicable vesting period. The Company recorded compensation expense of $207,000, $207,000, and $1,065,000 in 1993, 1994, and 1995, respectively, in the consolidated statement of operations relating to options.

    In conjunction with the acquisition of EastWest Research Corporation on November 1, 1992, the Company issued 20,000 stock warrants at $5.75 per share, 20,000 stock warrants at $7.50 per share, and 20,000 stock warrants at $12.00 per share. In December 1994, 25% of these warrants were canceled. The 45,000 remaining warrants are exercisable in varying percentages after two years and expire seven years from the date of issuance. The value assigned to these warrants was immaterial. The number of these stock warrants which are exercisable at April 30, 1995 is 4,500.

(9) ACQUISITION, DEVELOPMENT, AND SALE OF SUBSIDIARIES

    (A)  ACQUISITION OF REMAINING INTERESTS IN PARAGON

    Effective September 29, 1994, the Company acquired the remaining 49% ownership interest in Paragon for $125,000 in cash, notes payable of $917,000 and 380,000 shares of the Company's treasury stock. After one year, $500,000 of the notes payable are convertible into Company stock at a conversion price of $4.50 per share. The acquisition was accounted for using the purchase method of accounting and accordingly, the purchase price was allocated to the acquired share of tangible and identifiable intangible assets and liabilities based on their respective fair values. The excess cost over the estimated fair value of the acquired share of

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(9) ACQUISITION, DEVELOPMENT, AND SALE OF SUBSIDIARIES (CONTINUED) net assets approximated $1.9 million. Subsequent to the acquisition, Paragon was merged into the Company. The results of operations for Paragon have been included in the consolidated statements from November 5, 1991, when the Company first purchased the majority interest. If the purchase of the remaining ownership interest had occurred on May 1, 1993 or 1994, the effect on the Company's results of operations would have been immaterial.

    (B)  SALE OF SURGERY CENTERS

    Effective April 1, 1994, Paragon sold 100% of its interest in three separate surgery centers represented by four wholly owned subsidiaries for approximately $9.3 million in cash. The related gain on disposition of approximately $200,000 is included as miscellaneous income in fiscal year 1994.

    Effective September 30, 1994, the Company sold 100% of its interest in two separate ambulatory surgery centers for approximately $11.75 million in cash plus the assumption of related notes payable of approximately $5 million. The related gain on disposition after the write-off of the excess cost over the estimated fair value of net assets resulting from the acquisition of the centers is approximately $340,000 and is included as miscellaneous income in fiscal year 1995.

    (C)  PURCHASE AND SALE OF OFFICE BUILDING

    On May 4, 1993, the Company, through a wholly owned subsidiary, purchased an office building in Reston, Virginia for approximately $12 million. The building contains approximately 165,000 square feet of rentable commercial office space of which approximately 113,000 square feet was under lease at the time of the purchase. The Company is utilizing a portion of the available office space for consolidation and expansion of its corporate operations. In conjunction with the purchase, the Company obtained financing in the form of nine year, nonrecourse mortgage notes of approximately $10 million with interest rates which vary during the term of the notes from 6.25% to 8.0% per annum.

    In July 1994, the Company, through a wholly owned subsidiary, sold the office building in Reston, Virginia for approximately $14.8 million. The Company leases approximately 55,000 square feet of the building under a 15 year lease and accordingly, the gain on this sale of approximately $1.2 million has been deferred and is being amortized ratably over the life of this lease. In conjunction with this sale, the Company repaid in full non-recourse notes of approximately $9.4 million.

    (D)  ACQUISITION OF HEALTH MAINTENANCE ORGANIZATION

    On August 31, 1993, the Company exchanged 236,048 shares of common stock valued at $722,897 for 100% of the common stock of D.C. Chartered Health Plan, Inc. (CHP). Additionally, the Company provided a guarantee of the future price of a portion of those shares issued valued at $173,736, as described in note 7(b). This acquisition was accounted for using the purchase method of accounting and accordingly, the purchase price was allocated to the acquired tangible and identifiable intangible assets and assumed liabilities based on their respective fair values. The excess cost over the estimated fair value of the acquired net assets of approximately $1.9 million is being amortized on a straight line basis over 40 years. The results of operations for CHP are included in the consolidated statements from August 31, 1993. If the purchase had occurred on May 1, 1992 or 1993, the effect on the Company's results of operations and net loss per common share would have been immaterial. Unaudited pro forma consolidated revenues of the Company would have been approximately $149.6 million and $160.5 million for the years ended April 30, 1993 and 1994.

    (E)  ACQUISITION OF UTILIZATION MANAGEMENT FIRM

    On September 10, 1993, the Company acquired 100% of the common stock of Health Cost Consultants, Inc. (HCC) for $332,000 in cash and a two year note of $175,000. This acquisition was accounted for using the purchase method of accounting and accordingly, the purchase price was allocated to the acquired tangible and identifiable intangible assets and assumed liabilities based on their respective fair values. There

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(9) ACQUISITION, DEVELOPMENT, AND SALE OF SUBSIDIARIES (CONTINUED) was no excess cost over the estimated fair value of the acquired net assets. The results of operations for HCC are included in the consolidated statements from September 10, 1993. If the purchase had occurred on May 1, 1992 or 1993, the effect on the Company's net income and loss per share would have been immaterial.

    (F)  SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES

                                                                              1993       1994       1995
                                                                            ---------  ---------  ---------
Acquisition of subsidiaries
  Fair value of assets acquired...........................................  $      94  $   7,597  $   1,343
  Excess of cost over fair value of assets acquired.......................        778      4,900      2,439
  Liabilities assumed including seller financed long-term debt............       (616)    (6,725)        --
  Notes payable issued....................................................         --         --     (1,017)
  Value of stock and guarantee issued.....................................         --       (897)    (1,954)
                                                                            ---------  ---------  ---------
  Cash paid...............................................................        256      4,875        811
  Less cash acquired......................................................       (114)    (1,033)        --
                                                                            ---------  ---------  ---------
  Acquisition of subsidiaries, net of cash acquired.......................  $     142  $   3,842  $     811
                                                                            ---------  ---------  ---------
                                                                            ---------  ---------  ---------
Disposition of subsidiaries
  Fair value of assets sold...............................................         --  $   9,886  $   5,964
  Write-off of excess of cost over fair value of assets...................         --      4,114     11,130
  Liabilities assumed by purchaser........................................         --     (4,670)    (5,721)
                                                                            ---------  ---------  ---------
  Cash received...........................................................         --      9,330     11,373
  Less cash conveyed......................................................         --       (338)      (583)
                                                                            ---------  ---------  ---------
  Disposition of subsidiaries, net of cash................................         --  $   8,992  $  10,790
                                                                            ---------  ---------  ---------
                                                                            ---------  ---------  ---------

(10)RELATED-PARTY TRANSACTIONS

    (A)  LEGAL AND FINANCIAL ADVISORY SERVICES

    During 1993, 1994, and 1995, legal services were provided by law firms in which one director of the Company is a partner. During the years ended April 30, 1993, 1994, and 1995 total billings approximated $298,000, $315,000, and
$257,000, respectively, all of which was expensed in the consolidated statements of operations. At April 30, 1993, 1994, and 1995 amounts due the law firms approximated $9,000, $200,000 and $142,000, respectively.

    In 1993, 1994, and 1995, financial advisory services were provided the Company by a firm in which the managing general partner was also a director of the Company and the two partners in the firm are also employees of the Company. During 1993, 1994 and 1995, total billings approximated $39,000, $10,000, and $86,000, respectively. At April 30, 1993, 1994, and 1995, no amounts were due the firm.

    In 1993, financial advisory services relating to acquisitions were provided to Paragon by the same firm in which the managing general partner and one other partner were two of the minority shareholders of the subsidiary. During fiscal years 1993 and 1994, and 1995, total billings from this firm to Paragon approximated $491,000, none and none, respectively. These amounts were included in the cost of surgery center acquisitions. At April 30, 1993, 1994 and 1995, no amounts were due the firm for these services. In addition, during 1993, 1994 and 1995, approximately $50,000, none and none, respectively, was paid to the financial advisory firm for rent of shared office facilities with Paragon.

    (B)  SENIOR EXECUTIVE LOAN PROGRAM

    On November 5, 1992, the Board of Directors approved a Senior Executive Loan Program (the Program). Loans made pursuant to this Program may not exceed two and one-half times the executive's

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(10)RELATED-PARTY TRANSACTIONS (CONTINUED)
annual salary. The loans are to be repaid in one year and bear interest at two percent above the Company's short-term borrowing rate. The loans are collateralized by Company stock owned by the senior executive or a second position in stock previously pledged provided there remains sufficient equity in the stock. In 1994, the Program was amended to increase the maximum credit limit from two and one-half to three and one-half times the executive's total annual salary and the due dates on the amounts outstanding were extended for twelve months to March 1995. In 1995, the due dates were extended an additional twelve months. As of April 30, 1994 and 1995, a total of $1.6 million and $2.9 million, respectively, was outstanding (including accrued interest) to two directors/officers under the Program.

    (C)  OTHER NOTES AND ADVANCES

    The Company has advanced amounts to an officer of a subsidiary of the Company in the form of promissory notes due from October 1995 to April 1998. The notes bear interest rates from 8% to 10.75%. One of the notes is collateralized by the officer's stock in the Company. As of April 30, 1994 and 1995, the amounts outstanding were $383,000 and $357,000, respectively.

    In accordance with the Board of Directors' approval, the Company makes premium payments relating to certain insurance policies on behalf of certain officers of the Company. These advances are owed to the Company and are collateralized by assignment of the underlying cash surrender value and related death benefit. During 1994, $650,000 of these amounts were reserved, representing the excess of the advances over the accumulated cash surrender value. During 1995, the officers signed promissory notes bearing interest at 7% and due in April 2002 for the amounts advanced; accordingly, the previously recorded reserve was eliminated. The establishment of the reserve and subsequent elimination are included as miscellaneous expense and income. The promissory notes total $885,000 at April 30, 1995.

    (D)  J.P. COLE & ASSOCIATES

    During fiscal year 1994, the Company entered into an agreement with an affiliate, J.P. Cole & Associates, which performed exclusive marketing services for the Company. The operating results of the affiliate have been combined with the Company's consolidated financial statements since August 1993. One of the minority shareholders of the affiliate is a director of the Company. A sales and service agreement with the affiliate provided for the payment of commissions related to successful marketing efforts as defined.

    Effective September 30, 1994, the Company purchased the affiliate for $100,000 in cash, 142,858 shares of the Company's common stock, and options to purchase 142,858 shares of the Company's common stock at $4.50 per share. Under the terms of the purchase agreement, 88,572 shares of the 142,858 shares of the common stock issued are held in escrow subject to forfeiture absent the achievement of certain performance conditions. Additionally, options to purchase 54,286 shares of common stock are immediately exercisable and options to purchase 88,572 shares of common stock are exercisable subject to achievement of certain performance conditions.

(11)COMMITMENTS AND CONTINGENCIES

    (A)  LEASES AS LESSEE

    The Company has several noncancelable operating leases, principally for office space and equipment, that expire on various dates over the next fifteen years. The office leases provide for increased real estate taxes and building operating costs through annual adjustments. Total rental expense for operating leases for the years ended April 30, 1993, 1994 and 1995 was approximately $3.25 million, $3.1 million, and $4.3 million, respectively.

    Future minimum rental payments under noncancelable operating leases at April 30, 1995, are as follows: $3.2 million in 1996, $3.1 million in 1997, $2.2 million in 1998, $1.2 million in 1999, $1.0 million in 2000, and $9.3 million thereafter.

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(11)COMMITMENTS AND CONTINGENCIES (CONTINUED)
    At April 30, 1994 and 1995, the deferred lease obligations of $207,000, and $272,000 respectively, represent the excess of rent expense, recorded on a straight-line basis, over the cash payments required under certain leases.

    (B)  LEASES AS LESSOR

    The Company leased office space to third parties in the building which it owned (see note 9(c)) and sublets office space at another facility. These leases expire on various dates over the next nine years and provide for increased real estate taxes and building operating costs through annual adjustments. For the years ended April 30, 1994 and 1995, total rental income from operating leases of $2.2 million and $600,000 are included as revenues. Additionally, income from lease terminations of $1.0 million is included as revenue for the year ended April 30, 1994.

    In fiscal year 1995, the Company removed a $540,000 valuation allowance related to a tenant note receivable because its collectibility was no longer considered uncertain. Payments on this note are to commence in August 1995 for a duration of two years.

    In July 1994, the Company entered into a sublease agreement as lessor for approximately 15,700 square feet of office space in Alexandria, Virginia. The resultant net loss for amounts owing on the original lease for this space of approximately $750,000 is included as miscellaneous expense in fiscal year 1995.

    (C)  COMMITMENTS AND CONTINGENCIES -- OTHER

    The Company is a defendant in various legal actions. The principal actions allege or involve claims under contractual arrangements, employment matters and medical malpractice with an estimated possible range of loss between approximately $400,000 and $1.2 million in excess of insurance coverage. The Company has recorded reserves of $400,000 related to these actions at April 30, 1995. In the opinion of management, after consultation with legal counsel, the possible additional losses related to these actions, if any, will not result in any material adverse effect on the Company's consolidated financial position, results of operations, or cash flows. The Company maintains medical malpractice insurance coverage which provides for reimbursement of any claim amounts in excess of $250,000 per incident.

(12)EMPLOYEE BENEFIT AND HEALTH PLANS

    (A)  EMPLOYEE BENEFIT PLAN

    The Company has a qualified defined contribution savings plan covering substantially all full-time employees as allowed under Section 401(k) of the Internal Revenue Code. The plan permits participant contributions and requires a minimum contribution from the Company, which vests over two years, based on participants' contributions. Participants may elect to defer up to 12% of their annual compensation by contributing to the plan. Total expenses related to this plan for the years ended April 30, 1993, 1994 and 1995 were $181,000, $235,000, and $187,000, respectively.

    A second qualified defined contribution savings plan was adopted in November 1993 for all employees of one of the Company's subsidiaries. Subsequent to the merger of this subsidiary into the Company in September 1994, the plan was terminated. No contribution from the Company was required and participants were allowed to defer up to 17% of their annual compensation by contributing to the plan.

    (B)  EMPLOYEE WELFARE PLAN

    The Company has a contributory employee welfare benefit plan covering substantially all employees which provides health and medical benefits to the plan participants. Participation is at the discretion of the employee. Claims in excess of $100,000 per person per year are underwritten by an insurance company. Total cost of the plan for the years ended April 30, 1993, 1994, and 1995 was $1.5 million, $2.6 million, and $2.4 million, respectively.

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(13)FOURTH QUARTER INFORMATION (UNAUDITED)
    Fourth quarter 1994 revenues, earnings and earnings per share amounts declined from previous quarters primarily as a result of certain events that occurred during the fourth quarter. The more significant events, on a pre-tax basis, relate to: a reduction of $1.5 million on an account receivable and a related $550,000 contract loss provision on a government contract for which the Company has filed a claim; a reduction in revenue of $3.1 million on two long-term contracts accounted for using the percentage of completion method resulting from actual and future billings and costs varying from previous estimates; a reduction in revenue of $1.1 million on ten PRIMUS/NAVCARE contracts resulting from decreased utilization of contract services and increased contract costs; and legal fees and settlements on three malpractice lawsuits totaling approximately $800,000.

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                         APRIL 30 AND OCTOBER 31, 1995

                                     ASSETS

                                                                                         APRIL 30,
                                                                                           1995
                                                                                         ---------  OCTOBER 31,
                                                                                                       1995
                                                                                                    -----------
                                                                                                    (UNAUDITED)
                                                                                             (IN THOUSANDS,
                                                                                           EXCEPT SHARE DATA)
Current assets:
  Cash and cash equivalents............................................................  $   1,178   $   3,293
  Accounts receivable, net (note 2)....................................................     24,537      30,260
  Contract settlement receivable, net (note 2).........................................      8,022       8,022
  Pharmaceutical and medical supplies..................................................      1,089         995
  Receivables from officers............................................................      2,912       3,090
  Income tax receivable................................................................        592         388
  Other current assets.................................................................      2,099       3,366
                                                                                         ---------  -----------
    Total current assets...............................................................     40,429      49,414
Property and equipment, net............................................................     23,096      22,457
Excess of cost over fair value of assets acquired, net of accumulated amortization of
 $810 in April and $885 in October.....................................................      3,092       3,017
Deferred income taxes..................................................................      1,125       1,125
Receivables from officers, net.........................................................        885         885
Other assets...........................................................................      2,523       2,951
                                                                                         ---------  -----------
                                                                                         $  71,150   $  79,849
                                                                                         ---------  -----------
                                                                                         ---------  -----------
                                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of notes payable to bank (note 3).................................  $   1,368  $    1,368
  Current maturities of notes payable -- other (note 3)................................        879         845
  Accounts payable.....................................................................      6,405       8,659
  Claims payable -- medical services...................................................      6,000       8,469
  Accrued salaries and benefits........................................................      8,129       9,580
  Income taxes payable.................................................................         --       1,442
  Deferred income taxes................................................................      1,507       1,507
  Billings in excess of costs..........................................................        719       1,490
                                                                                         ---------  -----------
    Total current liabilities..........................................................     25,007      33,360
Notes payable to bank, net of current maturities (note 3)..............................     23,280      19,865
Notes payable -- other, net of current maturities (note 3).............................      1,174       2,213
Deferred gain on sale of building......................................................      1,085       1,045
Other liabilities......................................................................        272         669
                                                                                         ---------  -----------
    Total liabilities..................................................................     50,818      57,152
                                                                                         ---------  -----------
Minority interest......................................................................          4           4
                                                                                         ---------  -----------
Stockholders' equity (note 5):
  Preferred stock, $.01 par value, 500,000 shares authorized, none issued..............         --          --
  Common stock, $.01 par value, 25,000,000 shares authorized, 14,146,702 shares issued
   in April and October................................................................        141         141
  Additional paid-in-capital...........................................................     29,373      29,426
  Note receivable from sale of stock...................................................       (900)       (900 )
  Retained earnings (deficit)..........................................................     (1,570)        684
  Treasury stock, 3,330,020 common shares in April and 3,301,194 common shares in
   October, at cost....................................................................     (6,716)     (6,658 )
                                                                                         ---------  -----------
    Total stockholders' equity.........................................................     20,328      22,693
Contingencies (notes 2 and 6)..........................................................
                                                                                         ---------  -----------
                                                                                         $  71,150  $   79,849
                                                                                         ---------  -----------
                                                                                         ---------  -----------

     See accompanying notes to condensed consolidated financial statements.

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

          THREE MONTHS AND SIX MONTHS ENDED OCTOBER 31, 1994 AND 1995

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   THREE MONTHS           SIX MONTHS
                                                               --------------------  --------------------
                                                                 1994       1995       1994       1995
                                                               ---------  ---------  ---------  ---------
Revenues.....................................................  $  48,180  $  48,877  $  91,818  $  95,047
Direct costs.................................................     42,948     39,141     80,867     76,794
                                                               ---------  ---------  ---------  ---------
  Gross profit...............................................      5,232      9,736     10,951     18,253
General and administrative expenses..........................      4,832      7,199      9,593     13,932
                                                               ---------  ---------  ---------  ---------
  Operating income...........................................        400      2,537      1,358      4,321
Other income (expense):
  Interest expense...........................................       (565)      (573)    (1,384)    (1,098)
  Interest income............................................        125        203        209        404
  Miscellaneous income.......................................        391         37        371         69
  Minority interest in earnings of subsidiaries..............        (86)        --       (159)        --
                                                               ---------  ---------  ---------  ---------
Earnings before income taxes.................................        265      2,204        395      3,696
Income tax expense...........................................        103        875        142      1,442
                                                               ---------  ---------  ---------  ---------
    Net earnings.............................................  $     162  $   1,329  $     253  $   2,254
                                                               ---------  ---------  ---------  ---------
                                                               ---------  ---------  ---------  ---------
Net earnings per common and common equivalent share (note
 5)..........................................................  $    0.01  $    0.10  $    0.02  $    0.17
                                                               ---------  ---------  ---------  ---------
                                                               ---------  ---------  ---------  ---------
Weighted average number of common and common equivalent
 shares outstanding (note 5).................................     11,018     13,211     10,765     12,957
                                                               ---------  ---------  ---------  ---------
                                                               ---------  ---------  ---------  ---------

     See accompanying notes to condensed consolidated financial statements.

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                   SIX MONTHS ENDED OCTOBER 31, 1994 AND 1995

                                                                                                  1994       1995
                                                                                               ----------  ---------
                                                                                                    (UNAUDITED)
                                                                                                  (IN THOUSANDS)
Net cash provided by operating activities....................................................  $    4,683  $   5,924
                                                                                               ----------  ---------
Cash flows from investing activities:
  Acquisition of property and equipment......................................................      (2,499)    (1,333)
  Disposition of property and equipment......................................................         151         --
  Net proceeds from sale of property and equipment...........................................      14,181         --
  Acquisition of subsidiaries, net of cash acquired..........................................        (694)        --
  Disposition of subsidiaries, net...........................................................      10,826         --
                                                                                               ----------  ---------
    Net cash provided by (used in) investing activities......................................      21,965     (1,333)
                                                                                               ----------  ---------
Cash flows from financing activities:
  Net repayments under revolving promissory notes............................................      (9,023)    (2,731)
  Borrowings on notes payable................................................................         504      1,918
  Repayments on notes payable................................................................     (19,206)    (1,597)
  Increase in receivables from officers......................................................          --       (178)
  Proceeds from the exercise of stock options................................................          --        112
  Distributions paid to limited partners.....................................................        (133)        --
                                                                                               ----------  ---------
    Net cash used in financing activities....................................................     (27,858)    (2,476)
                                                                                               ----------  ---------
    Net increase (decrease) in cash and cash equivalents.....................................      (1,210)     2,115
Cash and cash equivalents, beginning of period...............................................       2,370      1,178
                                                                                               ----------  ---------
Cash and cash equivalents, end of period.....................................................  $    1,160  $   3,293
                                                                                               ----------  ---------
                                                                                               ----------  ---------

     See accompanying notes to condensed consolidated financial statements.

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 31, 1995
                                  (UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) BASIS OF PRESENTATION

    In the opinion of the Company, the interim condensed consolidated financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results for the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The interim condensed consolidated financial statements should be read in conjunction with the Company's April 30, 1994 and 1995 audited consolidated financial statements. The year-end condensed consolidated balance sheet data was derived from audited consolidated financial statements but does not include all disclosures required by generally accepted accounting principles. The interim operating results are not necessarily indicative of the operating results for the full fiscal year. Certain amounts in the fiscal year 1995 condensed consolidated financial statements have been reclassified to conform with the fiscal year 1996 presentation.

    (B) NEW ACCOUNTING PRONOUNCEMENTS

    In October 1995, the Financial Accounting Standards Board (FASB) issued SPAS No. 123, "Accounting for Stock-Based Compensation." As permitted by the Standard, the Company does not intend to adopt the provisions for recognizing compensation expense for grants to employees of stock, stock options, and other equity instruments based on a new fair value method. Accordingly, this Standard is not expected to have any impact on amounts recorded in the Company's consolidated financial statements. However, beginning with fiscal year 1997, the Standard will require the Company to disclose additional information in the footnotes to its annual consolidated financial statements, including pro forma net income and earnings per share under the new fair value method.

(2) ACCOUNTS RECEIVABLE

    (A)  CONTRACT CLAIM

    In April  1994, the  Company submitted  a Request  for Equitable  Adjustment
(REA) under a contract with the Department of the Army for material changes in the nature of the contract requirements from those represented during the contract proposal process. The REA was denied by the Army and the Company has submitted a claim for its increased costs of performance under the contract pursuant to the Contracts Dispute Act of 1978. Billed accounts receivable of $1.9 million as of April 30, were fully reserved pending further actions by the Board of Contract Appeals. In September 1995 the Company reached a settlement with the Department of the Army in the amount of $300,000. Accordingly, the Company recognized $300,000 of revenue.

    (B)  CONTRACT SETTLEMENT RECEIVABLE

    CHP, the Company's wholly owned health maintenance organization, earns substantially all of its revenue under a prepaid Medicaid contract with the D.C. Department of Human Services (DCDHS) to provide health care services to the Medicaid recipients of the District of Columbia. The Medicaid program is jointly funded by the District of Columbia and the Health Care Finance Administration
(HCFA) of the United States Department of Health and Human Services (HHS).

    Under a three-year contract ended September 30, 1994, interim payments were provided on an enrollment basis with a final settlement at the end of the contract period, subject to a defined upper payment limit as determined by HCFA of HHS. Final settlement with DCDHS and HCFA is subject to an audit of CHP's activities. The Company believes final settlement should result in amounts due the Company at April 30, 1995 in excess of $20 million, which is expected to be lower than the actual upper payment limit. Due to the complexity inherent in the contract and the definition of the settlement process as provided for in the contract, the Company has recorded amounts due under the contract of $8.0 million at April 30 and

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(2) ACCOUNTS RECEIVABLE (CONTINUED)
October 31, 1995, which represents the Company's conservative interpretation of amounts due under the contract. The Company believes that final settlement will occur during fiscal 1996. In addition, proposed congressional legislation is pending which upon passage would in management's opinion result in a retroactive entitlement of the full recovery of the settlement receivable.

    Effective October 1, 1994, CHP entered into a new contract with DCDHS. CHP receives capitation payments for the inpatient services under the risk portion of the contract. Additionally, CHP receives interim payments with an annual final settlement for the other services under the non-risk portion of the contract. At April 30 and October 31, 1995, CHP recorded accounts receivable of $1.9 million and $7.7 million, respectively, for the difference between what was due under the contract versus what was received. Final settlement of amounts due under this contract is subject to an audit of the Company's activities by DCDHS.

(3) NOTES PAYABLE

    (A) NOTES PAYABLE TO BANK

    The notes payable to bank consists of the following:

                                                                                            APRIL 30,  OCTOBER 31,
                                                                                              1994        1995
                                                                                            ---------  -----------
                                                                                                (IN THOUSANDS)
Term note of $15 million collateralized by all assets, interest due monthly at 1% above bank prime (9.75% at October 31, 1995), principal due in quarterly installments of
 $342,000 with final payments due in April 1998...........................................  $   4,102   $   3,418
Revolving promissory note, collateralized by all assets, with a maximum credit line of $22 million, interest due monthly at 1% above bank prime (9.75% at October 31, 1995), due
 November 1996............................................................................     20,546      17,815
                                                                                            ---------  -----------
  Total notes payable to bank.............................................................     24,648      21,233
    Less current maturities...............................................................     (1,368)     (1,368)
                                                                                            ---------  -----------
  Notes payable to bank, net of current maturities........................................  $  23,280   $  19,865
                                                                                            ---------  -----------
                                                                                            ---------  -----------

    On November 27, 1995, the Company extended its credit agreement with its primary bank, in particular, the revolving promissory note was extended until November 30, 1996 under similar terms.

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(3) NOTES PAYABLE (CONTINUED)
    (B)NOTES PAYABLE -- OTHER

    The notes payable -- other consists of the following:

                                                                                              APRIL 30,   OCTOBER 31,
                                                                                                1994         1995
                                                                                             -----------  -----------
                                                                                                  (IN THOUSANDS)
Various collateralized term notes of $2,025,000, interest from 10.4% to 12.7% with various
 installment payments due October 2000.....................................................   $     393    $   1,478
Insurance notes of $732,000, monthly installments of principal and interest, interest from
 6.8% to 7.6% due April 1996...............................................................         166          289
Obligations under capital leases, for certain equipment and fixtures, monthly installments
 of principal and interest of $27,000, interest at 4.1%, due May 1998......................         935          791
Convertible promissory notes of $500,000, interest due annually on April 30 at 7%, convertible into common stock at $9.00 per share starting September 1995, due September
 1999......................................................................................         500          500
Promissory notes of $417,000, interest at 7%, repaid in August 1995........................          59            -
                                                                                             -----------  -----------
  Total notes payable -- other.............................................................       2,053        3,058
    Less current maturities................................................................        (879)        (845)
                                                                                             -----------  -----------
  Notes payable -- other, net of current maturities........................................   $   1,174    $   2,213
                                                                                             -----------  -----------
                                                                                             -----------  -----------

(4) CONVERTIBLE DEBT
    On November 29, 1995, the Company announced its intention to make a private offering of $60 million in aggregate principal amount of convertible subordinated debentures due 2002. The Company expects to finalize the offering in December, 1995. The debentures will be unsecured obligations, convertible into PHP common stock and subordinated to all present and future senior indebtedness of the Company.

    The debentures and the underlying common stock have not been registered under the Securities Act of 1933 (Securities Act) and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

    The debentures will be offered only to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in reliance on the registration on the exemption from the registration requirements provided by Rule 144A, and outside the United States to certain persons in reliance on Regulation S under the Securities Act.

(5) STOCK SPLIT
    On October 16, 1995, the Board of Directors of the Company declared a two-for-one split of its Common Stock payable on November 20, 1995. This was effected in the form of a 100 percent stock dividend of 7,073,351 shares to shareholders on record as of November 1, 1995. Stockholders' equity has been restated to give retroactive recognition to the stock split for all periods presented by reclassifying from additional paid in capital to common stock the par value of the additional shares arising from the split. In addition, for all periods presented, all references in the consolidated financial statements and footnotes thereto to number of shares, earnings per share amounts, weighted average shares outstanding, as well as, stock option, stock warrant and related price information have been restated to give retroactive effect to the two-for-one stock split effected on November 20, 1995.

(6) CONTINGENCIES
    The Company is a defendant in various legal actions. The principal actions allege or involve claims under contractual arrangements, employment matters and medical malpractice with an estimated possible range of loss between approximately $100,000 and $1.7 million in excess of insurance coverage. The Company has recorded reserves of $100,000 related to these actions at October 31, 1995. In the opinion of

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(6) CONTINGENCIES (CONTINUED)
management, after consultation with legal counsel, the possible additional losses related to these actions, if any, will not result in any material adverse effect on the Company's consolidated financial position, results of operations, or cash flows. The Company maintains medical malpractice insurance coverage which provides for reimbursement of any claim amounts in excess of $250,000 per incident.

(7) AGREEMENT TO SELL MINORITY INTEREST IN VIRGINIA CHARTERED HEALTH PLAN
    The Company has agreed to sell 30% of its interest in a wholly-owned subisidiary, Virginia Chartered Health Plan, Inc. to University Health Services, Inc. ("UHS"). UHS is a non-stock corporation created by Virginia Commonwealth University to promote the entry of the Medical College of Virginia Hospitals into managed care. The proposed transaction is subject to regulatory approval and other conditions and is expected to be completed prior to January 31, 1996.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

NO  DEALER,  SALESPERSON  OR  OTHER  PERSON  HAS  BEEN  AUTHORIZED  TO  GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS OFFERING MEMORANDUM AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY INITIAL PURCHASER. THIS OFFERING MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS OFFERING MEMORANDUM NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Offering Memorandum Summary....................           5
Risk Factors...................................           8
The Company....................................          15
Use of Proceeds................................          15
Capitalization.................................          16
Selected Historical Consolidated Financial
 Information...................................          17
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations....................................          18
Business.......................................          26
Management.....................................          36
Description of Debentures......................          40
Description of Capital Stock...................          49
Certain United States Federal Income Tax
 Consequences..................................          52
Plan of Distribution...........................          55
Notice to Investors............................          56
Legal Matters..................................          60
Independent Auditors...........................          60
Available Information..........................          60
Incorporation of Certain Documents by
 Reference.....................................          61
Index to Consolidated Financial Statements.....         F-1

                                  $60,000,000

                                     [LOGO]

                               6 1/2% CONVERTIBLE
                            SUBORDINATED DEBENTURES
                                    DUE 2002

                                     ------

                                  CONFIDENTIAL
                              OFFERING MEMORANDUM

                               DECEMBER 13, 1995

                                   ---------

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------